Exhibit (d)

OESTERREICHISCHE KONTROLLBANK AKTIENGESELLSCHAFT

REPUBLIC OF AUSTRIA

This description of Oesterreichische Kontrollbank Aktiengesellschaft (“OeKB” or the “Bank”) and the Republic of Austria (“Austria” or the “Republic”) is dated June 14, 2010, and appears as Exhibit (d) to OeKB’s Annual Report on Form 18-K for the fiscal year ended December 31, 2009.

THIS DOCUMENT (OTHERWISE THAN AS PART OF A PROSPECTUS CONTAINED IN A REGISTRATION STATEMENT FILED UNDER THE U.S. SECURITIES ACT OF 1933) DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY OF OeKB’S SECURITIES. THE DELIVERY OF THIS DOCUMENT AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

In this description all monetary amounts are expressed in euro (“EUR” or “€”) unless otherwise specified. Other currencies, including those replaced by the EUR, are abbreviated as follows:

Currency	Abbreviation	Currency	Abbreviation
Australian dollars	AUD	New Zealand dollar	NZD
Austrian schillings	ATS	Norwegian krone	NOK
Brazilian real	BRL	Slovakian krone	SKK
Canadian dollars	CAD	South African rand	ZAR
German mark	DEM	Pound Sterling	GBP
Hungarian forint	HUF	Swiss franc	CHF
Iceland krona	ISK	New Turkish lira	TRY
Japanese yen	JPY	United States dollars	dollars, $, or USD
Mexican peso	MXN

Solely for the convenience of the reader, except where expressly indicated, certain financial information with respect to OeKB has been translated from euro into dollars at the rate of 1.4406 dollars to the euro, the foreign exchange reference rate published by the European Central Bank on December 31, 2009 as last trading day of the year. Other financial information has been translated at specified rates of exchange in effect at the ends of the periods indicated or on the specified dates. These conversions should not be construed as representations that the euro amounts could have been or could be converted into dollars at that or any other rate. For further information with respect to exchange rates, including the average rates of exchange between the euro and the dollar since 2005, see “Republic of Austria—Foreign Exchange—Exchange Rates of the Euro”.

OESTERREICHISCHE KONTROLLBANK AKTIENGESELLSCHAFT

The Bank was established in 1946 under the Austrian Stock Corporation Act (Aktiengesetz) to provide services outside routine commercial banking functions to the Austrian economy. The Bank’s activities include the administration of export guarantees (as agent of the Republic) and the financing of Austrian exports. Its registered and head office is located at Am Hof 4, A-1010 Vienna, Austria.

In 1950 the Bank became involved in the financing and promotion of Austrian exports. Since the original adoption of the Export Promotion Act in 1964, which was replaced on June 1, 1981 by the Export Guarantees Act of 1981, and which has since been amended (the “Export Guarantees Act”), the Bank has acted as the sole agent of Austria for the administration of guarantees issued by Austria under this Act covering commercial, political and foreign exchange risks in connection with Austrian exports. The Bank also provides medium- and long-term financing to banks and foreign importers for export transactions, the repayment of which is guaranteed by Austria under the Export Guarantees Act. Substantially all borrowings by the Bank in connection with export loan financing are guaranteed either as to principal and interest, as to foreign exchange risk or as to both by Austria under the Export Financing Guarantees Act of 1981, as amended (the “Export Financing Guarantees Act”). See “Business—Export Services—Export Loan Financing by the Bank—Sources of Funds for Export Financing”. The Bank also engages in certain other financial activities including non-export related lending to Austrian public entities and the organization and administration of domestic bond issues, in particular bond offerings by the Republic. Until January 31, 2005, the Bank also operated the clearing system of the Vienna Stock Exchange. As of February 1, 2005, these activities were transferred to Central Counterparty Austria, or CCP.A., a joint venture between the Bank and the Vienna Stock Exchange. The Bank clears and settles the OTC-transactions in its function as Central Securities Depositary. In the context of the settlement of trades in foreign registered shares, which are listed on the Vienna Stock Exchange, the Bank may be registered—in its function as Austrian Central Securities Depositary—as the holder of these shares. The Bank does not accept deposits from the general public or engage in general lending or other commercial banking activities. In 2008, the Bank, on behalf of the Republic, established the Oesterreichische Entwicklungsbank AG to assist developing countries in establishing private industry. See “Business—Export Services—Administration of Export Guarantees of the Republic”.

OESTERREICHISCHE KONTROLLBANK AKTIENGESELLSCHAFT

CAPITALIZATION(1)

The total capitalization of the Kontrollbank Group at December 31, 2009 was as follows:

	(Thousands of dollar)(2)	(Thousands of euro)
Long-term indebtedness(3)
Liabilities to banks	0	0
Liabilities to customers	0	0
Liabilities in negotiable instrument form	9,933,319	6,895,265
Undrawn credit commitments and offers	0	0

Total long-term indebtedness	9,933,319	6,895,265
Equity	759,795	527,416

Total long-term capitalization	10,693,114	7,422,681
Short-term indebtedness
Liabilities to banks	1,410,307	978,972
Liabilities to customers	678,119	470,720
Liabilities in negotiable instrument form	28,963,430	22,105,116
Undrawn credit commitments and offers	3,801,363	2,638,736

Total short-term capitalization	37,734,419	26,193,544

Total capitalization	48,427,534	33,616,225

(Dollar amounts may not add due to rounding.)

(1)	The Financial Statements included in this description have been prepared in accordance with International Financial Reporting Standards (“IFRS”).
(2)	Amounts in this column have been translated into dollars at the exchange rate specified in the paragraph following the Table of Contents hereof.
(3)	The Bank has completed the following public issues from January 1, 2010 to June 14, 2010: USD 1,250,000,000 1.75% Guaranteed Global Notes due March 11, 2013.

BUSINESS

Our main business is to administer guarantees issued by the Republic for export transactions pursuant to the Export Guarantees Act. These guarantees (“Export Guarantees”) are not liabilities of the Bank. We also provide export loan financing.

Austria directly pays all claims on Export Guarantees. In contrast, the Bank conducts its export loan financing activities, which relate exclusively to the refinancing of receivables covered either by Export Guarantees or, to a lesser extent, by private credit insurance and other means, for its own account.

Since the portion of exports for which the Bank administers Export Guarantees or provides export loan financing in relation to total Austrian exports is relatively low (exports guaranteed under the Export Guarantees Act constituted approximately 4% of total Austrian exports as of the end of December 2009), and the demand for Export Guarantees and export loan financing relative to total export volumes tends to increase in economically difficult times, changes in Austria’s export volume typically only have a limited impact on the Bank’s operations.

The Bank also performs several significant functions in the Austrian capital markets. In this field, through Central Counterparty Austria, a joint venture with the Vienna Stock Exchange, and the operation of Austria’s central securities depository, the Bank exercises a central function in the custody and administration of securities and endeavors to improve existing services for the banking community, the Vienna Stock Exchange and capital markets participants.

Export Services

Administration of Export Guarantees of the Republic

Pursuant to the Export Guarantees Act, the Bank acts as the Republic’s sole agent for the administration of Export Guarantees. Except in cases in which the Bank itself is to be the beneficiary of an Export Guarantee, the Bank processes and performs a credit analysis of applications for Export Guarantees. All Export Guarantees must be authorized by the Republic and are issued and administered by the Bank on behalf of the Republic. During 2009, the Bank, as agent of the Republic, issued 858 Export Guarantees covering export transactions with a total value of EUR 5.2 billion (approximately $7.5 billion), and at December 31, 2009, the total value of all export transactions covered by Export Guarantees amounted to EUR 40.6 billion ($58.5 billion). In July 2007, the validity of the Export Guarantees Act was extended until December 31, 2012. Guarantees issued under the Export Guarantees Act will not be affected by the expiry.

Under the Export Guarantees Act, the Austrian Government could initiate a procurement procedure in which other institutions with an appropriate banking license within the European Economic Area would be eligible to compete with the Bank to become the Republic’s sole agent for the administration of Export Guarantees. In such event:

•	the Bank will remain the sole agent of the Republic for as long as no other party has been awarded an agency contract pursuant to the prescribed procurement procedure;

•

the Austrian Government is required to inform the Bank at least two years prior to initiating a procurement procedure for awarding a new agency contract to one of the tendering institutions, which will include the Bank; and

•

in case a new agent is appointed, any export guarantees and export financing transactions pending at that time will continue to be administered by the Bank and credit operations to raise the required funds will continue to be guaranteed by the Republic.

The Bank is a member of the Berne Union (International Union of Credit and Investment Insurers), which consists of 50 export credit and investment insurers from 39 countries.

In 2008, based on an amendment of the Export Guarantees Act, the Bank established, on behalf of the Republic Oesterreichische Entwicklungsbank AG (Austrian Development Bank; the “Development Bank”), to be

responsible for acquiring participations, granting loans and other financing measures and providing assistance, designed in agreement with the Ministry of Finance, to developing countries in establishing private industry. The Development Bank is a wholly owned subsidiary of the Bank and the board of management of the Development Bank is formed by two experienced employees from the Bank.

Risks Covered by Export Guarantees. Liabilities assumed by the Republic under the Export Guarantees Act take the form of guarantees for the due performance of contracts by the foreign contracting parties, or guarantees by aval on bills of exchange whose discount proceeds are applied to financing export transactions. The Export Guarantee scheme is comprised of 12 types of guarantees. The most significant is the investment guarantee, which represented EUR 7.8 billion or 19.2% of total guarantees outstanding as of December 31, 2009.

Other significant Export Guarantees are guarantees for tied financial credits (EUR 5.9 billion or 14.5% of total guarantees outstanding as of December 31, 2009) and guarantees for reinsurance of export contracts (EUR 2.6 billion or 6.4% of total guarantees outstanding as of December 31, 2009).

Payments under Export Guarantees. The 1981 regulation of the Minister of Finance under the Export Guarantees Act (the “Regulation”) provides that Austria will pay claims against it under Export Guarantees upon recognition of its liability (in cases of both matured claims and claims that mature after Austria recognizes its liability) in accordance with the payment schedule established in the underlying contract. The Regulation also provides acceleration of a payment schedule against Austria under an Export Guarantee. The Regulation permits Austria to deny liability under an Export Guarantee under certain circumstances, mainly in cases of fraud or misrepresentation in connection with the issuance of such guarantee or failure to comply with the guarantee’s conditions. In 2009, Austria, as guarantor, paid gross claims amounting to EUR 333 million (2008: EUR 380 million), while recoveries totaled EUR 353 million (2008: EUR 262 million).

Maximum Liability of Austria on Export Guarantees. The Export Guarantees Act establishes a ceiling of EUR 50.0 billion (USD 72.0 billion) on the liability of Austria under outstanding Export Guarantees. As of December 31, 2009, the total liability of Austria amounted to EUR 40.6 billion (USD 58.5 billion) or 81.2% of the maximum authorized liability. When calculating the extent of utilization, the basic amounts (maximum amount of guarantee less the lowest rate of retention) outstanding under the guarantees and the total financing requirements reported in the case of guarantees by aval on bills of exchange are included.

Export Loan Financing by the Bank.

In addition to the Bank’s role as sole agent for the administration of the Republic’s export guarantee program under the Export Guarantees Act, the Bank makes loans directly to banks including the shareholders of the Bank (“Refinancing Loans”) in order to permit such institutions to finance export loans made directly by them.

Export Loans and Commitments. The following table sets forth the aggregate principal amount of refinancing of tied loans and the acquisition of accounts receivable outstanding as of December 31, in each of the last five years:

	2005	2006	2007	2008	2009
	(Billions of euro)				(Billions of euro)	(Billions of dollar)
Tied loans	8.4	6.1	5.3	4.6	4.0	5.8
Acquisitions of accounts receivable	0.2	0.2	0.2	0.2	0.1	0.1
Other refinancing contracts	14.5	19.2	24.0	32.0	27.3	39.3

Total	23.2	25.6	29.5	36.8	31.4	45.2

Of the total export financing outstanding as of December 31, 2009, EUR 27.1 billion (approximately $39.0 billion) were to banks which are shareholders of the Bank.

Moreover, we assume commitments to grant export financing. As of December 31, 2009, the balance of export financing not yet granted which we were contractually obligated to make was EUR 2.4 billion ($3.5 billion). This balance was scheduled to be drawn down as follows (dollar amounts may not add due to rounding):

	(Millions of euro)	(Millions of dollar)
Through December 31,
2010	582	838
2011	1,703	2,453
2012	2	3
2013	114	164
2014	2	3

	2,403	3,462

All of these undisbursed amounts may be cancelled in whole or in part at the option of the potential borrower, but the aggregate amount of cancellations to date has been insignificant. The timing of the draw-downs of these undisbursed amounts may change from time to time due to late deliveries, construction delays or other reasons.

Of the Bank’s outstanding refinancing of export loans granted by banks at December 31, 2009, approximately 2.4% were for exports to European Union Member States, 20.2% to the rest of Europe (including Turkey and the Commonwealth of Independent States), 8.5% to Asia, 2.0% to Africa, and 0.4% to the Americas. The remaining percentage of approximately 67% was for export loans covered by Export Guarantees for which no regional breakdown is available.

Terms and Conditions of Export Financing. We denominate substantially all of our export financing in euro. We only finance the portions of loans that are fully covered by Export Guarantees, are insured or otherwise secured in accordance with the Export Financing Guarantees Act. When refinancing loans, the Bank obtains (1) assignments of the rights of the bank against its borrower and against Austria or a credit insurer under the Export Guarantee or credit insurance covering the refinanced loan or against any other qualified guarantor and (2) an assignment of the rights of the Austrian exporter against the foreign importer. In almost all cases where tied loans are not made directly to a foreign government, governmental agency or financial institution, these loans are, in addition to being covered by Export Guarantees, also guaranteed by a foreign government, governmental agency or financial institution.

Each export financing made by the Bank since 1975 has consisted of a portion bearing interest at a floating rate and a portion bearing interest at a fixed rate. Between 10% and 50% of the principal bears interest at a floating rate, which depends on the maturity of the loans and is repaid prior to the fixed rate portion. The floating rate portion bears interest at the export finance rate usually determined quarterly by the Bank on the basis of the cost of our export related borrowing operations. For the second quarter of 2010, this rate for euro loans was set at 1.85% per annum. A statutory committee chaired by the Ministry of Finance, after consultation with the Bank, sets the Bank’s interest rates for the fixed rate portions. Due to the current volatile market situation, the statutory committee decided for the time being to not set any fixed rate portions. Because the Bank adjusts the floating rate portions of export loans, it is able to recover increases in the costs of its borrowing operations, including borrowing operations to fund the fixed rate portions of its export financing.

Generally, loans made to refinance the export of consumer goods have a repayment term of less than one year and loans made to refinance the export of heavy industry goods or major projects generally have repayment terms of five to ten years. In certain cases, export financing on soft terms involving exports to developing countries may have longer maturities.

Sources of Funds for Export Financing. The principal sources of funds for our export financing activities are borrowings and issuances of debt securities, both in Austria and abroad. See “Consolidated Financial Statements for the year 2009 of the OeKB Group—Consolidated Balance Sheet of the OeKB Group” and Notes 31, 32 and 33 to the Financial Statements.

The Export Financing Guarantees Act authorizes the Minister of Finance to issue on behalf of Austria unconditional guarantees of Austria for the payment of principal and interest on borrowings incurred by the Bank for the purpose of financing export transactions, including export loans, or for the purpose of refinancing such borrowings. In addition, pursuant to Sec. 1 Para. 2 Lit. b of the Export Financing Guarantees Act, Austria is authorized to provide indemnification in the case of foreign currency borrowings, so that we shall not have to pay more principal and interest expressed in euro than contemplated at the time of the borrowing on the basis of then prevailing exchange rates. The Export Financing Guarantees Act provides that Austria’s guarantees may only be issued if, after giving effect to such issuance, the aggregate liability for payments of principal under all guarantees then in effect does not exceed the maximum outstanding aggregate amount. In July 2007, the validity of the Export Financing Guarantees Act was extended until December 31, 2013. Guarantees of Austria issued prior to such date will not be affected by the expiration of the Act. In December 2008, the maximum outstanding aggregate amount was raised from EUR 40 billion ($57.6 billion) to EUR 45 billion ($64.8 billion). An amount equal to 10% of the euro equivalent of the outstanding guaranteed principal is added in computing the aggregate amount of such liability in view of the exchange rate risk. As of December 31, 2009 the total amount of outstanding liabilities of Austria under the Export Financing Guarantees Act was EUR 30.1 billion ($43.4 billion).

Payment of principal and interest on most foreign currency borrowings of the Bank is covered by Austria’s guarantees under the Export Financing Guarantees Act. Austria has indemnified the Bank against foreign exchange risks in connection with substantially all foreign currency borrowings by the Bank. As of December 31, 2009, the total of outstanding borrowings denominated in currency other than euro by the Bank amounted to EUR 13.6 billion ($19.6 billion). As of December 31, 2009, the total amount of outstanding borrowings denominated in euro by the Bank amounted to EUR 17.0 billion ($24.5 billion).

Securities Services

Domestic Capital Markets Activities. We act as an agency for the organization and administration of bond offerings by the Republic of Austria. Processing is effected via the automated and electronic Austrian Direct Auction System (ADAS) developed by OeKB.

In 2009 we organized and administered new bond issues representing a nominal amount of EUR 16.6 billion ($23.9 billion).

Over the past few years, the group of financial institutions eligible to participate in auctions of bonds and money markets treasury bills of Austria has been expanded to include all financial institutions that hold a securities account with us as the central securities depositary. As of December 31, 2009, 22 financial institutions were eligible to participate in these auctions. Currently, both federal bonds and federal treasury bills are auctioned using the yield tender procedure.

In connection with domestic debt offerings, we also act as principal paying agent. At the end of 2009, we administered payments for 403 bond issues and federal treasury bills.

The Capital Markets Act, which entered into force on January 1, 1992, and which was amended several times thereafter, entrusted the Bank with the function of a registration office. The registration office acts as a depositary for the prospectuses to be issued in compliance with the Capital Markets Act and the Investment Funds Act, and prepares a calendar for planned issues of securities and investments as defined in the Capital Markets Act. The registration office publishes on a daily basis and via Reuters the information regarding planned issues which it has received, in the form of a preview. Moreover, this information is published in electronic form once a week in the Bank’s information brochure “Kapitalmarktservice” which may be subscribed to by any interested person. In 2009 the registration office processed approximately 189,000 reports for the issue calendar, and approximately 27,500 prospectuses (including amendments to prospectuses) were filed in compliance with the Capital Markets Act and the Investment Funds Act.

Stock exchange trading, clearing and settlement. Pursuant to a decree of the Vienna Stock Exchange Council, we have been the clearing agency for the Vienna Stock Exchange since 1949. On November 5, 1999, trading on the Vienna Stock Exchange was entrusted to the Xetra trading system of the Deutsche Börse AG. Until January 31, 2005, we continued to clear and settle the transactions on the Vienna Stock Exchange even after the introduction of the German trading system. As of February 1, 2005, we transferred these activities to Central Counterparty Austria GmbH, a joint venture between the Bank and the Vienna Stock Exchange.

Central Securities Depositary. Since July 1, 1965, we have acted as the central depositary for securities in Austria. Depositors can open collective securities depositary accounts and benefit from the attendant advantages (simplification of securities custody, administration and transfer). Account holders include all members of the Vienna Stock Exchange, brokers and clearing institutions as well as foreign and domestic credit and financial institutions. In our capacity as central depositary, we have also entered into agreements with other central depositaries in order to ease cross-border settlement of securities transactions. Such agreements exist with the German, Dutch, French and Italian central depositaries, as well as with the Euroclear System (“Euroclear”) and Clearstream Banking société anonyme, Luxembourg (“Clearstream Luxembourg”).

Competence Center for the Energy Market. In 2001, we took advantage of the deregulation of the electricity energy markets in Austria to develop a new business segment. The Bank performs the functions of financial clearing and risk management for “adjusted energy” (the difference between the contracts entered into by market participants on the basis of forecasts and the actual consumption/production of energy, which has to be consumed or generated by market participants). In 2003, we assumed the equivalent function for the gas energy market. On this basis, we are positioning ourselves as a competence center for the entire energy sector.

Other Services

Non-Export Loan Activities. As of December 31, 2009, the Bank’s non-export loans totaled approximately EUR 5.6 million ($8.1 million). These loans were made to the Austrian telephone and telegraph system prior to Telekom Austria’s privatization and to OeKB-employees. The loans have been financed by borrowings from Austrian banks.

Money Markets Operations. We are a dealer in the Austrian money markets in interest-bearing demand deposits and short-term time deposits of credit institutions including our shareholder banks. During 2009, the average daily closing balance of money markets accounts receivable of the Bank connected with such operations was approximately EUR 0.25 billion ($0.36 billion).

Intermediary Transactions. The Bank acts, in certain situations, on a commission basis as an intermediary for other Austrian banks by making loans to borrowers designated by these banks upon receipt of matching funds from these banks (fiduciary loans). These transactions are structured so that the credit risk is shared between these banks and us.

Information Services. Furthermore, the segment “Other Services” encompasses our information services which deliver studies, analyses, or concise summaries on global financial and economic developments mainly to business enterprises, domestic and foreign financial service providers as well as scientific and research institutions.

Administration of Government Guarantees for the Corporate Sector. The Bank acts as the Republic’s agent for the administration of guarantees provided for financings to Austrian large- and medium-sized companies outside the financial sector under the Corporate Liquidity Strengthening Act (Unternehmensliquiditätsstärkungsgesetz), which came into effect in August 2009. The Act is intended to address potential liquidity shortages resulting from the international financial crisis by providing government guarantees for financings in an aggregate amount of up to EUR 10 billion. Austrian companies can apply for government guarantees under the Act until November 12, 2010. See also “Republic of Austria—The Economy—Industry”.

MANAGEMENT AND EMPLOYEES

Our business is managed by a Board of Executive Directors. Our Supervisory Board appoints the members of the Board of Executive Directors for terms of up to five years. The current members of our Board of Executive Directors are Johannes Attems and Rudolf Scholten.

During the financial year 2009, we had an average of 385 employees (including part-time employees on a proportionate basis, corresponding to the extent of their employment). On December 31, 2009, we had 428 employees (including part-time employees on a proportionate basis).

SHAREHOLDERS AND SUPERVISORY BOARD

On December 31, 2009, our share capital was EUR 130 million, divided into 880,000 ordinary no-par value shares, all of which are issued and fully paid. The shares are in registered form.

Our share capital is owned by leading Austrian banks and financial institutions as follows:

Name of Shareholder	% of Share Capital
CABET-Holding-Aktiengesellschaft, Vienna (UniCredit Bank Austria Group)	24.750
UniCredit Bank Austria AG, Vienna	16.140
Erste Group Bank AG, Vienna	12.890
Schoellerbank Aktiengesellschaft, Vienna	8.260
AVZ Finanz-Holding GmbH, Vienna	8.250
Raiffeisen Zentralbank Österreich Aktiengesellschaft, Vienna	8.120
BAWAG P.S.K. Bank für Arbeit und Wirtschaft und Österreichische Postsparkasse Aktiengesellschaft, Vienna	5.090
Raiffeisen OeKB Beteiligungsgesellschaft (Raiffeisen Group), Vienna	5.000
Oberbank AG, Linz	3.890
Bank für Tirol und Vorarlberg Aktiengesellschaft, Innsbruck	3.055
BKS Bank AG, Klagenfurt	3.055
Österreichische Volksbanken-Aktiengesellschaft, Vienna	1.500

100.000%

A substantial portion of our business is with our shareholders and their affiliates and with various other organizations with which the members of our Supervisory Board and our Board of Executive Directors are affiliated as directors, officers or otherwise. We do not consider the Bank to be a competitor of its shareholders or of other Austrian banks and credit institutions. We generally do not initiate transactions, whether or not they involve related parties, without consultation with our shareholders through their representatives on our Supervisory Board. When we do transact business with our shareholders, we do so on an arm’s-length basis. See “Business”.

Our Supervisory Board currently consists of the following members elected by the shareholders of the Bank:

Name	Principal Occupation
Erich Hampel Chairman	Former Chairman of the Board of Executive Directors and Vice-Chairman of the Supervisory Board, UniCredit Bank Austria AG

Walter Rothensteiner 1st Vice-Chairman	General Manager and Chairman of the Board of Executive Directors, Raiffeisen Zentralbank Österreich Aktiengesellschaft

Franz Hochstrasser 2nd Vice-Chairman	Deputy General Manager and Vice-Chairman of the Board of Executive Directors, Erste Group Bank AG

Reinhard Ortner	Former Member of the Board of Executive Directors, Erste Group Bank AG

Helmut Bernkopf	Director and member of the Board of Executive Directors, UniCredit Bank Austria AG

Friedrich Hondl	Director, UniCredit Bank Austria AG

Name	Principal Occupation
Stephan Koren	Deputy General Manager and Vice-Chairman of the Board of Executive Directors, BAWAG P.S.K. Bank für Arbeit und Wirtschaft und Österreichische Postsparkasse Aktiengesellschaft

Heimo Penker	General Manager and Chairman of the Board of Executive Directors, BKS Bank AG

Angelo Rizzuti	UniCredit Bank Austria AG

Ludwig Scharinger	General Manager and Chairman of the Board of Executive Directors, Raiffeisenlandesbank Oberösterreich Aktiengesellschaft

Herbert Stepic	Deputy General Manager and Vice-Chairman of the Board of Executive Directors, Raiffeisen Zentralbank Österreich Aktiengesellschaft

Thomas Uher	Director and member of the Board of Executive Directors, Erste Group Bank AG

Stephan Winkelmeier	Director and member of the Board of Executive Directors, UniCredit Bank Austria AG

Robert Zadrazil	Director and member of the Board of Executive Directors, UniCredit Bank Austria AG

Franz Zwickl	Former Member of the Board of Executive Directors, UniCredit Bank Austria AG

In addition, Austrian law requires that our employees be represented on the Supervisory Board by delegates elected to four-year terms by the Staff Council. These delegates have the right to vote on substantially all questions at meetings of the Supervisory Board. The employee delegates on the Supervisory Board are: Martin Krull, Anish Gupta, Alexandra Griebl, Erna Scheriau, Christian Leicher, Otto Schrodt, Claudia Richter and Ulrike Zabini.

The Supervisory Board reports to the shareholders on the Bank’s management and financial condition. The authorization of certain transactions by the Board of Executive Directors, including borrowing and lending by the Bank in excess of certain amounts, is subject to approval by the Supervisory Board. With respect to our borrowing and lending activities, the Supervisory Board has delegated this function to an Executive Committee consisting of the following persons:

Erich Hampel	Chairman of the Supervisory Board
Walter Rothensteiner	1st Vice-Chairman of the Supervisory Board
Martin Krull	Employee delegate on the Supervisory Board

As required by the Austrian Stock Corporation Act (Aktiengesetz), the Supervisory Board has appointed a committee for the examination and preparation of the approval of the annual financial statements (Ausschuss zur Prüfung und Vorbereitung der Feststellung des Jahresabschlusses) which consists of the chairman and the 1st vice-chairman of the Supervisory Board and the chairman of the works council (Betriebsratsvorsitzender).

State Commissioners/Representatives and Government Commissioners

Pursuant to the Austrian Banking Act of 1993 (Bankwesengesetz), the Minister of Finance of Austria must appoint a State Commissioner and a Deputy State Commissioner for most banks, including OeKB. The State Commissioners are entitled to participate in the meetings of the shareholders and of the Supervisory Board of the Bank and must object to resolutions which in their view violate the laws or regulations of Austria. The objection of a State Commissioner suspends the effectiveness of such resolutions until the determination by the Financial Markets Authority as to their validity. In addition, the Export Financing Guarantees Act authorizes the Minister of Finance to appoint a Representative and a Deputy Representative who are charged with protecting the interests of Austria in connection with the guarantees assumed by Austria under the Act. These Representatives are entitled to examine all books and records of the Bank and to participate without vote in all deliberations of the Bank relating to borrowings by the Bank which are the subject of guarantees of Austria under the Export Financing Guarantees Act.

The names of the current State Commissioners/Representatives under both statutes and the positions they hold in the Austrian Government are as follows:

Alfred Lejsek, State Commissioner/Representative	Head of Directorate III/B—Financial Markets, Austrian Federal Ministry of Finance

Johann Kinast, Deputy State Commissioner/Representative	Head of Unit III/8—Export Guarantees and Debt Rescheduling, Austrian Federal Ministry of Finance

In addition, two Government Commissioners have been appointed pursuant to the Covered Bond Act 1905. Although the Bank does not currently issue any covered bonds, this is provided for in Article 27 of the Bank’s Statutes.

The names of the current Government Commissioners appointed under the Covered Bond Act 1905 and the positions they hold in the Austrian Government are as follows:

Johannes Ranftl, Government Commissioner	Ministerialrat in the Austrian Federal Ministry of Finance

Edith Wanger Deputy Government Commissioner	Department Director in the Austrian Federal Ministry of Finance

FINANCIAL STATEMENTS

Introductory Note to Financial Statements

The following version of financial statements is a translation of the consolidated financial statements of Oesterreichische Kontrollbank Group which were originally prepared in the German language. The consolidated financial statements of Oesterreichische Kontrollbank Group were prepared in accordance with the International Financial Reporting Standards (IFRS) adopted and published by the International Accounting Standards Board (IASB). In 2005, the Bank prepared its consolidated financial statements in accordance with IFRS for the first time.

The Bank’s financial statements published in Austria are audited in accordance with generally accepted auditing standards in Austria by KPMG Austria GmbH Wirtschaftsprüfungs- und Steuerberatungsgesellschaft (“KPMG”) a firm of qualified independent public accountants in Austria. The result of the audit is reported in the auditors’ certificate included in the published annual financial statements of the Bank. KPMG has given its unqualified opinion that the accounting records and the financial statements of the Bank comply with the above-mentioned legal regulations and the accounting principles and procedures generally accepted in Austria. The purpose of such audit is to examine whether the financial statements are accurate and comply with the legal provisions, since the aforementioned statutes and regulations contain detailed rules of accounting, with special regard to the protection of creditors. The Bank’s financial statements and the consolidated financial statements were filed with the commercial register at the Handelsgericht Wien, Marxergasse 1a, 1030 Vienna, under the registration FN 85749b and was published in the “Wiener Zeitung” in May 2009.

The financial statements contained herein differ substantially from financial statements prepared in accordance with the accounting and financial reporting practices followed in the United States and, thus, have not been prepared in accordance with the accounting rules and regulations adopted by the Securities and Exchange Commission under the Securities Act of 1933, and as subsequently amended. The accounting and reporting principles applicable to the Bank’s consolidated financial statements are presented in Notes 1 to 14 to the Consolidated Financial Statements. It is not deemed feasible to prepare and present the various financial statements of the Bank in accordance with practices and principles followed in the United States.

The accounting and reporting principles applicable to the Bank’s consolidated financial statements are presented in the Notes to the Consolidated Financial Statements.

OeKB GROUP CONSOLIDATED FINANCIAL STATEMENTS 2009

CONSOLIDATED INCOME STATEMENT OF THE OeKB GROUP

EUR thousand	Notes	2009	2008	Change in %
Interest and similar income		1,119,615	1,316,252	–14.9
Interest and similar expense		(1,011,914)	(1,209,959)	–16.4
Share of results of equity-accounted investees		(427)	2,683	–115.9

Net interest income	14	107,274	108,976	–1.6

Impairment losses on loans and advances and other credit risk provisions	15	—	—	—
Net fee and commission income	16	45,950	46,379	–0.9
Fee and commission income		56,466	57,148	–1.2
Fee and commission expense		(10,516)	(10,769)	–2.3
Administrative expenses	17	(76,900)	(71,660)	+7.3
Net other operating income	18	8,837	7,001	+26.2

Operating profit		85,161	90,696	–6.1
Net gain or loss on financial instruments	19	33,750	(62,559)	+153.9

Profit before tax		118,911	28,137	+322.6
Income tax and other taxes	20	(27,219)	(5,554)	+390.1

Profit for the year		91,692	22,583	+306.0
Attributable to: minority interests		(226)	(199)	+13.6

Profit for the year attributable to shareholders of the parent		91,466	22,384	+308.6

	2009	2008
Earnings per share
Profit for the year attributable to OeKB shareholders, in EUR thousand	91,466	22,384
Average number of shares outstanding	880,000	880,000

Earnings per share in EUR	103.94	25.44

At 31 December 2009, as one year earlier, there were no exercisable conversion or option rights. The stated earnings per share therefore represent basic earnings per share and are not subject to dilution.

CONSOLIDATED BALANCE SHEET OF THE OeKB GROUP

EUR thousand	Notes	31 December 2009	31 December 2008	Change in %
Assets
Cash and balances at central banks	22	189,273	989,778	–80.9
Loans and advances to banks	23	30,294,003	35,555,757	–14.8
Loans and advances to customers	24	1,558,654	2,037,760	–23.5
Allowance for impairment losses on loans and advances	7, 25	(74)	(74)	—
Investments	26	645,888	635,650	+1.6
Interests in equity-accounted investees	28	48,972	54,374	–9.9
Property and equipment and intangible assets	27	30,452	32,368	–5.9
Tax assets	34	48,663	50,518	–3.7
Other assets	29	1,435,905	2,189,829	–34.4

Total assets		34,251,736	41,545,960	–17.6

EUR thousand	Notes	31 December 2009	31 December 2008	Change in %
Liabilities and equity
Deposits from banks	30	980,594	1,276,097	–23.2
Deposits from customers	31	516,750	421,149	+22.7
Debt securities in issue	32	29,876,060	36,538,304	–18.2
Provisions	33	507,387	635,909	–20.2
Tax liabilities	34	22,813	2,470	+823.6
Other liabilities	35	1,820,716	2,215,904	–17.8
Equity	36	527,416	456,127	+15.6
Attributable to minority interests		3,912	3,824	+2.3

Total liabilities and equity		34,251,736	41,545,960	–17.6

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY OF THE OeKB GROUP

EUR thousand	Called-up share capital	Capital reserves	Retained earnings	Profit for the year attributable to OeKB shareholders	Minority interests	Total equity
2009
At 1 January 2009	130,000	3,347	296,571	22,384	3,825	456,127

Changes in retained earnings			2,120	(2,120)		—
Changes in method of consolidation						—
Profit for the year				91,466	226	91,692
Dividends paid and Supervisory Board emoluments				(20,264)	(139)	(20,403)

At 31 December 2009	130,000	3,347	298,691	91,466	3,912	527,416

EUR thousand	Called-up share capital	Capital reserves	Retained earnings	Profit for the year attributable to OeKB shareholders	Minority interests	Total equity
2008
At 1 January 2008	130,000	3,347	244,202	58,522	3,765	439,836

Changes in retained earnings			38,233	(38,233)		—
Changes in method of consolidation			14,136			14,136
Profit for the year				22,384	199	22,583
Dividends paid and Supervisory Board emoluments				(20,289)	(139)	(20,428)

At 31 December 2008	130,000	3,347	296,571	22,384	3,825	456,127

The amounts of called-up share capital and capital reserves shown above are the same as those reported in the separate financial statements of Oesterreichische Kontrollbank AG.

More information on changes in equity is provided in note 36.

CONSOLIDATED CASH FLOW STATEMENT OF THE OeKB GROUP

EUR thousand	2009	2008
Profit before tax	118,911	28,137
Non-cash items included in profit before tax, and adjustments to reconcile profit before tax to cash flows from operating activities:
Depreciation, amortisation and impairment of property and equipment and intangible assets	4,203	4,202
Changes in provisions	9,442	3,138
Gains/losses from disposal and/or valuation of investments and property and equipment	(405,557)	454,262
Unrealised gains/losses from movements in exchange rates	374,357	(397,316)
Other non-cash items	2,341	(15,967)
Changes in operating assets and liabilities, after adjustment for non-cash components:
Loans and advances to banks	5,286,527	(7,720,169)
Loans and advances to customers	487,074	84,863
Securities at fair value through profit or loss	27,121	108,164
Other operating assets	127,147	2,123
Deposits from banks	(298,982)	362,884
Deposits from customers	95,601	77,560
Debt securities in issue	(6,574,963)	7,196,529
Other operating liabilities	10,599	24,464
Interest and dividends received	1,049,605	1,293,453
Interest paid	(1,102,024)	(1,167,426)
Income tax paid	16,234	(24,655)

Net cash from operating activities	(772,364)	314,246

Proceeds from disposal of:
Property and equipment and intangible assets	8	245
Purchase of:
Interests in unconsolidated companies	(5,842)	(12,761)
Property and equipment and intangible assets	(2,287)	(3,069)
Foreign exchange adjustments	—	—

Net cash used in investing activities	(8,121)	(15,585)

Issue of shares	—	—
Dividends paid	(20,020)	(20,020)

Net cash used in financing activities	(20,020)	(20,020)

Cash and cash equivalents at beginning of period	989,778	711,137

Net cash from operating activities	(772,364)	314,246
Net cash used in investing activities	(8,121)	(15,585)
Net cash used in financing activities	(20,020)	(20,020)

Cash and cash equivalents at end of period	189,273	989,778

Further detail on cash and cash equivalents is given in note 22. Additional information on the cash flow statement is provided in note 37.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP

Accounting policies

(1) General information

Oesterreichische Kontrollbank Aktiengesellschaft (“OeKB AG” or “OeKB”) is a special-purpose bank with its registered office in Vienna, Austria. The activities of the OeKB Group consist largely of export services and capital market services.

OeKB AG prepared the consolidated financial statements for the year ended 31 December 2009 in accordance exclusively with International Financial Reporting Standards (IFRS) as adopted by the European Union, thus also satisfying the requirements of section 59a Austrian Banking Act and section 245a Austrian Commercial Code.

In preparing these financial statements, the OeKB Group applied all IFRS (including IAS) and their interpretations by the International Financial Reporting Interpretations Committee (IFRIC, formerly Standard Interpretations Committee or SIC) that were effective at the balance sheet date.

With the exception of the following items, the consolidated financial statements were prepared on a historical cost basis:

—	Derivative financial instruments (measured at fair value)

—	Financial instruments at fair value through profit or loss.

The revised IAS 1 was adopted by the European Union on 18 December 2008. The revision is effective for financial years beginning on or after 1 January 2009.

The most important change introduced by IAS 1 relates to the presentation of income and expense recognised directly in equity (now referred to as “other comprehensive income”). For the presentation of the income statement, the standard allows a choice between two formats: either two separate statements—the traditional income statement and a statement of comprehensive income—or a single statement that combines both these statements. Additionally, IAS 1 introduces new (non-binding) titles for some of the financial statements used under IFRS: In IAS 1 the balance sheet is now referred to as a “statement of financial position”, the income statement (in the case of the single-statement option) as a “statement of comprehensive income” and the cash flow statement as a “statement of cash flows”. However, as the new titles are not mandatory, they have not been adopted by the OeKB Group.

As the revision of IAS 1 relates solely to presentational matters, it has no substantive effects on the OeKB Group’s reported financial position, results of operations and cash flows. Further, no statement of comprehensive income is required, as no income or expense was recognised directly in equity in the year under review or in the comparative prior periods.

Changes in accounting methods

The revisions to IFRS 3 and IAS 27 have no retrospective effect on the OeKB Group’s financial statements for the prior reporting periods and the financial year 2009, as there were no circumstances to which the revisions apply.

The revised IAS 23 (2007) eliminated the option of immediate expensing of borrowing costs for qualifying assets. Owing to immateriality, no borrowing costs were capitalised in the financial year.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

The delineation of the business segments by the management approach—that is, on the basis of the information made available internally to the OeKB Executive Board, which was identified as the chief operating decision maker—has already been in use since the 2007 financial year. As this change in accounting standards has an impact only on matters of presentation and disclosure, it does not lead to changes in profit for the year.

Uniform accounting policies are used throughout the Group. The accounting principles described below are consistently applied to all financial years represented in these consolidated financial statements.

Critical assumptions and judgements

The preparation of the consolidated financial statements in accordance with IFRS requires the Executive Board to make judgements and to proceed on assumptions about future developments. These judgements and assumptions can have a material effect on the recognition and measurement of the assets and debt, the disclosure of other liabilities at the balance sheet date, and the amounts of income and expenses reported for the financial year.

The following assumptions involve a not insignificant risk that they may lead to a material change in the carrying amounts of assets and liabilities in the subsequent financial year:

•

Financial instruments for which no active market exists are reviewed for impairment by using alternative discounting-based valuation methods. The inputs used for the determination of fair value are based in part on assumptions about future developments.

•

The measurement of existing retirement and termination benefit obligations involves assumptions regarding interest rate, age at retirement, life expectancy, employee turnover and future increases in pay and benefits.

•	The recognition of deferred tax assets is based on the assumption that sufficient tax income will be realised in the future to utilise them.

•	The off-balance sheet obligations from guarantees and from other contingent liabilities are regularly reviewed as to whether they require recognition in the balance sheet.

The estimates and underlying assumptions are reviewed on an ongoing basis. The actual values may deviate from the assumptions and estimates made if the general conditions do not follow the trends expected at the balance sheet date. Changes in estimates of assets, liabilities, income and expense are recognised in the balance sheet or in the income statement as they become known, and the assumptions adjusted accordingly.

(2) Scope of consolidation

A list of all entities that are represented in the consolidated financial statements of the OeKB Group is provided in note 28, Companies wholly or partly owned by OeKB AG. Three companies are fully consolidated: Oesterreichische Kontrollbank AG (“OeKB”, the Group parent) and the Vienna-based Oesterreichische Entwicklungsbank AG (“OeEB”) and “Österreichischer Exportfonds” GmbH (“Exportfonds”). There was no change during the financial year in the scope of consolidation, i.e., in the lists of entities that are fully consolidated, included by the equity method, or unconsolidated and held at cost.

Representing the unconsolidated entities held at cost, two subsidiaries were not consolidated (prior year: two); they are of minor overall significance to the Group’s financial position and results of operations. The combined total assets of these two entities represent less than 0.01% of the Group’s consolidated total assets, and their combined profit for the year represents less than 0.4% of the Group’s consolidated profit for the year. In the

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

OeKB Group’s consolidated financial statements, two companies (prior year: two), which are joint ventures, were accounted for by the equity method.

	31 December 2009	31 December 2008
Number of companies incl. in the consolidated financial statements or held at cost, by accounting method
Fully consolidated companies	2	2
Companies accounted for under the equity method	2	2
Unconsolidated subsidiaries held at cost	2	2
Other investments in companies held at cost	14	14

Total	20	20

(3) Methods of consolidation

The consolidation of the Group accounts involves purchase-method accounting; equity-method accounting; consolidation of intercompany balances, expenses and revenues; and the elimination of intercompany profits. The separate annual accounts of the fully consolidated entities and of the entities accounted for by the equity method are uniformly made up to 31 December.

The Group elected to make use of an option under IFRS 1 on 1 January 2004 (the date of transition to IFRS) by adopting the carrying amounts from the initial consolidation that was performed under the Austrian Commercial Code, or UGB. Acquisitions of subsidiaries are thus accounted for by the purchase method. Under this method, the cost of the acquired ownership interest is offset against the Group’s share of the subsidiary’s net assets at the time that control passes to the Group. As in the prior periods, the provisions of IFRS 3 on business combinations were not yet applied in the year under review, as no relevant transactions occurred. Intercompany balances, expenses, revenues, profits and losses are eliminated when significant.

Companies classified as joint ventures are accounted for under the equity method and are reported as interests in equity-accounted investees. Measurement by the equity method is based on local financial statements, adjusted to adhere to the Group’s uniform accounting methods. The annual results are obtained from the latest available annual separate financial statements and sub-groups’ consolidated financial statements, and the changes in equity are thus recognised in the year in which they occur. Dividends paid by joint ventures to the Group parent company are eliminated by reversing entries. Profits or losses for the year generated by joint ventures are shown in the consolidated income statement within share of results of equity-accounted investees.

(4) Foreign currency translation

The consolidated financial statements are presented in thousands of euros, rounded by the standard round- half-up convention. The euro is also the OeKB Group’s functional currency.

Assets and liabilities denominated in foreign currencies are translated at the reference exchange rates of the European Central Bank at the balance sheet date of 31 December 2009.

	Currency	Mid rate	Currency	Mid rate	Currency	Mid rate	Currency	Mid rate
Foreign exchange reference rates at 31 December 2009
	AUD	1.6008	DKK	7.4418	JPY	133.16	SEK	10.2520
	CAD	1.5128	GBP	0.88810	NOK	8.3000	USD	1.4406
	CHF	1.4836	HRK	7.3000	PLN	4.1045
	CZK	26.4730	HUF	270.42	RON	4.2363

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

(5) Financial instruments

Investments

The item “investments” consists of all fixed income and variable income securities (including equities) and investments in unconsolidated subsidiaries and smaller shareholdings in other companies. In other words, investments consist of all securities and all unconsolidated investees. Effects on profit or loss are shown in the income statement within net gain or loss on financial instruments. The date of initial recognition or derecognition of investments is the settlement date.

All securities are designated at fair value through profit or loss. As there is no trading portfolio in the OeKB Group, these securities form part of the investment portfolio, which is managed on the basis of market values. The securities are measured at fair value at the balance sheet date, with changes in value recognised in profit or loss.

The investments in unconsolidated subsidiaries and other companies are initially measured at cost. Any lasting impairment is recognised by recording an impairment loss.

Loans and advances

Loans and advances to banks and customers, to the extent that they are originated by the Group, are carried at their nominal amount or at amortised cost, before deduction of impairment losses and including accrued interest. Individual allowances for impairment losses are recognised for identifiable individual credit risks and for country risks. Impairment losses are not deducted from the corresponding loans and advances but are reported as a separate line item on the face of the balance sheet. Most of the loans and advances to banks made under OeKB’s Export Financing Scheme are guaranteed by the Republic of Austria. No collectively assessed provision for credit losses was required.

Financial liabilities

Financial liabilities are initially measured at their actual proceeds. Premiums, discounts or other differences between the proceeds and the repayment amount are realised over the term of the instrument by the effective interest method and recognised in net interest income (amortised cost). Zero coupon bonds are recognised at present value. Where derivatives are used to hedge the interest rate risk or currency risk associated with liabilities, the hedged debt instruments are recorded at fair value in order to avoid accounting mismatches.

Derivative financial instruments

The fair value of derivative contracts is calculated by generally accepted methods. Derivatives are recognised at the trade date.

Those derivative transactions which were entered into substantially to hedge the market values of banking book items in the balance sheet are recognised at their market value (their fair value, being the clean price) within other assets or other liabilities. To avoid accounting mismatches, the change in market values of the hedged balance sheet items, like that of the derivatives, is recognised in profit or loss within net gain or loss on financial instruments.

The exchange rate guarantee of the Republic of Austria under the Export Financing Guarantees Act (in German: Ausfuhrfinanzierungsförderungsgesetz, published in Federal Law Gazette No. 216/1981, as amended), which is used to hedge exchange rate risks under the export financing scheme, is treated as a derivative contract and measured at fair value.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

(6) Determination of fair value

The fair value of listed instruments is deemed to be the quoted market price at the balance sheet date. Unlisted instruments are measured using the present value method (present value of discounted future cash flows) or suitable option pricing models (Black-Scholes models, the multifactor HJM model or the Hull-White model approach). To the extent possible, the input parameters used for these models are the relevant market prices and interest rates observed at the balance sheet date that are obtained from widely accepted external sources. The net asset values of investment fund units are determined as set out in the Investment Fund Act.

(7) Allowance for impairment losses on loans and advances and other credit risk provisions

The allowance for impairment losses on loans and advances and other credit risk provisions relates to impairment of loans and advances, and any provision for credit guarantees. The allowance and provisions are raised for all identifiable credit risks and country risks. As part of its risk management system, the OeKB Group employs a credit analysis system and an internal rating procedure. Counterparties are classified into five internal credit rating categories on the basis of external ratings from internationally recognised rating agencies

(Standard & Poor’s, Moody’s and Fitch). Credit ratings are monitored on an ongoing basis for changes. For clients without an external rating, internally developed criteria are applied. As a result, all banking book assets and off-balance sheet business can be classified according to creditworthiness and collateralisation.

(8) Property and equipment and intangible assets

Property and equipment comprises land and buildings used by the Group, and fixtures, fittings and equipment. Land and buildings used by the Group are those which are used primarily for the Group’s own business operations.

1.	Property and equipment and intangible assets are recorded at cost less accumulated depreciation and amortisation. The following useful lives are assumed:

Years
Useful life
Buildings	40
Fixtures, fittings and equipment, other than information technology	3 to 10
IT hardware	3 to 5
Software	3 to 5

2.	Low-value assets with an individual purchase price of up to EUR 400 are depreciated completely in the year of acquisition. In note 27, Property and equipment and intangible assets, low-value assets are recorded as additions and disposals in the year of acquisition.

Intangible assets comprise only purchased software. Their value is periodically reviewed.

(9) Sundry liabilities

Sundry liabilities are recorded at amortised cost.

(10) Employee benefit provisions

The provisions for pensions, termination benefits and long-service awards are calculated annually by an inde- pendent actuary using the projected unit credit method, in accordance with IAS 19. The biometric basis for

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

the calculations consists of the version of the current computation tables by Pagler & Pagler specific to salaried employees. The key parameters are a discount rate of 5.0% (prior year: 5.5%), an overall rate of salary and pension increases of 4.25% (prior year: 5.0%)—which represents the collective-agreement trend and regular multi-employee increases and unscheduled individual-employee increases—and an assumed age at retirement of 58 years for women (prior year: 57 years 9 months) and 63 years for men (prior year: 62 years 9 months) based on the transitional provisions of the Austrian public pension scheme (ASVG) under the Budget Implemen- tation Act 2003. In previous years, the pension obligations for a portion of the staff were transferred to a pension fund under a defined contribution plan. The employee benefit provisions include entitlements of former employees who were already receiving a pension before the time of the transfer, and non-transferred entitle- ments of present employees. For all active employees, the provisions include a component for a disability pension. The provision for termination benefits is determined so as to cover the legal and contractual entitle- ments. Actuarial gains and losses are fully recognised in the income statement in every financial year.

(11) Other provisions

Other provisions are recognised where all of the following conditions are met: the OeKB Group has a legal or constructive obligation to a third party as a result of a past event, the obligation is likely to lead to an outflow of resources, and the amount of the obligation can be reliably estimated.

Provisions are assessed at the amount representing the best estimate of the expenditure required to settle the obligation. If the present value of the obligation determined on the basis of a market interest rate differs materially from its nominal amount, the present value of the obligation is used.

In support of the export financing scheme, an interest rate stabilisation provision is maintained to stabilise the interest rates on export credits, based on the constructive obligation regarding the use of surpluses from the export financing scheme. This de facto obligation has a dual basis: it arises from the rules for the setting of interest rates in the export financing scheme, which specify fixed margins for OeKB; and from a directive from the Austrian Ministry of Finance on the use of surpluses from fixed interest facilities. The amount allocated to the provision is the total of i) the amount by which the interest earned in the export financing scheme exceeds the sum of the borrowing costs incurred and OeKB’s fixed margin, and ii) the net gain or loss from the measure- ment of the derivatives and financial liabilities in the export financing scheme. In accordance with these rules, the provision is used to stabilise the terms of export credits.

(12) Current and deferred taxes

The recognition and calculation of income taxes is performed in accordance with IAS 12. Current income tax assets and liabilities are measured by reference to local tax rates. Deferred taxes are determined by the balance sheet/liability approach. Under this approach, the carrying amounts of the assets and liabilities in the balance sheet are compared with the respective tax base for the particular Group company. Any temporary differences between the two sets of valuations lead to the recognition of deferred tax assets or liabilities.

(13) Consolidated income statement

Composition of net gains and losses on financial instruments

Net gains and losses on financial instruments are affected by fair value changes recognised through profit or loss, by impairment losses, reversal of impairment through profit or loss, exchange rate movements and derecognition. For financial assets designated on initial recognition as at fair value through profit or loss, and thus measured as such, interest and dividend income is recorded within net interest income.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

Revenue recognition

Income and expenses are recognised as they accrue. Interest income is recognised on an accrual basis using the effective interest method. Dividend income is recognised at the time of the decision to pay the dividend.

Segmental information

In the segmental analysis presented below, the activities of the OeKB Group are divided into business segments. The delineation of these three segments—Export Services, Capital Market Services and Other Services—is based on the internal control structure and the internal financial reporting to the Executive Board as the chief operating decision-making body. The financial information for these segments is regularly reviewed to allocate resources to the segments and judge their performance.

The Export Services segment encompasses the management of guarantees provided by the Republic of Austria through OeKB as the government’s official agent under the Export Guarantees Act (in German: Ausfuhrförde- rungsgesetz); OeKB’s Export Financing Scheme; and the shareholding in “Österreichischer Exportfonds” GmbH.

The Capital Market Services segment comprises all services provided by Oesterreichische Kontrollbank AG relating to the capital market, clearing and settlement of on-exchange and off-exchange securities transactions, the CentralSecuritiesDepository.Austria, and clearing services for the energy market.

The Other Services segment consists of OeKB’s information services, its own-account investment portfolio, the activities of the OeKB Group in private sector credit insurance, and Oesterreichische Entwicklungsbank AG.

EUR thousand	Export Services	Capital Market Services	Other Services	Total
Results by business segment in 2009
Interest and similar income	1,097,231	—	22,384	1,119,615
Interest and similar expense	(1,007,599)	—	(4,315)	(1,011,914)
Share of results of equity-accounted investees	—	(49)	(378)	(427)

Net interest income	89,632	(49)	17,691	107,274
Impairment losses on loans and advances and other credit risk provisions	—	—	—	—
Net fee and commission income	16,533	26,825	2,592	45,950
Fee and commission income	24,349	28,780	3,337	56,466
Fee and commission expense	(7,816)	(1,955)	(745)	(10,516)
Administrative expenses	(36,638)	(24,345)	(15,917)	(76,900)
Net other operating income	24	972	7,841	8,837

Operating profit	69,551	3,403	12,207	85,161
Net gain or loss on financial instruments	(1,456)	—	35,206	33,750

Profit before tax	68,095	3,403	47,413	118,911
Income tax and other taxes	(15,197)	(741)	(11,281)	(27,219)

Profit for the year	52,898	2,662	36,132	91,692
Attributable to minority interests	(226)	—	—	(226)

Profit for the year attributable to shareholders of the parent	52,672	2,662	36,132	91,466
Segment assets	33,051,877	10,522	1,189,337	34,251,736
Segment liabilities	32,835,093	40,101	849,126	33,724,320

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

EUR thousand	Export Services	Capital Market Services	Other Services	Total
Results by business segment in 2008
Interest and similar income	1,276,018	—	40,234	1,316,252
Interest and similar expense	(1,192,994)	—	(16,965)	(1,209,959)
Share of results of equity-accounted investees	—	288	2,395	2,683

Net interest income	83,024	288	25,664	108,976
Impairment losses on loans and advances and other credit risk provisions	—	—	—	—
Net fee and commission income	17,366	26,375	2,638	46,379
Fee and commission income	25,970	28,448	2,730	57,148
Fee and commission expense	(8,604)	(2,073)	(92)	(10,769)
Administrative expenses	(35,286)	(22,640)	(13,734)	(71,660)
Net other operating income	80	921	6,000	7,001

Operating profit	65,184	4,944	20,568	90,696
Net loss on financial instruments	(63)	—	(62,496)	(62,559)

Profit before tax	65,121	4,944	(41,928)	28,137
Income tax and other taxes	(13,740)	(974)	9,160	(5,554)

Profit for the year	51,381	3,970	(32,768)	22,583
Attributable to minority interests	(199)	—	—	(199)

Profit for the year attributable to shareholders of the parent	51,182	3,970	(32,768)	22,384
Segment assets	39,775,259	10,710	1,759,991	41,545,960
Segment liabilities	39,832,633	29,439	1,227,761	41,089,833

Transactions offset between segments represent services rendered. Services by Oesterreichische Kontrollbank AG to subsidiaries are provided at cost. No reconciliation of the amounts for the reportable segments to the amounts recorded in the consolidated balance sheet and income statement is necessary, as the consolidation items are assigned directly to the segments.

The segment information is, generally speaking, based on the same accounting methods as the consolidated financial statements.

As the regional focus of the OeKB Group’s activities lies in Austria, a geographic segmentation is not considered meaningful and is omitted.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

Notes to the Consolidated Income Statement of the OeKB Group

(14) Net interest income

EUR thousand	2009	2008
Interest income	1,119,609	1,316,245
Loans and advances and money market instruments	1,101,821	1,286,475
Fixed income securities	10,101	22,373
Equity shares and other variable income securities	5,790	4,499
Investments in unconsolidated subsidiaries and other companies	1,897	2,898

Share of results of equity-accounted investees	(427)	2,683
Interest expense	(1,011,914)	(1,209,959)
Money market instruments and current accounts	(32,446)	(69,912)
Debt securities in issue	(979,468)	(1,140,047)

Net income from leasing activities	6	7
Leasing income	437	295
Depreciation of leased assets and other leasing expenses	(431)	(288)

Total	107,274	108,976

(15) Impairment losses on loans and advances and other credit risk provisions

In the 2009 financial year, as in 2008, there was no change in the allowance for impairment losses on loans and advances and other credit risk provisions, i.e., the amount of the income statement item “impairment losses on loans and advances and other credit risk provisions” was nil.

(16) Net fee and commission income

EUR thousand	2009	2008
Credit operations	409	656
Securities services	24,756	24,420
Export guarantees	15,096	16,254
Energy clearing	2,090	1,966
Other services	3,599	3,083

Total	45,950	46,379

The export guarantee activities represent services provided by OeKB on behalf of the Republic of Austria.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

(17) Administrative expenses

EUR thousand	2009	2008
Staff costs	50,688	45,826
Salaries	33,905	31,530
Social security costs	7,268	6,705
Pension and other employee benefit costs	9,515	7,591
Other administrative expenses	22,009	21,632
Depreciation, amortisation and impairment of property and equipment and intangible assets	4,203	4,202

Total	76,900	71,660

The auditor’s remuneration is included in other administrative expenses and consisted of fees of EUR 285,000 (2008: EUR 278,000) for the audit of the Group’s annual accounts for 2009.

(18) Net other operating income

EUR thousand	2009	2008
Other operating income	9,536	7,478
Other operating expenses	(699)	(477)

Total	8,837	7,001

The item “other operating income” relates largely to service fees received by OeKB from non-fully consolidated subsidiaries for providing outsourced services on their behalf. In addition, in November 2008, OeKB was given the mandate to conduct all operating activities of Oesterreichische Clearingbank AG.

(19) Net gain or loss on financial instruments

Net gain or loss on financial instruments represents gains and losses from the disposal and valuation of securities, derivatives, interests in investments and other companies.

The gains from securities of EUR 39.4 million (2008: EUR 2.4 million) included realised gains of EUR 3.0 million on disposal of securities (2008: EUR 1.1 million). The losses from securities were EUR 3.0 million (2008: EUR 61.3 million).

Foreign exchange differences and the fair-valued debt securities in issue and derivatives relate primarily to the export financing scheme and are to be regarded as a single unit from an economic point of view.

EUR thousand	2009	2008
Net gain or loss on financial instruments
Net gain or loss from measurement at fair value through profit or loss
Securities	36,376	(58,889)
Foreign exchange differences	(374,801)	390,616
Debt securities in issue and derivatives	375,172	(394,286)

Subtotal	36,747	(62,559)
Net gain or loss on investments in unconsolidated companies	(2,997)	—

Total	33,750	(62,559)

The change in fair values of financial liabilities resulted exclusively from changes in market interest rates.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

(20) Income tax and other taxes

EUR thousand	2009	2008
Income tax
Current tax expense	16,493	7,250
Deferred tax expense/(benefit)	10,726	(1,746)

Total	27,219	5,504

The actual taxes are calculated on the tax base for the financial year, at the local tax rates applicable to the individual Group companies. The taxation at the standard Austrian income tax rate is reconciled to the reported actual taxes as follows.

EUR thousand	2009	2008
Income tax reconciliation
Profit before tax	118,911	28,137
Tax expense at Austrian standard corporate income tax rate of 25%	29,728	7,034
Tax effect of tax-exempt results of investees	(1,720)	(727)
Tax effect of other tax-exempt income	(401)	(542)
Tax effect of non-deductible expenses	738	35
Adjustment for prior years	(3,390)	249
Other tax effects	2,264	(545)

Total	27,219	5,504

In taxes other than income tax, a capital transactions tax expense of EUR 50,000 was incurred in 2008 in connection with the formation of Oesterreichische Entwicklungsbank AG.

(21) Appropriation of profit

The Executive Board will propose to the 64th annual general meeting on 18 May 2010 that the profit available for distribution recorded in the parent company financial statements for the year 2009 in the amount of EUR 30,271,643.66 be used to pay a dividend of EUR 22.75 per share and a special dividend of EUR 11.35 per share. The amount of the resulting total proposed dividend is EUR 30,008,000.00. This represents approximately 23% of the participating ordinary share capital for 2009 of EUR 130,000,000.00. After payment of the Supervisory Board emoluments, the balance, amounting to EUR 8,409.66, is to be carried forward.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

Notes to the Consolidated Balance Sheet of the OeKB Group

(22) Cash and balances at central banks

This item consists solely of cash and balances with central banks and corresponds to cash and cash equivalents reported in the cash flow statement.

(23) Loans and advances to banks

EUR thousand	Repayable on demand		Other maturities
	31 Dec. 2009	31 Dec. 2008	31 Dec. 2009	31 Dec. 2008
Domestic banks	7,592	7,766	28,674,660	33,843,959
Foreign banks	2,731	9,834	1,609,020	1,694,198

Total	10,323	17,600	30,283,680	35,538,157

(24) Loans and advances to customers

EUR thousand	Domestic customers		Foreign customers
	31 Dec. 2009	31 Dec. 2008	31 Dec. 2009	31 Dec. 2008
Public sector	8,916	26,678	740,809	1,172,588
Other	807,783	837,889	1,146	605

Total	816,699	864,567	741,955	1,173,193

Loans and advances to customers included finance lease receivables totalling EUR 0.57 million in 2008. The analysis by rating category is presented in note 51.

(25) Allowance for impairment losses on loans and advances and other credit risk provisions

The allowance for impairment losses on loans and advances relates only to loans and advances to customers, and concerns only credit risks. The item also includes any impairment of accrued interest at the balance sheet date. No collective impairment loss has been provided. The amount of non-performing loans and advances before impairment allowances was EUR 0.07 million (2008: EUR 0.07 million). The amount of “other credit risk provisions” was nil.

(26) Investments

EUR thousand	31 Dec. 2009	31 Dec. 2008
Bonds and other fixed income securities	363,247	404,731
Treasury bills	7,203	10,038
Bonds	356,044	394,693
Of which listed bonds	357,767	400,392

Equity shares and other variable income securities	257,166	208,288
Equity shares	120	120
Investment fund units	257,046	208,168
Of which listed equity shares and other variable income securities	2,174	2,673

Unconsolidated companies	25,475	22,631
Investments in unconsolidated subsidiaries	1,536	1,536
Investments in other unconsolidated companies	23,939	21,095

Total investments	645,888	635,650

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

Investments included securities in the amount of EUR 620 million (2008: EUR 613 million) held at fair value through profit or loss. No reclassifications were made. Securities consisted of bonds and other fixed income securities, equity shares and other variable income securities.

(27) Property and equipment and intangible assets

EUR thousand	Cost at 1 Jan. 2009	Additions in 2009	Disposals in 2009	Cost at 31 Dec. 2009	Accumulated depreciation and amortisation	Net book value at 31 Dec. 2009	Net book value at 31 Dec. 2008	Current-year depreciation and amortisation
2009
Property and equipment	92,439	2,047	(532)	93,954	(64,568)	29,386	31,089	(3,750)
Land and buildings	71,906	—	(4)	71,902	(48,088)	23,814	25,954	(2,140)
Fixtures, fittings and equipment	20,533	2,047	(528)	22,052	(16,480)	5,572	5,135	(1,610)
Intangible assets
Software	2,653	240	—	2,893	(1,827)	1,066	1,279	(453)

Total	95,092	2,287	(532)	96,847	(66,395)	30,452	32,368	(4,203)

Within the carrying amount of land and buildings used by the Group, the value of the land itself was EUR 4.4 million (2008: EUR 4.4 million).

EUR thousand	Cost at 1 Jan. 2008 *	Additions in 2008	Disposals in 2008	Cost at 31 Dec. 2008	Accumulated depreciation and amortisation	Net book value at 31 Dec. 2008	Net book value at 31 Dec. 2007	Current-year depreciation and amortisation
2008
Property and equipment	94,196	2,095	(3,852)	92,439	(61,350)	31,089	32,972	(3,780)
Land and buildings	72,112	—	(206)	71,906	(45,952)	25,954	28,327	(2,263)
Fixtures, fittings and equipment	22,084	2,095	(3,646)	20,533	(15,398)	5,135	4,645	(1,517)
Intangible assets
Software	11,853	974	(10,174)	2,653	(1,374)	1,279	731	(422)

Total	106,049	3,069	(14,026)	95,092	(62,724)	32,368	33,703	(4,202)

*	Incl. changes in method of consolidation.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

(28) Companies wholly or partly owned by OeKB AG

Company name and registered office	Banking Act category [1]	Type of investment		Share- holding	Financial information
	Credit Institution/ Other Company	Directly held	Indirectly held	in %	Reporting date of latest annual accounts	Equity as defined in sec. 224(3) UGB [2], in EUR thousand	Profit for the year, EUR thousand
Fully consolidated companies
Oesterreichische Entwicklungsbank AG, Vienna	CI	x		100.00	31 Dec. 2009	5,793	656
„Österreichischer Exportfonds” GmbH, Vienna	CI	x		70.00	31 Dec. 2009	10,554	465
Companies accounted for under the equity method (joint ventures)
OeKB EH Beteiligungs- und Management AG, Vienna	OC	x		51.00	31 Dec. 2009	89,432	6,062
OeKB Versicherung Aktiengesellschaft, Vienna	OC		x	51.00	31 Dec. 2009	34,701	1,802
PRISMA Kreditversicherungs-Aktiengesellschaft, Vienna	OC		x	51.00	31 Dec. 2009	26,744	6,924
PRISMA Risikoservice GmbH, Vienna	OC		x	51.00	31 Dec. 2009	10,977	2,150
OeKB Südosteuropa Holding Ges.m.b.H., Vienna	OC		x	51.00	31 Dec. 2009	11,500	(75)
OeKB Financial Services D.O.O., Belgrade	OC		x	26.01	31 Dec. 2009	444	31
CCP Austria Abwicklungsstelle für Börsengeschäfte GmbH, Vienna	OC	x		50.00	31 Dec. 2009	356	(80)
Unconsolidated subsidiaries, held at amortised cost
OeKB Business Services GmbH, Vienna	OC	x		100.00	31 Dec. 2009	2,048	94
OeKB Zentraleuropa Holding GmbH, Vienna	OC	x		100.00	31 Dec. 2009	1,865	228
Investments in other unconsolidated companies, held at amortised cost
AGCS Gas Clearing and Settlement AG, Vienna	OC	x		20.00	31 Dec. 2008	2,883	(101)
APCS Power Clearing and Settlement AG, Vienna	OC	x		17.00	31 Dec. 2008	2,319	(30)
CISMO Clearing Integrated Services and Market Operations GmbH, Vienna	OC	x		18.50	31 Dec. 2008	2,512	1,727
ECRA Emission Certificate Registry Austria GmbH, Vienna	OC	x		12.50	31 Dec. 2008	266	20
Einlagensicherung der Banken und Bankiers Gesellschaft m.b.H., Vienna	OC	x		0.10	31 Dec. 2008	54	0
EXAA Abwicklungsstelle für Energieprodukte AG, Vienna	OC	x		8.06	31 Dec. 2008	884	131
„Garage Am Hof” Gesellschaft m.b.H., Vienna	OC	x		2.00	31 Dec. 2008	4,183	891
OeMAG Abwicklungsstelle für Ökostrom AG, Vienna	OC	x		12.60	31 Dec. 2008	5,693	647
CEESEG AG (former Wiener Börse AG), Vienna	OC	x		6.6046	31 Dec. 2008	108,672	30,671
Budapest Stock Exchange Ltd., Budapest	OC	x		18.35	31 Dec. 2008	28,811	8,534
Euler Hermes (Ungarn) Kreditversicherungs-AG, Budapest	OC		x	25.10	31 Dec. 2008	4,991	931
Euler Hermes Consult Finanzservice und Consulting GmbH, Budapest	OC		x	25.10	31 Dec. 2008	1,352	642
Euler Hermes Servicii Financiare S.R.L., Bucharest	OC		x	20.08	31 Dec. 2009	1,380	601
Link-up Capital Markets S.L., Madrid	OC	x		9.09	31 Dec. 2008	7,429	(197)

[1]	“Other Company” (OC) refers to companies that are neither Credit Institutions nor Financial Institutions by the definitions of the Austrian Banking Act.
[2]	“UGB” refers to the Austrian Commercial Code.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

OeKB EH Beteiligungs- und Management Group, a sub-group of companies which is accounted for under the equity method as a result of a joint venture agreement, had equity of EUR 95.676 million and profit for the year in 2009 of EUR 0.27 million. In the financial year, OeKB received a dividend of EUR 4.775 million from OeKB EH Beteiligungs- und Management AG.

(29) Other assets

EUR thousand	31 Dec. 2009	31 Dec. 2008
Sundry assets	10,440	19,434
Positive fair values of derivative contracts	1,364,287	1,991,066
Prepayments and accrued income	61,178	179,329

Total	1,435,905	2,189,829

An analysis of the derivative positions by remaining term to maturity is set out in note 46.

(30) Deposits from banks

EUR thousand	Repayable on demand		Other deposits
	31 Dec. 2009	31 Dec. 2008	31 Dec. 2009	31 Dec. 2008
Domestic banks	543,506	482,893	174,498	154,791
Foreign banks	114,051	83,981	148,539	554,432

Total	657,557	566,874	323,037	709,223

(31) Deposits from customers

EUR thousand	Domestic customers		Foreign customers
	31 Dec. 2009	31 Dec. 2008	31 Dec. 2009	31 Dec. 2008
Public sector	402,849	317,709	12,150	4,387
Other	64,624	71,362	37,127	27,691

Total	467,473	389,071	49,277	32,078

(32) Debt securities in issue

EUR thousand	Debt securities in issue		Of which listed
	31 Dec. 2009	31 Dec. 2008	31 Dec. 2009	31 Dec. 2008
Bonds issued	24,681,425	25,446,219	24,681,425	25,446,219
Other debt securities in issue	5,194,635	11,092,085	—	—

Total	29,876,060	36,538,304	24,681,425	25,446,219

Debt securities in issue included EUR 17,557.3 million (2008: EUR 19,346.8 million) of liabilities at fair value through profit or loss, for which the amount repayable on maturity was EUR 17,602.7 million (2008: EUR 19,290.9 million).

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

(33) Provisions

Provisions showed the following movements:

EUR thousand	1 January 2009	Changes in method of consolidation	Amounts used	Additions	31 December 2009
Movement in provisions in 2009
Employee benefit provisions	100,415	—	(6,210)	10,360	104,565
Other provisions	535,494	—	(143,483)	10,811	402,822

Total	635,909	—	(149,693)	21,171	507,387

EUR thousand	1 January 2008	Changes in method of consolidation	Amounts used	Additions	31 December 2008
Movement in provisions in 2008
Employee benefit provisions	97,833	(218)	(5,645)	8,445	100,415
Other provisions	909,071	(15,944)	(363,134)	5,501	535,494

Total	1,006,904	(16,162)	(368,779)	13,946	635,909

Included in employee benefit provisions are provisions for vacation pay and similar obligations in the amount of EUR 3.9 million (2008: EUR 3.7 million). Movements in provisions for long-term employee benefits were as follows:

EUR thousand	Pension	Termination benefits	Total 2009	Total 2008
Movement in non-current employee benefit provisions
Present value of defined benefit obligation (DBO), representing the total long-term employee benefit provisions at 1 January	75,648	20,999	96,647	94,317
Service cost	780	741	1,521	1,468
Interest cost	3,876	1,112	4,988	4,370
Benefits paid	3,340	735	4,075	3,679
Actuarial gain or loss	2,063	(513)	1,550	171
DBO at 31 December	79,027	21,604	100,631	96,647

Long-term employee benefit provisions at 31 December	79,027	21,604	100,631	96,647

EUR thousand	2008	2007	2006	2005
Historical information on DBO
Pension provision	75,648	75,383	74,128	70,562
Termination benefit provision	20,999	18,934	17,656	17,564

Long-term employee benefit provisions	96,647	94,317	91,784	88,126

The pension provisions relate to obligations under direct pension commitments or under single-employee agreements. In the prior years, the pension obligations for a portion of the staff were transferred to a pension fund under a defined contribution plan. In connection with this, contributions in the amount of EUR 0.7 million (2008: EUR 0.6 million) were paid to the pension fund in 2009. The pension provisions include entitlements of the other employees, and of former employees who were already receiving a pension before the time of the transfer, as well as disability pension obligations in respect of all present employees.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

The full change in non-current employee benefit provisions is recorded within staff costs. Staff costs also included the contributions of EUR 0.1 million to the termination benefit fund (2008: EUR 0.1 million).

The item “other provisions” at 31 December 2009 included an interest rate stabilisation provision of EUR 392.1 million (2008: EUR 530.0 million) made in order to stabilise the interest rates for the export financing scheme. Information on the measurement of this provision is provided in note 11. In the year, EUR 83.9 million was used for interest rate stabilisation and EUR 54.0 million was used to offset valuation movements, in accordance with the purpose of the provision. The insurance provisions disclosed in this item until 2007 amounted to EUR 15.8 million at 31 December 2007.

(34) Tax assets and tax liabilities

Tax assets and liabilities respectively include deferred tax assets and deferred tax liabilities arising from temporary differences between the IFRS carrying amounts and the corresponding tax base in Group companies. No deferred taxes were recognised for any interests in companies.

Deferred taxes arose on the following items:

EUR thousand	Deferred tax assets		Deferred tax liabilities
	31 Dec. 2009	31 Dec. 2008	31 Dec. 2009	31 Dec. 2008
Deferred tax assets and liabilities
Loans and advances to banks and customers	—	—	—	72
Securities	2,619	246	11,280	2,346
Employee benefit provisions	9,791	9,825	—	—
Other provisions	36,253	40,447	—	—

Total	48,663	50,518	11,280	2,418

Net deferred taxes	37,383	48,100

In addition to deferred taxes, the tax liabilities included current tax liabilities of EUR 11.5 million (2008: EUR 0.05 million).

(35) Other liabilities

EUR thousand	31 Dec. 2009	31 Dec. 2008
Negative fair values of derivative contracts	1,740,916	2,146,704
Accruals and deferred income	45,484	45,304
Sundry liabilities	34,316	23,896

Total	1,820,716	2,215,904

Accruals and deferred income included deferrals of up-front payments received for services in connection with the export guarantee business, and deferrals related to the issue of debt securities by the Group.

(36) Capital and capital management

The share capital of EUR 130,000,000.00 is divided into 880,000 no-par-value shares. These registered ordinary shares with restricted transferability are represented by provisional share certificates made out in the name of each individual shareholder.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

OeKB AG is the parent institution of the OeKB “banking group” for the purposes of section 30 Austrian Banking Act. The regulatory capital resources of the OeKB Group as determined under the Banking Act showed the following composition at 31 December:

EUR thousand	2009	2008
Regulatory capital requirement under section 22 Austrian Banking Act
Risk-weighted assets (based on Standardised approach to credit risk)	403,677	399,309
Trading book	—	—

Total risk-weighted assets	403,677	399,309
Regulatory capital requirement
Banking book [1]	32,294	31,945
Foreign exchange risk	2,713	2,797
Operational risk (Basic Indicator approach)	24,419	23,488

Total regulatory capital requirement	59,426	58,230

Consolidated regulatory capital resources under section 24 Austrian Banking Act
Paid-up share capital	130,000	130,000
Reserves (including goodwill or gains on acquisition)	193,487	167,136
Minority interests	3,026	3,026
Intangible assets	(1,066)	(1,279)
50% deductions under section 23(13)4a Banking Act (investments in insurance companies)	(8,449)	(8,449)

Tier 1 capital	316,998	290,434
Tier 2 capital (reserve for general banking risks under section 57 Banking Act)	113,906	93,811
50% deductions under section 23(13)4a Banking Act (investments in insurance companies)	(8,448)	(8,448)

Total regulatory capital resources	422,456	375,797
Surplus regulatory capital	363,030	317,567

[1]	8% of total risk-weighted assets.

The resulting consolidated capital ratio (regulatory capital resources as a percentage of total risk-weighted assets) at the end of the financial year was 104.7%, compared to 94.1% at the end of 2008. The consolidated Tier 1 capital ratio was 78.5%, compared to 72.7% one year earlier. The high excess cover was reflected in a cover ratio (capital resources as a percentage of the capital requirement) of 710.9% (2008: 645.4%).

Section 3 Austrian Banking Act exempts OeKB AG—in respect of transactions related to export promotion activities under the Export Guarantees Act and the Export Financing Guarantees Act 1981—from the requirements on solvency (under sections 22 to 22q Austrian Banking Act), on liquidity, on open foreign currency positions and on large-scale investments (under sections 25 to 27 Austrian Banking Act). The banking group as defined under section 30 Austrian Banking Act, unlike the IFRS basis of consolidation, does not include the investments in insurance companies. The strategic aim of capital management in the OeKB Group is to ensure a sustained stable capital base. There were no material changes in capital management. At all times during the reporting period, the Group satisfied the capital requirements of the national supervisor.

The regulatory capital requirement for credit risk is determined in accordance with the provisions of section 22a Austrian Banking Act (Standardised approach to credit risk). The capital required to be held for operational risk is determined by the Basic Indicator approach under section 22j of the Act. The banking group does not hold

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

a trading book. At Group level, the risks are aggregated in accordance with the concept of economic capital. Through the analysis of risk-bearing capacity, the economic capital required is compared with the economic capital available, and both measures are monitored.

Other Information and Risk Report

(37) Information regarding the cash flow statement

The cash flow statement shows the cash position and cash flows of the OeKB Group. The cash position recorded, in the narrow sense, consists of cash and balances with central banks.

For credit institutions, the cash flow statement has very limited relevance. The cash flow statement is neither a substitute for liquidity planning, nor is it used in managing liquidity risks.

(38) Analysis of remaining maturities

EUR thousand	Repayable on demand	Not more than 3 months	Over 3 months but not more than 1 year	Over 1 year but not more than 5 years	Over 5 years	Total
Residual maturities at 31 December 2009
Loans and advances to banks	10,322	1,325,947	6,115,590	21,453,600	1,388,544	30,294,003
Loans and advances to customers	19,483	368,919	464,296	231,828	474,128	1,558,654
Securities at fair value through profit or loss	257,166	21,400	64,563	237,027	40,257	620,413

Total	286,971	1,716,266	6,644,449	21,922,455	1,902,929	32,473,070
Deposits from banks	657,557	304,557	15,000	—	3,480	980,594
Deposits from customers	495,791	—	—	—	20,959	516,750
Debt securities in issue	—	4,306,961	2,884,673	15,611,986	7,072,440	29,876,060

Total	1,153,348	4,611,518	2,899,673	15,611,986	7,096,879	31,373,404

EUR thousand	Repayable on demand	Not more than 3 months	Over 3 months but not more than 1 year	Over 1 year but not more than 5 years	Over 5 years	Total
Residual maturities at 31 December 2008
Loans and advances to banks	17,600	2,514,749	10,860,868	19,608,934	2,553,606	35,555,757
Loans and advances to customers	4,765	346,802	548,050	332,655	805,488	2,037,760
Securities at fair value through profit or loss	167,764	50,863	65,157	245,543	83,692	613,019

Total	190,129	2,912,414	11,474,075	20,187,132	3,442,786	38,206,536
Deposits from banks	566,874	674,814	30,000	—	4,409	1,276,097
Deposits from customers	421,149	—	—	—	—	421,149
Debt securities in issue	—	6,047,684	6,806,667	16,395,103	7,288,850	36,538,304

Total	988,023	6,722,498	6,836,667	16,395,103	7,293,259	38,235,550

The remaining maturity is the period from the balance sheet date to the contractual maturity date of the asset or liability; in the case of instalments, the remaining maturity is determined separately for each instalment. Accrued and deferred interest is assigned to the maturity class of “Not more than 3 months”.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

(39) Loans and advances to and deposits from joint ventures, unconsolidated subsidiaries and other investees

EUR thousand	31 Dec. 2009	31 Dec. 2008
Deposits
Deposits from customers
Joint ventures and unconsolidated subsidiaries	30,413	28,366
Unconsolidated other companies	2,770	6,784

(40) Subordinated assets

The balance sheet contains no subordinated assets.

(41) Assets pledged as collateral

As a participant in the tenders of Oesterreichische Nationalbank (the Austrian central bank), OeKB pledged collateral in the form of bonds and other fixed income securities totalling EUR 5,133.8 million (2008: EUR 5,159.9 million). For trading on the futures exchanges in Frankfurt and London, OeKB pledged collateral in the total amount of EUR 31.5 million (2008: EUR 35.7 million).

To secure credit risks in connection with derivative transactions, OeKB received collateral in the form of deposits of EUR 145.0 million (2008: EUR 549.0 million).

(42) Contingent liabilities and commitments

The off-balance sheet contingent liabilities of EUR 16.3 million (2008: nil) related to a guarantee given by Oesterreichische Entwicklungsbank AG. At the balance sheet date the OeKB Group had total undrawn credit commitments of EUR 2,638.7 million (2008: EUR 2,425.3 million).

(43) Sundry off-balance sheet obligations

As part of the deposit insurance system operated by the Vienna-based Banken and Bankiers GmbH, in accordance with section 93 Austrian Banking Act, OeKB and Exportfonds are required to guarantee a proportionate amount of deposits.

Obligations arising under leases (all of which are operating leases) and rental agreements for 2010 amount to EUR 1.4 million (at the end of the prior year the obligations for 2009 were EUR 1.2 million). The corresponding obligations for the five-year period from 2010 to 2014 were EUR 7.9 million (at the end of the prior year the obligations for the five-year period from 2009 to 2013 were EUR 7.4 million). Rent paid for 2009 was EUR 1.3 million (2008: EUR 1.2 million).

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

(44) Fiduciary assets and liabilities

EUR thousand	31 Dec. 2009	31 Dec. 2008
Fiduciary positions recognised in the balance sheet
Loans and advances to banks	16,927	24,073
Loans and advances to customers	990	990
Other assets	6,000	3,000

Fiduciary assets	23,917	28,063
Deposits from banks	990	990
Deposits from customers	22,927	27,073

Fiduciary liabilities	23,917	28,063

Off-balance sheet fiduciary transactions amounted to EUR 18.3 million (2008: EUR 19.2 million). This item consists largely of foreign-aid credits processed on behalf of the Republic of Austria.

(45) Supplementary information on assets and liabilities under the Austrian Banking Act

EUR thousand	31 December 2009		31 December 2008
	Assets	Liabilities	Assets	Liabilities
Denominated in foreign currency	136,842	23,090,408	327,383	26,101,129
Issued or originated outside Austria	2,710,376	30,228,774	3,475,410	37,145,707

(46) Derivative financial instruments

	Notional amount at 31 Dec. 2009—Remaining maturity				Positive fair values	Negative fair values
EUR thousand	Not more than 1 year	Over 1 year but not more than 5 years	Over 5 years	Total 2009
Interest rate derivatives
Interest rate swaps (OTC)	2,423,047	14,724,541	3,374,708	20,522,296	504,605	388,729
Currency derivatives
Currency swaps (OTC)	4,772,127	8,962,011	2,931,132	16,665,270	859,682	1,352,188

Total	7,195,174	23,686,552	6,305,839	37,187,566	1,364,287	1,740,916

	Notional amount at 31 Dec. 2008—Remaining maturity				Positive fair values	Negative fair values
EUR thousand	Not more than 1 year	Over 1 year but not more than 5 years	Over 5 years	Total 2008
Interest rate derivatives
Interest rate swaps (OTC)	898,540	13,554,513	4,515,168	18,968,221	803,740	309,501
Currency derivatives
Currency swaps (OTC)	6,220,220	10,127,332	3,089,630	19,437,182	1,187,326	1,837,203

Total	7,118,760	23,681,844	7,604,799	38,405,403	1,991,066	2,146,704

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

(47) Fair value of financial instruments

The table below presents the carrying amounts and fair values of financial assets and liabilities, analysed by category.

Fair values are determined as described in note 6. The market values of loans and advances to banks and customers and of deposits from banks and customers are based on inputs that in the case of assets and of liabilities are directly or indirectly observable. The same is true of the market values of derivatives reported in other assets and other liabilities.

The determination of the market values of investments is based on prices quoted on an active market.

EUR thousand	Loans and receivables		Other financial instruments, at amortised cost		Financial instruments at fair value		Total 2009
	Carrying amount	Fair value	Carrying amount	Fair value	Carrying amount	Fair value	Carrying amount	Fair value
Fair value 2009
Assets
Cash and balances at central banks			189,273	189,273			189,273	189,273
Loans and advances to banks	30,294,003	31,073,527					30,294,003	31,073,527
Loans and advances to customers	1,558,654	1,559,445					1,558,654	1,559,445
Allowance for impairment losses on loans and advances	(74)	(74)					(74)	(74)
Investments			25,475	36,606	620,413	620,413	645,888	657,019
Other assets			71,617	71,617	1,364,287	1,364,287	1,435,904	1,435,904

Liabilities
Deposits from banks			980,594	980,908			980,594	980,908
Deposits from customers			516,750	516,750			516,750	516,750
Debt securities in issue			12,318,731	12,657,793	17,557,328	17,557,328	29,876,060	30,215,121
Other liabilities			79,799	79,799	1,740,916	1,740,916	1,820,716	1,820,716

EUR thousand	Loans and receivables		Other financial instruments, at amortised cost		Financial instruments at fair value		Total 2008
	Carrying amount	Fair value	Carrying amount	Fair value	Carrying amount	Fair value	Carrying amount	Fair value
Fair value 2008
Assets
Cash and balances at central banks			989,778	989,778			989,778	989,778
Loans and advances to banks	35,555,757	35,758,574					35,555,757	35,758,574
Loans and advances to customers	2,037,760	2,038,273					2,037,760	2,038,273
Allowance for impairment losses on loans and advances	(74)	(74)					(74)	(74)
Investments			22,631	41,703	613,019	613,019	635,650	654,722
Other assets			198,763	198,763	1,991,066	1,991,066	2,189,829	2,189,829

Liabilities
Deposits from banks			1,276,097	1,277,093			1,276,097	1,277,093
Deposits from customers			421,149	421,149			421,149	421,149
Debt securities in issue			17,191,479	17,521,434	19,346,825	19,346,825	36,538,304	36,868,259
Other liabilities			69,200	69,200	2,146,704	2,146,704	2,215,904	2,215,904

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

(48) Risk management

Risk management—essentially, the identification, monitoring, assessment, reporting, planning and treatment of risks—consists of important processes designed to ensure the security and profitability of the enterprise in the interest of customers and owners. Every risk assumed by the OeKB Group must be consistent with the Executive Board’s risk policy and strategy, which aims to assure a sustained stable return on equity through a conservative approach to all risks, including financial risks and risks arising from business operations in general.

The Internal Capital Adequacy Assessment Process (ICAAP) implemented in the OeKB Group serves to assure the maintenance of the defined bank-specific level of capital adequacy and, as a measurement and control tool, forms an integral part of the management process.

A key variable in the measurement and management of risk is economic capital; it is calculated using the concept of Value at Risk (VaR) over a one-year time horizon. In the ICAAP, credit risk, market risk, operational risk and business risk are taken into account quantitatively, through the calculation of economic capital (business risk is considered to be the risk that earnings will suffer as a result of changes in the business environment—such as markets, customer behaviour or technology—or of inappropriate or inadequately implemented business strategy). Liquidity risk is managed on the basis of cash-flow and funding projections (using idiosyncratic and systemic stress assumptions) that are compared critically with the counterbalancing capacity. In this context, risk essentially is defined as the danger that the actual outcome will be less favourable than the expected outcome. In other words, risk is the level of probability of a specified unexpected loss.

For each risk type, the table below shows the minimum capital required under the Austrian Banking Act and the corresponding Values at Risk based on the ICAAP:

EUR thousand	Value at Risk under ICAAP	Regulatory capital requirement under section 22 Banking Act
Risk exposure and capital requirement at 31 December 2009
Credit risk	32,637	32,294
Commodity and foreign exchange risk	8,184	2,713
Other market risk in the banking book	72,616	—
Other risks	19,126	—
Operational risk	33,936	24,419

EUR thousand	Value at Risk under ICAAP	Regulatory capital requirement under section 22 Banking Act
Risk exposure and capital requirement at 31 December 2008
Credit risk	34,707	31,945
Commodity and foreign exchange risk	8,019	2,797
Other market risk in the banking book	60,933	—
Other risks	17,772	—
Operational risk	32,643	23,488

In the calculation of risk coverage, the economic capital required is compared with the economic capital available. This is done in a multi-tier system addressing various risk coverage objectives. The available capital is allocated to market risk and credit risk in proportion to the respective economic capital required. In key areas, additional limits are in place at the operations level.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

Risk assessment is performed at least quarterly, employing different methods depending on the risk type. Credit risks that are individually material are measured using Credit Value at Risk; individually material market risks are measured using VaR. Credit and market risks that are not individually material are assessed by allowing a lump sum for them. Other risks (including business risk) are recognised through flat percentage-based amounts. The assessment of operational risk employs the Basic Indicator approach, expanded by a distribution assumption for estimation at a high confidence level. The systems used for this purpose are SAP, Bloomberg and proprietary systems.

Risk management is supported by the system of internal control, which serves to assure compliance with rules, standards and risk mitigation procedures. Extensive automated IT general controls, as well as reviews performed particularly by the Internal Audit department, contribute to the effectiveness of this internal control system.

One of the priorities in 2009 was the implementation of a software solution for risk assessment and asset/ liability management, which will be completed in 2010. With this solution, significant risk types are evaluated in a single system that also permits dynamic simulations and hence helps to achieve integrated risk control. In the area of operational risk management, in 2010 the process-oriented risk analysis and reporting will be intensified in collaboration with the designated officer responsible for the internal control system.

Risk management organisation

Against the backdrop of the OeKB Group’s major business activities and its specific business and risk structure, the bank has adopted a clear functional organisation of the risk management process; well-defined roles are assigned to the following organisational units:

Executive Board: In accordance with the responsibilities prescribed for it in the Austrian Banking Act, the Executive Board sets the Group’s risk policy and strategy. As part of the Group’s enterprise-wide risk management, the Executive Board, working with the Risk Management Committee, determines the acceptable aggregate amount of risk (based on the calculated capacity to assume risk), approves risk limits derived from this aggregate and decides on the procedures for risk monitoring.

Risk Management Committee: The function of the Risk Management Committee is derived from the risk policy and consists of strategic risk control and risk monitoring. The Risk Management Committee is the primary recipient of the risk reports, monitors and manages the risk profiles for the individual risk types, and, as needed, decides actions based on the risk reports. The committee consists of the Executive Board, the Chief Risk Officer (CRO) and Deputy CRO, the Operational Risk Manager, Financial Risk Manager, and representatives from the Accounting and Controlling departments and business segments.

Chief Risk Officer: The implementation of the measures decided by the Risk Management Committee is over-seen by the Chief Risk Officer, supported by the Financial Risk Manager, the Operational Risk Manager and the Chief Information Security Officer (CISO).

“Risk Controlling” department: The “Risk Controlling” department is responsible for the measurement and assessment of financial risks, the operating-level financial risk accounting and the implementation and monitoring of internal controls in respect of financial risk, including the monitoring of internal limits and the actual implementation of the Internal Capital Adequacy Assessment Process, such as the determination of the Group’s aggregate risk.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

Operational risk management: The directions on the management of operational risk are implemented in the Group’s business operations by the Organisation, Construction, Environmental Issues and Security department (known as OBUS), with the exception of information security matters, which are the responsibility of the Chief Information Security Officer. The activities falling into the areas of operational risk management, of information security and of the internal control system officer are subject to ongoing coordination.

Asset and Liability Management Committee: Based on analysis of risks and returns, the Asset and Liability Management Committee (ALCO) defines structural targets and constraints for the business-level control units to manage the asset-liability structure of the Group’s portfolios and balance sheet.

Internal Audit: The organisational units involved in the risk management process and the procedures applied are regularly reviewed by the Internal Audit department.

Supervisory Board: The Supervisory Board has oversight of all risk management arrangements in the OeKB Group; it receives quarterly reports on the Group’s risk situation. These risk reports present in detail the financial risk situation and the economic capital for operational risk. The Audit Committee of the Supervisory Board also monitors the effectiveness of the system of internal control.

(49) Market risk

Market risks arise from a potential change in risk factors that may lead to a reduction in the market value of the financial items. The specific types of market risk distinguished are interest rate risk, foreign exchange risk and equity price risk. The Group’s market risks relate only to banking book positions, as no trading book is maintained.

Risks are assessed by the Value-at-Risk concept for estimating maximum potential losses. In addition, interest rate and exchange rate sensitivity ratios are determined, and the effects of extreme market movements are calculated through stress tests using two methods. First, the economic capital determined through the ICAAP is tested under various scenarios (expected shortfall, credit migration, and correlations). Additionally, for market risks, the impact of several specific scenarios is calculated (for example, historical contingencies such as Black Monday and September 11, 2001).

The largest amount of market risk arises from the Group’s own investment portfolio (also see note 19, Net gain or loss on financial instruments), 36.2% of which consists of investment funds and 63.8% of bonds. The Value at Risk is determined monthly and, at 31 December 2009, amounted to EUR 44.7 million for a holding period of one year at a 99% confidence level. The interest rate risk is also monitored by using stress scenarios. Thus, it was calculated that a positive interest rate shock of 200 basis points would have led to a change of EUR 30.1 million in the market value of the banking book. In 2009, a mandate for the risk management of the proprietary portfolio was additionally awarded to an external overlay manager.

Exchange rate risks exist above all in connection with raising long- and short-term funds for the export financing scheme. These risks are secured by an exchange rate guarantee of the Republic of Austria under the Export Financing Guarantees Act 1981. A US dollar position at 31 December 2009 held outside the export financing scheme serves as an economic hedge of a USD-sensitive investment.

Hedging

To assist in controlling market risks, the Group employs derivative financial instruments. The derivatives involved are interest rate swaps and cross currency interest rate swaps, which are traded over the counter (OTC) and used largely as hedging instruments for debt securities issued by the OeKB Group. Instead of applying hedge accounting under IAS 39, these hedged financial liabilities are designated at fair value through profit or loss in

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

order to avoid accounting mismatches. The changes in value of the derivative and of the respective hedged liability are thus recorded in the income statement.

(50) Liquidity risk

Liquidity risk is the risk of not being able to meet present or future payment obligations fully as they fall due. In the wider sense, liquidity risk also includes funding liquidity risk (the risk that funding can be obtained only on unfavourable market terms), and market liquidity risk (the risk that assets can be sold only at a discount).

The goal of the OeKB Group’s liquidity strategy is to secure sufficient access to required liquidity even in difficult market situations. OeKB’s decades-long excellent standing in international financial markets coupled with the high diversification of its funding instruments, and especially the Austrian government guarantee protecting the lenders, combine to facilitate market access for the Group even when markets are under special stress, as the recent financial crisis has demonstrated.

In 2009 the Executive Board adopted a liquidity strategy that is guided by the recommendations of the Committee of European Banking Supervisors. At the core of risk measurement are cash-flow and funding projections—based both on idiosyncratic and systemic stress assumptions—that are set against the counterbalancing capacity (represented primarily by securities eligible for obtaining funding from central banks). Market liquidity risk is taken into account through corresponding haircuts. The survival period determined in this manner must be at least one month in duration.

The daily liquidity position is monitored, and is stabilised by means of a portfolio of diversified funding facilities. A detailed presentation of the liquidity situation is regularly produced and reported to the ALCO.

To cover any liquidity requirements arising from potential gaps between cash inflows and outflows, the OeKB Group holds liquid assets, particularly in the form of eligible securities (securities eligible for obtaining funding from central banks). These assets can be pledged or sold as required to meet a need for liquidity.

Maturity analysis of liabilities

The tables below show the schedule of future cash outflows and inflows based on the nominal amounts of the gross transaction, i.e. without taking netting agreements into account. The mapping into time buckets is based on the contractual maturity structure; liabilities payable on demand are assigned to “Not more than 1 month”.

EUR thousand	Net book value	Total	Not more than 1 month	Over 1 but not more than 3 months	Over 3 months but not more than 1 year	Over 1 but not more than 5 years	Over 5 years
Liabilities at 31 December 2009
Deposits from banks	980,594	978,972	881,777	79,063	15,348	2,784	—
Deposits from customers	516,750	470,720	470,720	—	—	—	—
Debt securities in issue	29,876,060	29,000,381	1,176,511	2,859,580	2,833,687	15,235,338	6,895,265
Undrawn credit commitments and offers	—	2,638,736	210,440	897,530	1,018,165	512,602	—

Total	31,373,404	33,088,809	2,739,448	3,836,173	3,867,200	15,750,724	6,895,265
Derivatives	1,740,916	—	—	—	—	—	—
Outflows	—	13,670,745	49,796	610,349	2,541,282	7,468,746	3,000,571
Inflows	—	12,212,638	48,549	563,038	2,135,765	6,877,031	2,588,255

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

EUR thousand	Net book value	Total	Not more than 1 month	Over 1 but not more than 3 months	Over 3 months but not more than 1 year	Over 1 but not more than 5 years	Over 5 years
Liabilities at 31 December 2008
Deposits from banks	1,276,097	1,270,982	1,136,242	100,700	30,367	2,939	734
Deposits from customers	421,149	373,288	373,288	—	—	—	—
Debt securities in issue	36,538,304	35,213,506	2,748,628	3,293,649	6,389,442	15,896,964	6,884,823
Undrawn credit commitments and offers	—	2,425,295	190,834	846,310	923,306	464,845	—

Total	38,235,550	39,283,071	4,448,992	4,240,659	7,343,115	16,364,748	6,885,557
Derivatives	2,146,704	—	—	—	—	—	—
Outflows	—	14,164,681	931,598	1,095,666	3,377,344	5,840,730	2,919,344
Inflows	—	12,299,243	854,222	1,026,472	2,788,949	5,033,052	2,596,548

(51) Credit risk

Credit risk is the risk of unexpected losses as a result of the default or deterioration in credit quality of counterparties. In view of its business structure, the OeKB Group distinguishes the following types of credit risk: counterparty risk/default risk, investee risk and concentration risk. The critical measure used for credit risk is Credit Value at Risk, representing the difference between an unexpected loss at a 99.99% confidence level and the expected loss associated with the respective default.

The probability of default is determined primarily by mapping from the ratings supplied by external rating agencies (Standard & Poor’s, Moody’s and Fitch). On the basis of these ratings, counterparties are classified into five internal rating categories. The data are continually updated. In the case of clients without an external rating, internally generated criteria are applied.

The credit exposure of the OeKB Group consists largely of export credits. In keeping with the Group’s exacting lending standards, the approval of these loans and commitments is subject to high loan security requirements (such as, notably, guarantees of the Republic of Austria). To secure credit risks in connection with derivative transactions, collateral agreements are concluded with the most significant counterparties, and downgrade trigger provisions are in place with all counterparties. These trigger clauses permit contracts to be assigned to third parties, or to be cancelled, upon a pre-defined deterioration in rating. The entire export financing scheme is treated as investee risk with its own dedicated supply of available economic capital.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

The distribution of assets in the banking book (including the investment portfolio) across rating categories was as shown in the table below. Guaranteed assets are, to the extent of the guarantee, assigned to the rating category of the guarantor; assets guaranteed by the Republic of Austria are assigned to rating category 1; no credit derivatives are employed.

EUR thousand	Rating category 1 (AAA)	Rating category 2 (AA)	Rating category 3 (A)	Rating category 4 (BBB/BB)	Rating category 5 (B and below)	Total carrying amount
Credit portfolio by rating category 2009
Cash and balances at central banks	189,273	—	—	—	—	189,273
Loans and advances to banks	29,472,045	403,076	416,816	29	2,037	30,294,003
Loans and advances to customers	1,522,916	12,208	11,364	4,341	7,825	1,558,654
Allowance for impairment losses on loans and advances	—	—	—	—	(74)	(74)
Investments	135,819	64,572	181,356	262,216	1,924	645,888
Derivatives	766,881	335,340	262,066	—	—	1,364,287

EUR thousand	Rating category 1 (AAA)	Rating category 2 (AA)	Rating category 3 (A)	Rating category 4 (BBB/BB)	Rating category 5 (B and below)	Total carrying amount
Credit portfolio by rating category 2008
Cash and balances at central banks	989,778	—	—	—	—	989,778
Loans and advances to banks	34,408,560	257,786	887,299	145	1,967	35,555,757
Loans and advances to customers	1,984,811	12,210	33,102	447	7,191	2,037,760
Allowance for impairment losses on loans and advances	—	—	—	—	(74)	(74)
Investments	83,937	119,281	244,872	183,942	3,619	635,650
Derivatives	975,479	566,762	448,825	—	—	1,991,066

The table below analyses the banking book assets by country category; export credits backed by a guarantee under the Export Financing Act are included under “Austria”.

EUR thousand	31 Dec. 2009	31 Dec. 2008
Credit portfolio by country category
Austria	32,109,050	38,762,732
EU (excluding Austria)	1,308,906	1,670,185
Other countries	444,877	777,020

As at 31 December 2009 the highest exposures within the region “EU (excluding Austria)” were with the United Kingdom (EUR 615.0 million), Germany (EUR 288.0 million) and France (EUR 95.0 million). The highest exposures under “Other countries” were with the United States (EUR 365.6 million), Norway (EUR 15.7 million) and Australia (EUR 12.0 million).

The Group’s business operations are subject not only to the regulatory requirements but also to the volume limits set by the Executive Board for transaction types and portfolios, as well as counterparty and issuer limits that apply across business lines.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

(52) Operational risk

Operational risk is the risk of losses resulting from inadequacy or failure of internal processes, people or systems, or from external events, including legal risks.

Enterprise-wide standards, rules and processes are derived from the risk policy and documented in the operational risk manual. This also includes emergency management manuals and emergency plans, as well as crisis scenarios, all of which are annually reviewed. The effectiveness of these plans and procedures is tested in scenario training events. The maintenance and evaluation of the loss database on an ongoing basis helps to assure a permanent process of optimisation of operational risks. In view of the high importance of information security, the Group has a dedicated information security officer.

(53) Staff count

During the financial year, the Group had an average of 385 employees (2008: 363 employees). The number of employees is expressed in full-time equivalents.

(54) Boards’ remuneration and loans

The following table gives details of the aggregate compensation of the Executive Board and Supervisory Board members and the termination benefits and pension expenses for Executive Board members, key management and other employees (including changes in entitlements and provisions).

As permitted under section 266(7)b Austrian Commercial Code, the aggregate remuneration of current Executive Board members is not stated. At 31 December 2009 there were no outstanding loans to members of the Executive Board or Supervisory Board. There were also no guarantees by OeKB for these individuals. There are no management share option plans for the Executive Board or for key managers.

EUR thousand	2009	2008
Boards’ remuneration and loans
Aggregate remuneration
Current members of the Executive Board	Not disclosed	Not disclosed
Former members of the Executive Board	135	133
Members of the Supervisory Board	255	245
Pension and termination benefit expenses for
Executive Board/key management	3,075	674
Other employees	6,035	6,088

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

(55) Board members and officials

•     Members of the Executive Board

Johannes Attems

Rudolf Scholten

•     Members of the Supervisory Board

Erich Hampel, Chairman (since 1 Jan. 2010)

Gerhard Randa, Chairman (until 1 Jan. 2010)

Walter Rothensteiner, 1st Vice-Chairman

Franz Hochstrasser,

2nd Vice-Chairman (since 19 May 2009)

Helmut Bernkopf (since 19 May 2009)

Jürgen Danzmayr (until 19 May 2009)

Gernot Heschl (19 May 2009-16 Nov. 2009)

Peter Hofbauer (since 19 May 2009)

Friedrich Hondl (since 15 Dec. 2009)

Stephan Koren

Markus Mair (until 19 May 2009)

Reinhard Ortner,

2nd Vice-Chairman (until 19 May 2009)

Heimo Penker

Franz Pinkl (until 30 April 2009)

Angelo Rizzuti

Herbert Stepic

Thomas Uher (since 19 May 2009)

Stephan Winkelmeier (since 19 May 2009)

Robert Zadrazil (since 19 May 2009)

Franz Zwickl

Staff Delegates:

Martin Krull

Anish Gupta

Doris Hanreich-Wiesler (until 6 July 2009)

Christian Leicher (since 7 July 2009)

Claudia Richter

Erna Scheriau

Otto Schrodt

Ulrike Zabini

•     Government commissioners

under section 76 Austrian Banking Act

Alfred Lejsek, Commissioner

Johann Kinast, Deputy Commissioner

The above government commissioners are also representatives of the Austrian Minister of Finance under Section 6 Export Financing Guarantees Act 1981.

•     Government commissioners

under section 27 of the Articles of Association

(supervision of bond cover pool)

Johannes Ranftl, Commissioner

Edith Wanger, Deputy Commissioner

(56) Other related party transactions

As a specialised institution for export services and capital market services, OeKB engages in many transactions with its shareholders. All these transactions are conducted at arm’s length.

The following balance sheet items include transactions with shareholders of OeKB:

EUR million	31 Dec. 2009	31 Dec. 2008
Other related party transactions
Loans and advances to banks	25,786	30,998
Loans and advances to customers	0	0
Investments	36	40
Deposits from banks	32	55

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

(57) Date of approval for publication

The date of submission of these financial statements to the Supervisory Board for approval is 23 March 2010.

Vienna, 24 February 2010

Oesterreichische

Kontrollbank Aktiengesellschaft

Signed by the Executive Board

Johannes Attems	Rudolf Scholten

IV. Auditor’s Report

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of

Oesterreichische

Kontrollbank Aktiengesellschaft,

Vienna,

for the year from 1 January to 31 December 2009. These consolidated financial statements comprise the consolidated balance sheet as of 31 December 2009, the consolidated income statement, the consolidated cash flow statement and the consolidated statement of changes in equity for the year ended 31 December 2009 and a summary of significant accounting policies and other explanatory notes.

Management’s Responsibility for the Consolidated Financial Statements and for the Accounting System

The Company’s management is responsible for the group accounting system and for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards (IFRSs) as adopted by the EU. This responsibility includes: designing, implementing and maintaining internal control relevant to the preparation and fair presentation of the consolidated financial statements that are free from material misstatement, whether due to fraud or error; selecting and applying appropriate accounting policies; and making accounting estimates that are reasonable in the circumstances.

Auditors’ Responsibility and Description of Type and Scope of the Statutory Audit

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with laws and regulations applicable in Austria and in accordance with International Standards on Auditing, issued by the International Auditing and Assurance Standards Board (IAASB) of the International Federation of Accountants (IFAC). Those standards require that we comply with professional guidelines and that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Group’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

Our audit did not give rise to any objections. In our opinion, which is based on the results of our audit, the consolidated financial statements comply with legal requirements and give a true and fair view of the financial position of the Group as of 31 December 2009 and of its financial performance and its cash flows for the year from 1 January to 31 December 2009 in accordance with International Financial Reporting Standards (IFRSs) as adopted by the EU.

Report on the Management Report for the Group

Pursuant to statutory provisions, the management report for the Group is to be audited as to whether it is consistent with the consolidated financial statements and as to whether the other disclosures are not misleading with respect to the Company’s position. The auditor’s report also has to contain a statement as to whether the management report for the Group is consistent with the consolidated financial statements.

In our opinion, the management report for the Group is consistent with the consolidated financial statements.

Vienna, 24 February 2010

KPMG Austria GmbH

Wirtschaftsprüfungs- und Steuerberatungsgesellschaft

Martin Wagner	ppa Renate Vala

Certified Public Accountants

MAP OF AUSTRIA

REPUBLIC OF AUSTRIA

GENERAL

The Republic of Austria is situated in Central Europe. It shares borders with:

•	Switzerland and Liechtenstein in the west,

•	the Federal Republic of Germany, the Czech Republic and the Slovak Republic in the north,

•	Hungary in the east, and

•	Slovenia and Italy in the south.

The population of Austria in 2006, the date of the most recent census, was 8,281,295. From 2001 to 2006, Austria’s population increased by approximately 3.1% . Vienna, the capital, had a population of 1.66 million in 2006.

Austria has an area of 32,383 square miles. The western and southern regions of Austria, containing the Austrian Alps, are mountainous and heavily forested. There are fertile plains in the eastern parts of the country and in the valley of the Danube River, which flows through Austria for a distance of 217 miles.

The present Austrian frontiers were determined by the Treaty of St. Germain in 1919. The occupation of Austria following World War II was ended by the State Treaty for the Re-establishment of an Independent and Democratic Austria in 1955. The treaty limits the manufacture and possession by Austria of certain types of military weapons, including atomic weapons.

FORM OF GOVERNMENT

Under the Austrian Federal Constitution Act of 1920, as amended in 1929 (the “Constitution”), Austria is a democratic and federal republic, with legislative and executive powers divided between the federal government and the nine constituent provinces.

The legislative power of the federal government is vested in a bi-cameral legislature consisting of the Nationalrat and the Bundesrat. The members of the Nationalrat are elected for a period of five years by direct, secret, popular suffrage under a system of proportional representation. The Nationalrat may be dissolved before the termination of the term of five years for which it is elected, by its own action or, in certain circumstances, by the Federal President. The present Nationalrat was elected on September 28, 2008. The members of the Bundesrat are elected periodically by the legislatures of the provinces in proportion to the populations of the nine provinces.

The executive powers of the federal government are vested in the Federal President, the Chancellor and the Cabinet. The Federal President is elected by direct, secret, popular suffrage for a term of six years. Dr. Heinz Fischer was elected Federal President on April 25, 2004 and assumed the office on July 8, 2004. He was reelected for a further term of six years on April 25, 2010. The chief constitutional powers of the Federal President are the appointment of the Chancellor and his Cabinet and the dissolution of the Nationalrat. The present administration was formed on December 2, 2008 by a coalition of the Austrian Social Democratic Party and the Austrian People’s Party with Werner Faymann of the Austrian Social Democratic Party as Chancellor and Josef Pröll of the Austrian People’s Party as Vice-Chancellor.

The judicial power is exercised by the federal courts. Courts of last resort are provided for questions of civil and criminal law and for questions of administrative law. A separate constitutional court has primary competence to determine the constitutionality of all legislative and administrative acts of the federal government and the provinces.

POLITICAL PARTIES

The following table shows the political affiliations of the members of the Nationalrat and the Bundesrat after the last two elections, as well as their current political affiliations.

	2006		2008		2009
	National- rat	Bundes- Rat	National- rat	Bundes- Rat	National- rat	Bundes- Rat
Austrian Social Democratic Party (SPÖ)	68	29	57	27	57	27
Austrian People’s Party (ÖVP)	66	26	51	27	51	27
Austrian Freedom Party (FPÖ)	21	—	34	2	34	2
Green Party (Grüne)	21	4	20	3	20	3
Alliance for the Future of Austria (BZÖ)	7	—	21	2	21	2
Independent	—	3	—	—	—	—
Liste Fritz Dinkhauser (FRITZ)	—	—	—	1	—	1

MEMBERSHIP IN INTERNATIONAL ORGANIZATIONS

Austria is a member of many international organizations:

•

the United Nations and of all of its affiliated organizations. Three of these organizations, the International Atomic Energy Agency, the United Nations Industrial Development Organization and the United Nations Office for Drug Control and Crime Prevention have their headquarters in Vienna.

•	the European Union (“EU”),

•	the International Monetary Fund (“IMF”),

•	the International Bank for Reconstruction and Development (“IBRD”),

•	the Multilateral Investment Guarantee Agency (“MIGA”),

•	the International Finance Corporation (“IFC”),

•	the International Development Association, (“IDA”)

•	the Asian Development Bank (“ADB”),

•	the Asian Development Fund (“ADF”),

•	the Inter-American Development Bank (“IDB”),

•	the Fund for Special Operations (“FSO”)

•	the Inter-American Investment Corporation (“IIC”)

•	the African Development Fund (“AfDF”),

•	the African Development Bank (“AfDB”),

•	the European Bank for Reconstruction and Development (“ERBD”) and

•	the European Investment Bank (“EIB”),

•	the Organization for Economic Cooperation and Development (“OECD”),

•	the Council of Europe,

•	the International Energy Agency,

•	the International Fund for Agricultural Development (“IFAD”),

•	the Common Fund for Commodities (“CF”),

•	the Global Environment Facility (“GEF”).

Austria is a founding member of the World Trade Organization (“WTO”) and was previously a party to the General Agreement on Tariffs and Trade (“GATT”).

Vienna is recognized as a center for international conferences and has served as the site of numerous United Nations meetings as well as Strategic Arms Limitation Talks. The headquarters of the Organization of the Petroleum Exporting Countries (“OPEC”) are located in Vienna.

THE ECONOMY

General

Austria has a highly developed and diversified economy. Industry, which consists of manufacturing and mining, construction, energy and water supply, accounted for 29.5% of the gross value added at current prices in 2009. Industrial development has been favored by the availability of domestic sources of electric power and raw materials. Tourism, agriculture and forestry also play an important part in Austria’s economy.

Gross Domestic Product

The following table shows the major sectors of Austria’s gross domestic product (“GDP”) for the years 2005 through 2009. The 2009 GDP at current prices totaled EUR 276.9 billion, representing a 1.8% decrease over 2008. The 2009 GDP at 2005 prices totaled EUR 256.6 billion, representing a 3.6% decrease over 2008.

GROSS DOMESTIC PRODUCT(1)

	2005	2006	2007	2008	2009	Percentage of 2009 total gross value added
	(Billions of euro, at current prices)
Agriculture and forestry	3.5	3.8	4.3	4.3	3.7	1.5
Industry:
Mining and quarrying	1.0	1.1	1.0	1.2	1.1	0.4
Manufacturing	42.9	46.3	49.4	51.6	46.9	18.7
Electricity, gas and water supply	5.2	5.5	6.2	6.6	7.2	2.9
Construction	15.6	16.0	17.9	19.1	18.7	7.5

Total Industry	64.7	68.9	74.5	78.5	73.9	29.5
Service activities:
Wholesale and retail trade	28.3	29.5	30.5	32.4	31.1	12.4
Hotels and restaurants	10.0	10.7	11.1	11.8	11.4	4.5
Transport, storage and communication	14.1	14.4	15.1	15.3	14.9	6.0
Financial intermediation	11.7	12.6	13.7	13.4	12.1	4.8
Real estate, renting and business activities	40.9	43.6	45.7	47.5	47.9	19.2
Public administration(2)	12.9	13.5	13.8	14.5	15.1	6.0
Other service activities	33.3	34.7	36.1	37.9	40.2	16.1

Total service activities	151.2	159.0	166.0	172.7	172.7	69.0
Total gross value added	219.4	231.7	244.9	255.4	250.3	100.0

Taxes less subsidies on products	24.2	24.4	25.9	26.4	26.6

Gross domestic product
Value	243.6	256.2	270.8	281.9	276.9

Volume(3)	243.6	252.0	261.0	266.3	256.6
Percentage change in gross domestic product over preceding year
Value	4.6	5.2	5.7	4.1	-1.8
Volume(3)	2.5	3.5	3.5	2.0	-3.6

(1)	ESA-95 basis. Amounts may not add due to rounding.
(2)	Including defense and social security.
(3)	Chained series, reference year 2005.

SOURCE:	WIFO database.

Domestic Expenditure

The following table shows the total goods and services available for domestic expenditure and the total domestic expenditure for goods and services at current prices for the years 2005 through 2009.

DOMESTIC EXPENDITURE(1)

	2005	2006	2007	2008	2009	Percentage of 2009 Gross Domestic Product
	(Billions of euro at current prices)
Gross domestic product	243.6	256.2	270.8	281.9	276.9	100.0
Add: Imports	122.3	133.1	145.9	151.1	127.2	45.9

Total demand	365.9	389.3	416.7	433.0	404.0	145.9
Less: Exports	132.0	145.5	161.8	167.3	138.8	50.1
Total domestic demand	233.8	243.8	254.9	265.6	265.3	95.8
Domestic expenditure:
Consumption expenditure:
Households(2)	133.8	139.1	143.9	148.8	151.1	54.6
General government	45.1	47.4	49.4	52.6	55.0	19.9

Final consumption expenditure	178.9	186.5	193.3	201.4	206.1	74.4
Investment:
Machinery and equipment(3)	24.9	25.8	27.5	27.8	25.1	9.1
Construction	27.9	29.5	31.6	33.7	32.5	11.7

Gross fixed capital formation	52.8	55.2	59.2	61.5	57.7	20.8
Changes in inventories(4)	2.1	2.6	2.8	2.5	1.4	0.5

Gross capital formation	54.9	57.8	61.9	64.0	59.0	21.3
Statistical discrepancy	–0.0	–0.5	–0.4	0.2	0.1	0.0
Gross domestic final expenditure	233.8	243.8	254.9	265.6	265.3	95.8

(1)	ESA-95 basis. Amounts may not add due to rounding.
(2)	Including non-profit institutions serving households.
(3)	Including intangible fixed assets, other products, and products of agriculture, forestry, fisheries and aquaculture.
(4)	Including acquisition less disposals of valuables.

SOURCE: WIFO database.

Productivity, Wages, Wholesale Prices and Cost of Living

The following table sets forth for Austria the indices of productivity and gross wages and salaries per worker and employee, wholesale and consumer prices and cost of living, and the respective percentage increases over the previous period for the years 2004 through 2008.

PRODUCTIVITY, WAGE AND PRICE INDICES(1)

	Productivity Real GDP per employment		Wages and salaries per employee		Wholesale prices		Consumer prices
	Index (1995 = 100)	Percentage increase over previous year	Index (1995 = 100)	Percentage increase over previous year	Index (1995 = 100)	Percentage increase over previous year	Index (1995 = 100)	Percentage increase over previous year
2004	114.1	2.2	117.5	1.8	111.1	5.0	115.9	2.1
2005	115.6	1.3	120.2	2.4	113.4	2.0	118.6	2.3
2006	117.9	2.0	124.1	3.2	116.7	2.9	120.3	1.5
2007	120.0	1.8	128.0	3.1	121.5	4.1	122.9	2.2
2008	119.7	–0.2	131.4	2.7	129.3	6.4	126.8	3.2

(1)	Indices based on average of monthly data for the periods indicated.

SOURCE: WIFO database.

Industry

In 2008 manufacturing (including mining) accounted for 20.7 % of gross value added. Thus the contribution of manufacturing to Austria’s GDP is higher than the average in European Union member states. Austria’s share of the European Union’s manufacturing output increased between 1985 and 2008 from 2.1% to 2.8%. The absolute value added per employee was the sixth highest among the EU15.

In terms of contribution to GDP, machinery and equipment was the largest sector within the industrial sector in 2008, followed by metals and metal products. The other primary contributors to the Austrian export industry are machinery, motor vehicles and basic metal products. Traditionally, Austria’s expenditures for research and development (R&D) have been lower than those of other members of the European Union. However, in 2008 R&D expenditures were above the European Union average, amounting to 2.6 % of Austria’s GDP.

In 2008, an average of 248,268 individuals was engaged in construction, representing 7.5 % of Austria’s wage and salary earners. Construction accounted for 7.5 % of the 2008’s gross value added.

In order to address potential liquidity shortages of non-financial sector companies resulting from the financial crisis, Austria enacted the Corporate Liquidity Strengthening Act (Unternehmensliquiditätsstärkungsgesetz—the “ULSG”), which was approved by the European Commission and became effective on August 25, 2009. The ULSG enables the Minister of Finance to offer government guarantees for financings by large- and medium-sized corporate sector companies. In order to obtain government guarantees, companies must have been solvent since July 1, 2008. The guarantees to be issued may have a maximum term of five years, and the maximum amount of guarantees that can be extended to any company is EUR 300 million. Guarantees may be issued for the financing of working capital and investments, as well as for the refinancing of maturing bonds and loans. Guarantees may cover between 30 and 70% of the underlying financing. The Ministry of Finance has entrusted the Bank with the administration of these guarantees.

Austria implemented a car replacement program, which entered into force on April 1, 2009 and aimed at the replacement of 30,000 older cars by new, environmentally-friendly cars. Under the scheme, car owners who replace cars older than 13 years by environment friendly new cars received a EUR 1,500 bonus. The program was limited in size by a total budget of EUR 45 million. The budget was used up at the beginning of July 2009 and the program therefore expired. Although the program had a positive impact on the sale of small cars and the Austrian automotive components supply industry, it only marginally influenced the Austrian GDP, since these cars are mainly imported from abroad.

Banking, Insurance, Real Estate and Business Services

The Single Market program of the European Union has increased competition within Austria’s financial services industry and led to a series of mergers and consolidations. Consequently, the number of banks declined from 923 in 2000 to 867 in 2008 and the number of branches was reduced by 305.

The most spectacular bank merger occurred in 2005. With the merger of Hypovereinsbank and UniCredito Italiano Bank, Bank Austria Creditanstalt, which had formally been controlled by Hypovereinsbank, became a member of the new UniCredit Group. Bank Austria Creditanstalt, which has since been renamed UniCredit Bank Austria, remains responsible for all activities in Austria and for most of UniCredit Group’s activities in Central and Eastern Europe.

In 2007, the global financial system came under considerable strain caused by a deterioration of credit quality, a drop in valuations of structured credit products, and a lack of market liquidity accompanying a broad deleveraging in the financial system. The IMF estimated aggregate potential write-downs and losses to be close to USD 2,000 billion. The banking sector in Austria has so far remained resilient though concerns have been raised due to its substantial credit claims vis-à-vis the region of East-central Europe. See “—Banking System and Monetary Policy—Exposure to Eastern Europe.”

In October 2008, Austria implemented various measures aimed at the prevention of adverse developments within the Austrian financial system, including government guarantees for bank bond issues and government recapitalization measures of financial institutions. See “—Banking System and Monetary Policy—Financial Market Stabilization Measures.”

After a moderate increase in 2006, premium income in the Austrian insurance industry continued subdued growth in 2007 (+2.1%). Projections for 2008 provide a stable picture of the industry (+2.5%). Contrary to the rest of Europe, the Austrian life insurance segment lost momentum in 2007, instead property-liability insurance became the source of dynamics. Claims payments showed moderate gains in 2007, the only exception being life insurance (+24.5%). This steep acceleration was due to expiring contracts, signed after the announcement of a change in the tax code in 1988. Preliminary data for 2008 show claims dynamics to abate, though property-liability insurance will suffer from a rising claims ratio. The valuation adjustments required in the wake of the US sub-prime crisis strongly affected investment income in the insurance industry. Being down by -7% (life), -24% (health), and -9% (property-liability), the return on investments as well as operating income declined.

In 2008, the financial services, real estate and business services sectors contributed to Austrian gross value added at current prices by a margin of 23.8%.

Energy

The following table shows Austria’s domestic production and consumption of primary energy and the ratio of domestic production to consumption for the years 2004 through 2007.

DOMESTIC PRODUCTION AND CONSUMPTION OF PRIMARY ENERGY

	2004	2005	2006	2007
	(Tera Joules)
Domestic production:
Renewable energy(1)	315,783	319,537	331,671	350,383
thereof hydro-power	131,122	129,150	125,561	129,575
Natural gas	70,500	59,347	66,142	67,181
Oil and oil products(2)	45,135	41,217	42,269	41,327
Coal(3)	2,350	4	4	4

Total	433,768	420,105	440,087	458,895

Domestic consumption:
Oil and oil products(2)	603,372	603,926	608,397	580,457
Renewable energy(1)	309,193	318,051	344,294	358,910
thereof hydro-power	131,122	129,150	125,561	129,575
Natural gas	315,695	345,876	315,391	295,161
Coal(3)	169,520	169,003	171,198	162,674
Electricity	11,089	9,595	24,661	23,827

Total	1,408,870	1,446,452	1,463,941	1,421,029

Domestic production as a percentage of domestic consumption	30.8	29.0	30.1	32.3

(1)	Renewable energy includes hydro-power, firewood, wastes and biomass, geothermal energy, solar energy, wind energy, biogas and liquid biofuels.
(2)	Crude oil, refinery feedstock, motor gasoline, gasoil, Diesel oil, liquefied petroleum gases, natural gas liquids and other.
(3)	Coal, coke, lignite, blast furnace gas, coke oven gas.

SOURCE: STATISTICS AUSTRIA. Amounts may not add due to rounding.

While the reliance on oil, oil products and hydroelectric power as a percentage of total domestic consumption has been relatively stable, the use of natural gas and biomass has increased. In the foreseeable future, Austria will have to continue importing significant amounts of non-hydro-electric energy products.

In 2008, 0.942 million metric tons of crude oil (including natural gas liquids) were produced in Austria, amounting to 8.0 % of total crude oil consumption. The production of natural gas from domestic sources covered 14.4 % of total natural gas consumption. According to the Austrian Member Committee of the World Energy Council (WEC), Austria had proven reserves of crude oil of more than 100 million barrels and proven reserves of natural gas of 1.22 billion cubic feet as of the end of the year 2007.

OMV AG (“OMV”), formerly Osterreichische Mineralölverwaltung AG, is an integrated oil and chemical company responsible for the largest part of the exploration and drilling activities in Austria and owns and operates Austria’s only oil refinery, located in Schwechat, near Vienna. OMV is partly, and indirectly, state-owned. Foreign companies have the major shares of the markets for petroleum products in Austria.

In 2008, Austria generated 4.9 % more electricity than in 2007 and was a net importer of electricity (net imports amounting to 7.1 % of total electricity consumption). Since 1978, following a national referendum, Austrian law has forbidden the use of nuclear power as a source of energy.

In 2008, expenditures for imported energy accounted for 5.1% of Austria’s GDP. Kazakhstan, Iraq and Algeria were the principal suppliers of crude oil to Austria in 2008. In that year, 67% of all natural gas imports came from Russia, whereas the share of Norwegian gas imports under the Troll-Gas-Sales Agreement reached 14%. Coal and coke were imported principally from Poland and the Czech Republic.

Austria’s reliance on Russia for approximately two-thirds of its natural gas supply exposes Austria to the risk of supply disruptions and increases in gas prices, which could have an adverse effect on Austria’s industry and a large portion of its population, which relies on natural gas for electricity and heating. Various events, including international conflicts and natural disasters, can lead to disruptions in the supply of natural gas from Russia. In early January 2009, for example, as a result of a dispute between Russia and Ukraine, which is a transit country for the gas pipeline between Russia and Austria, Russia’s gas supply to Austria fell by up to 90% during an approximately two-week period. In order to address supply disruptions in the short-term, OMV increased its natural gas storage volumes. In addition, Austrian authorities issued regulations requiring major industrial gas consumers, such as gas-fired power plants, to reduce gas consumption in the event of supply disruptions. To reduce Austria’s reliance on natural gas imports from Russia in the medium- to long-term, Austria is exploring alternative supply sources. In particular, in the so-called Nabucco project OMV together with gas companies in Germany, Hungary, Bulgaria, Romania and Turkey is in the preparatory stages of building a new gas pipeline from Erzurum in Turkey to Baumgarten an der March in Austria, connecting the significant gas reserves in the Middle East and the Caspian region with Europe. In furtherance of this project, the four EU transit countries Austria, Hungary, Bulgaria and Romania signed an intergovernmental agreement with Turkey in July, fixing the technical and legal framework for the construction of the Nabucco gas pipeline.

Agriculture and Forestry

Almost half of Austria’s surface area is used for agriculture and animal breeding. Domestic agricultural production covers approximately 90 % of the country’s food consumption. In 2008 livestock raising and dairy operations accounted for about 47 % of total agricultural production.

Austria has one of the largest forest areas in Europe. About 43 % of its surface area, or approximately 14,000 square miles, are forested. Exports of lumber and forest products, including paper, paperboard and pulp, represented 6.9 % of Austria’s exports in 2008.

In 2008, an average of approximately 170,000 individuals were employed in agriculture and forestry, representing 4.6 % of Austria’s labor force.

Tourism

Austria’s tourism industry benefits from extended summer and winter seasons. The natural and scenic attractions, as well as the rich traditions in music and other forms of art and science, attract a great number of tourists each year.

In 2008 the total number of overnight stays reached 126.7 million and increased by 4.3% from previous year (domestic tourists: 33.9 million (+2.6%), foreign tourists: 92.8 million (+4.9%). Among Austria’s most important markets the demand from Russia, Poland, Slovakia, Czech Republic, Hungary, Denmark and the Netherlands rose above average. The number of overnight stays of guests from Germany, Belgium–Luxembourg, and France increased more moderately. A significant decline of demand, however, was registered for guests from the US, the number of overnight stays of Swiss and Italian tourists decreased more slightly.

According to the latest Tourism Satellite Account (TSA) direct tourism value added (excluding business trips) accounted for 5.1% of Austria’s GDP in 2008 (estimate). The contribution to GDP of both, direct and indirect tourism demand (excluding business trips), made up 8.4%.

The following table shows the total number of overnight stays by foreign tourists in Austria and international tourism receipts derived therefrom.

OVERNIGHT STAYS BY FOREIGNERS AND RELATED FOREIGN EXCHANGE RECEIPTS

	2004	2005	2006	2007	2008
Overnight stays by foreigners (thousands)	85,922	87,741	87,274	88,443	92,840
Total foreign exchange receipts (millions of euro)	13,898	14,701	15,144	15,493	16,508

SOURCE: WIFO database.

The Role of Government in the Economy

The industries and companies under state ownership have included the entire coal, iron ore, and iron and steel industries and a large part of the non-ferrous metals and oil and natural gas industries, as well as a number of companies producing machinery and vehicles, electrical machinery and equipment, and chemicals and chemical products. Austria vested the administration of ownership interests in the nationalized industries in the Österreichische Industrieholding Aktiengesellschaft (“ÖIAG”). Austria owns all the shares of ÖIAG.

In 1993, following an amendment to the ÖIAG Act and the adoption of the ÖIAG Financing Amendments Act, ÖIAG began with the privatization of companies or groups of companies owned by it. Since then, ÖIAG has carried out numerous privatization transactions including successfully floating holdings on the stock exchange. As of December 31, 2008, ÖIAG held GKB Bergbau GmbH (“GKB Bergbau”) as a wholly-owned subsidiary, held a majority of the shares of Österreichische Post AG (“Post”), and held minority interests in Telekom Austria AG (“Telekom Austria”), Austrian Airlines AG (“Austrian Airlines”), and OMV AG (“OMV”). Regarding these holdings,

•	Post is Austria’s leading service provider in mail carriage.

•	Telekom Austria is Austria’s largest telecommunications group, providing fixed network, mobile communications, data communications and internet services.

•	The Austrian Airlines group covers all segments of the aviation industry—from scheduled and charter traffic to cargo—and is the market leader in these areas in Austria.

•	OMV is engaged in the exploration, development and refining of oil and gas, as well as the production of chemicals for use in the fertilizer industry.

•

GKB Bergbau is responsible for closing down, securing and monitoring the disused mines in Voitsberg-Köflach, Wies-Eibiswald, Wolfsberg and Bad Bleiberg and other, smaller external mining sites, closing down and recultivating former lignite mining areas in the Voitsberg district.

On May 9, 2003 the Austrian government instructed ÖIAG to continue with the privatization of companies and groups held by it. Under the privatization mandate ÖIAG has to maximize the value and the sales prices of these companies. In addition, the mandate requires ÖIAG to act in the best interest of the Republic by:

•	creating and conserving secure jobs in Austria;

•	providing, to the extent possible, that the decision making powers for the privatized companies remain in Austria;

•

maintaining and expanding of existing research and development capacities through the creation of Austrian core share ownership through shareholders agreements with, among others, industrial partners, banks, insurance companies, pension funds and social security funds; and

•	considering the interests of the Austrian capital markets.

In August 2008, the Republic of Austria issued a privatization mandate to ÖIAG to privatize up to 100% of its shareholding in Austrian Airlines. By a capital increase in the second half of 2008, ÖIAG´s stake in Austrian Airlines dropped to 41.6%. In September 2009, ÖIAG sold this stake to Lufthansa AG of Germany.

In 2008, according to the Financial Market Stability Act (FinStaG), ÖIAG was assigned to found Finanzmarktbeteiligungs AG (FIMBAG), a joint stock company. FIMBAG is the operating vehicle that fulfils the tasks set up in FinStaG to strengthen the Austrian financial market. In 2009, FIMBAG acquired 99.78% of Kommunalkredit Austria and the entire share capital of Hypo Alpe Adria Bank International AG and committed to related stabilization measures. For more information regarding the financial market stabilization measures of Austria, see “Republic of Austria—Banking System and Monetary Policy—Financial Markets Stabilization Measures”.

The following organizational chart presents the structure of ÖIAG and the extent of its interests in its most significant subsidiaries and equity holdings as of December 31, 2009.

Labor and Social Legislation

Austria’s average active population (men between the ages of 15 and 65 and women between the ages of 15 and 60) in 2008 was estimated at approximately 5.4 million individuals, and the Austrian labor force (wage and salary earners, self-employed individuals and unemployed individuals) was estimated at 4.0 million.

In recent years, a substantial number of foreign workers have been employed in Austria. An average of approximately 0.4 million such foreign workers were employed in Austria in 2008, representing 12.7 % of the labor force. Approximately 38 % of the foreign workers are citizens of the former Yugoslavia, one sixth are citizens of Germany and approximately 13% are citizens of Turkey.

The rate of unemployment (according to Eurostat Labour Force Survey), as a percentage of the total number of wage and salary earners, including self-employed and unemployed, was 4.4 % in 2007. In 2008 the average number of unemployed was approximately 0.16 million, representing 3.8 % of the labor force.

The following table sets forth certain information relating to unemployment and wage increase for the years 2005 through 2009:

	2005		2006		2007		2008		2009
Unemployment rate Index increase of agreed scale wages	7.3 +2.3	% %	6.8 +2.7	% %	6.2 +2.4	% %	5.8 +3.1	% %	7.2 +3.4	% %

SOURCE: WIFO database based on the counting method used in Austrian Labor Market Service.

As a result of the financial and economic crisis that began in 2008 and its adverse effects on Austrian production and exports, unemployment, as measured based on the counting method used by the Austrian Labor Market Service, increased from 5.8% to 7.2% in 2009 (measured based on Eurostat’s definition, the unemployment rate increased from 3.8% to 4.8% in 2009).

Austria’s social security system includes health, maternity, disability and old age benefits, workmen’s compensation, family allowances, supplementary retirement and welfare plans, unemployment benefits and a number of other social services and benefits. Approximately 99% of Austria’s population is covered by social security. Social security benefits are paid out of current contributions from employees and employers and by current allocations from the federal budget. The preliminary federal result for 2008 provided for total expenditures for social welfare payments in an amount of EUR 27.6 billion. Such expenditures account for 37% of the total federal expenditures, excluding expenditures for state-owned enterprises. They do not, however, take into account any expenditure for social welfare services financed by the budgets of the Länder or made with the proceeds of borrowings by the Republic pursuant to any special budget law.

Foreign Direct Investments

Growth of foreign direct investments in Austria accelerated from 2005 onwards, mainly as a result of the reorganization of the UniCredit Group, initiated by the merger of Hypo Vereinsbank (with its subsidiary Bank Austria Creditanstalt) and UniCredito Italiano in 2005. The merger had a particularly strong impact on the growth of foreign direct investments in 2005 (+34.8%), while the impact on growth rates in the following years was less significant.

In 2007, the amount of inward foreign direct investment grew at a rate of 28.7%, slightly higher than in 2006 (+20.5%). The main part of foreign investment still originates from the “old” EU member states (EU 15: 63.8%). The most important investors in 2007 were Germany and Italy, taking into consideration the reorganization of the UniCredit Group. The proportion of foreign direct investment accounted for by the “new” EU member states is negligible. All European countries together still account for 76% of foreign direct investment. The most important European investors outside the EU are Switzerland and Liechtenstein (together accounting for a share of 6.4% of total investment in Austria). Outside Europe the United States are the single most important investor in Austria, accounting for 9.1% of the total while Japan accounts for 4.3% of total Austrian inward foreign direct investment.

Investment in the service sector, which accounts for 89% of total investment, is significantly larger than investment in the manufacturing sector. Foreign companies have invested mainly in real estate and business activities, in banking and insurance operations and in trading. In 2007 the food products manufacturing, real estate and business services experienced the highest increases in foreign direct investment.

FOREIGN TRADE AND BALANCE OF PAYMENTS

Foreign Trade

Austria became a member of the EFTA at its establishment in 1960. By 1966, all tariffs between EFTA members were eliminated. On May 2, 1992 Austria joined the EEA and its membership in the EU became effective on January 1, 1995.

The following table, which should be considered in conjunction with the price indices shown below, shows the exports and imports of Austria in the years 2005 through 2009.

FOREIGN TRADE(1)

Year	Exports (F.O.B.)	Imports (C.I.F.)	Balance of trade	Exports as a percentage of imports
	(Millions of euro)			(%)
2005	94,705	96,499	–1,793	98.1
2006	103,742	104,201	–459	99.6
2007	114,680	114,255	425	100.4
2008	117,525	119,568	–2,043	98.3
2009	94,168	97,826	–3,658	96.3

(1)	Based on movements of goods.

SOURCE: STATISTIK AUSTRIA, WIFO database.

Over the past decade, foreign trade has substantially gained importance for the Austrian economy. In 2008, exports of goods at current prices (EUR 117.5 billion) corresponded to a share of 41.7% of GDP, compared to only 29.5% in 1998. The import share increased from 32.1% (1998) to 42.4% (2008).

As a result of the global economic downturn and its impact on investments and consumption internationally, both exports and imports of Austria declined significantly in 2009 compared to 2008 according to preliminary data. Total exports in 2009 amounted to EUR 94,168 million, a decrease of 19.9% compared to 2008; total imports declined by 18.2% to EUR 97,826 million 2009. Particularly affected by the decrease in exports were the machinery and transport equipment, manufactured goods and crude materials sectors. (Source: STATISTIK AUSTRIA) Declining exports were a significant contributing factor to the decrease in Austria’s GDP (see “—The Economy—Gross Domestic Product”) and the increase in the unemployment rate (see “—The Economy—Labor and Social Legislation”) in 2009. Since Austrian exports typically react quickly to developments in the business cycle, an international economic stabilization, particularly affecting Austria’s main trading partners in Europe, should have a corresponding positive effect on Austria’s exports.

Changes in the volume of exports and imports, in export and import prices and in Austria’s terms of trade, i.e., the relationship of the prices of exported goods to the prices of imported goods, are shown in the following table.

INDICES OF FOREIGN TRADE(1)

(1995 = 100)

	Exports (F.O.B.)		Imports (C.I.F.)		Terms of trade(2)
Year	Price index	Volume index	Price index	Volume index
2005	105.3	213.4	106.8	186.1	98.6
2006	108.4	227.0	110.8	193.8	97.9
2007	110.0	247.4	112.9	208.5	97.4
2008	112.4	248.1	117.9	208.9	95.3
2009	109.5	204.1	113.8	177.0	96.2

(1)	Based on movements of goods.
(2)	Export price index divided by import price index, expressed in percentages.

SOURCE: STATISTIK AUSTRIA, WIFO database.

The following table summarizes the composition of Austria’s exports and imports by product groups for the years 2004 through 2008.

EXPORTS AND IMPORTS BY PRODUCT GROUPS(1)

	2004	2005	2006	2007	2008	Percentage of 2008
	(Millions of euro)
Exports (f.o.b.):
Food and live animals	3,553	3,988	4,427	4,988	5,758	4.9
Beverages and tobacco	1,596	1,763	1,972	1,924	1,708	1.5
Crude materials, inedible except fuels	2,876	2,883	3,239	3,810	3,676	3.1
Mineral fuels, lubricants and related materials	2,901	4,360	2,401	3,145	4,048	3.4
Animal and vegetable oils, fats and waxes	76	75	82	102	169	0.1
Chemicals and related products n.e.s.	8,177	9,308	10,972	12,134	12,904	11.0
Manufactured goods classified chiefly by material(2)	19,312	21,142	24,217	27,424	28,626	24.4
Machinery and transport equipment	40,329	39,441	43,656	47,645	46,638	39.7
Miscellaneous manufactured articles	11,029	11,745	12,776	13,509	13,998	11.9

Total exports(3)	89,848	94,705	103,742	114,680	117,525	100.0

Imports (c.i.f.):
Food and live animals	4,673	5,058	5,426	6,138	6,717	5.6
Beverages and tobacco	568	560	566	627	642	0.5
Crude materials, inedible except fuels	3,324	3,876	4,534	4,948	5,307	4.4
Mineral fuels, lubricants and related materials	8,083	11,778	11,727	11,151	14,340	12.0
Animal and vegetable oils, fats and waxes	149	157	204	292	404	0.3
Chemicals and related products, n.e.s.	9,392	10,566	11,857	12,778	13,353	11.2
Manufactured goods classified chiefly by material(2)	14,451	14,969	17,678	20,007	20,144	16.8
Machinery and transport equipment	37,076	35,544	37,602	41,689	41,064	34.3
Miscellaneous manufactured articles	13,378	13,992	14,607	16,624	17,597	14.7

Total imports(3)	91,094	96,499	104,201	114,255	119,568	100.0

(1)	Based on movement of goods.
(2)	Semi-finished and finished products.
(3)	Amounts may not add due to rounding.

SOURCE: STATISTIK AUSTRIA, WIFO database.

The following table shows the geographic distribution of Austria’s foreign trade for the years 2004 through 2008.

EXPORTS AND IMPORTS BY GEOGRAPHIC AREA(1)

	2004	2005	2006	2007	2008	Percentage of 2008
	(Millions of euro)
Exports (f.o.b.):
EU countries(2)
Germany	28,951	30,108	31,475	34,446	35,010	29.8
Italy	7,706	8,187	9,235	10,231	10,085	8.6
United Kingdom	3,765	3,845	3,922	4,050	3,686	3.1
Czech Republic	2,752	2,925	3,384	4,088	4,402	3.7
Hungary	3,338	3,223	3,508	4,005	4,214	3.6
Other EU countries	19,630	21,014	23,335	26,288	27,403	23.3

Total EU countries	66,141	69,302	74,859	83,109	84,799	72.2
Other countries
Switzerland	4,434	4,647	4,854	5,001	4,952	4.2
Eastern European countries(3)	3,798	4,312	5,204	6,027	6,798	5.8
United States	5,307	5,349	6,118	5,776	5,202	4.4
All other countries	10,167	11,095	12,706	14,767	15,775	13.4

Total exports(4)	89,848	94,705	103,742	114,680	117,330	100.0

Imports (c.i.f.):
EU countries(2)
Germany	39,130	40,733	43,264	47,498	48,490	40.6
Italy	6,234	6,389	7,183	7,888	8,274	6.9
United Kingdom	1,754	1,852	2,049	2,331	2,104	1.8
Czech Republic	2,886	3,189	3,354	3,638	4,237	3.5
Hungary	2,603	2,464	2,587	2,812	3,228	2.7
Other EU countries	18,597	18,741	19,389	21,103	21,685	18.1

Total EU countries	71,204	73,368	77,826	85,270	88,018	73.6
Other countries
Switzerland	2,847	3,344	3,633	4,745	5,236	4.4
Eastern European countries(3)	2,559	3,477	3,847	3,519	4,354	3.6
United States	2,958	3,175	3,462	3,743	3,405	2.8
All other countries	11,526	13,135	15,432	16,978	18,554	15.5

Total imports(4)	91,094	96,499	104,201	114,255	119,568	100.0

(1)	Based on movements of goods.
(2)	The EU consists of Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Romania, Slovak Republic, Slovenia, Spain, Sweden and the United Kingdom.
(3)	Albania, Belarus, Bosnia and Herzegovina, Croatia, Kosovo, Macedonia, Moldova, Montenegro, Russia, Serbia and the Ukraine.
(4)	Amounts may not add due to rounding.

SOURCE: STATISTIK AUSTRIA, WIFO database.

Balance of Payments

The following table shows the balance of payments of Austria with all countries and the net change in official international reserves of the Oesterreichische Nationalbank (“OeNB”), Central Bank of Austria, for the years 2004 through 2008.

BALANCE OF PAYMENTS(1)

	2004	2005	2006	2007	2008
	(Millions of EUR)
Current account	5,153	5,310	7,258	8,412	9,819
Goods	–562	–1,046	331	1,252	–197
Exports	88,597	96,260	106,504	118,724	121,461
Imports	89,159	97,307	106,173	117,472	121,658
Services	8,060	9,384	9,719	11,963	13,423
Travel(2)	5,154	5,779	5,835	6,278	7,207
Income	–982	–1,622	–1,478	–3,770	–2,238
Current transfers	–1,363	–1,407	–1,314	–1,033	–1,170
Capital account	–274	–190	–801	–63	–77
Financial account	–643	–240	–7,944	–9,321	–11,856
Direct investment	–3,551	–138	–3,665	–2,682	–10,200
Portfolio investment	–1,068	–10,927	11,503	22,974	25,745
Other investment	2,911	10,283	–15,427	–26,734	–27,273
Financial derivatives	–493	157	–858	–1,023	–792
Reserve assets	1,558	385	505	–1,857	664
Errors and omissions	–4,237	–4,880	1,487	975	2,117

(1)	Amounts may not add due to rounding.
(2)	Including international passenger transport.

SOURCE: WIFO database.

In 2004, Austria’s current account improved and closed the year with a surplus of EUR 5.2 billion. The balance of goods, services and income slightly improved to EUR 6.5 billion. Exports grew by 13.7% and imports by 12.2% respectively. The shortfall on current transfers changed from EUR 1.6 billion in 2003 to EUR 1.4 billion in 2004.

The financial account deteriorated compared to 2003 and stood at EUR 0.6 billion. Direct investments fell from their small positive outcome in 2003 to a deficit of EUR 3.6 billion in 2004. Portfolio investments fell sharply from EUR 4.0 billion to a deficit of EUR 1.1 billion.

In 2005, Austria’s current account further improved and stood at EUR 5.3 billion. The balance of goods, services and income amounted to EUR 6.7 billion which is mainly due to an improvement of services compared to the preceding year. Exports continued to develop satisfactorily in 2005 and showed an increase of 8.6% compared to 2004, whereas imports grew by 9.1%.

The financial account continued its negative trend and closed at EUR 0.2 billion. Direct investments closed at EUR –0.1 billion, whereas portfolio investments again fell substantially compared to 2004 and stood at a deficit of EUR 10.9 billion.

In 2006, the current account again developed positively and reached the level of EUR 7.3 billion. The balance of goods, services and income improved to EUR 8.6 billion compared to EUR 6.7 billion in 2005. The trade balance slipped into a small surplus of EUR 0.3 billion.

The growing current account surplus has also led to a substantially increased net-export of capital: The financial account stood at EUR 7.9 billion compared to EUR 0.2 billion at the year before. While portfolio investments showed an import of capital of EUR 11.5 billion, other investments resulting mainly from the banks’ credit- and deposit business showed an export of capital of EUR 15.4 billion. Additionally, direct investments amounted to EUR 3.7 billion.

In 2007, the current account developed positively and reached the level of EUR 8.4 billion. The balance of goods and services improved to EUR 13.2 billion compared to EUR 10.0 billion in 2006. Compared to 2006, the surplus of the trade balance further grew to EUR 1.3 billion.

The growing current account surplus has also led to a substantially increased net-export of capital: The financial account closed at EUR 9.3 billion compared to EUR 7.9 billion in 2006. While portfolio investments showed an import of capital of EUR 23.0 billion, other investments resulting mainly from the banks’ credit business showed an export of capital of EUR 26.7 billion. Additionally, direct investments decreased compared to 2006 and amounted to EUR 2.7 billion.

In 2008, Austrian exporters achieved another record current account surplus (EUR 9.8 billion). The surplus in the current account reflects above all a surplus in the services account, which made the Austrian economy independent from capital imports and enabled Austria to reduce its net external debt.

FOREIGN EXCHANGE

Foreign Exchange Rates

On January 1, 1999, the euro was introduced as the legal currency of participating Member States of the European Union. During a transition period from January 1, 1999 until December 31, 2001, the Austrian schilling (ATS) was a non-decimal unit of the euro, expressed by the conversion rate irrevocably fixed on December 31, 1998 at ATS 13.7603 per 1 euro. Both the euro and the schilling were initially legal tender in Austria. Euro coins and bank notes became available on January 1, 2002. The Austrian schilling ceased to be legal tender at the end of February 2002.

The following table shows the average exchange rates of the euro to the dollar during the periods indicated.

EXCHANGE RATES OF THE EURO

Annual average
2005	1.2441
2006	1.2556
2007	1.3705
2008	1.4708
2009	1.3948
Monthly average
January 2010	1.4272
February 2010	1.3686
March 2010	1.3569
April 2010	1.3406
May 2010	1.2565

SOURCE: ECB database.

The exchange rate of the Euro was at 1.3866 USD at the beginning of 2009 and closed the year at 1.4406 USD. During 2009, the U.S. dollar reached its low at 1.2555 USD per EUR on March 4, 2009 and its peak on December 3, 2009, at 1.5120 USD per EUR. As of June 14, 2010, the exchange rate of the Euro was at 1.2249 USD.

BANKING SYSTEM AND MONETARY POLICY

Oesterreichische Nationalbank (“OeNB”)—Central Bank of Austria

The following is a general description of the Austrian banking system as part of the European central bank system, which is defined by the Treaty establishing the European Community, as amended by the Treaty establishing the European Union (the Maastricht Treaty) (hereinafter the “EC Treaty”) and the Statutes of the European System of Central Banks and of the European Central Bank. The role of Austria’s central bank in this system is also defined by the Austrian National Bank Act.

The OeNB, established by Austrian Federal Law in 1922, is the central bank of Austria. It is a joint stock company, 50% of whose shares are owned by the Republic of Austria by law, with the balance being owned by Austrian financial institutions and other Austrian entities. The transfer of shares in OeNB is subject to approval by the bank’s general meeting.

The OeNB is supervised by a General Council (Generalrat) consisting of fourteen members: the President and Vice-President of the OeNB, six members appointed by the Federal Government, and six members elected by the shareholders meeting. Pursuant to the National Bank Act, the members of the General Council shall include representatives from banks, industry, trade, small business and agriculture, as well as representatives of salaried employees and wage earners. The daily business of OeNB is run by the Directorate (Direktorium) consisting of the Gouverneur, the Vice-Gouverneur and two other members.

Like any other company in which the Republic of Austria holds a stake of at least 50% of the capital, the OeNB is subject to control by the Court of Accounts (Rechnungshof).

European System of Central Banks: Upon Austria’s entry into the final stage of European Monetary Union on January 1, 1999, the OeNB became an integral part of the European System of Central Banks (“ESCB”). The ESCB, which consists of the European Central Bank (“ECB”) and the national central banks (NCBs) of those EU member states participating in monetary union, was established for the conduct of the single European monetary policy. The ESCB’s primary objective is to maintain price stability. In addition, and without prejudice to this objective, the ESCB supports the general economic policies in participating countries. Its basic functions are to define and implement the monetary policy of the euro area; to conduct foreign exchange operations; to hold and manage the official foreign reserves of the Member States; and to promote the smooth operation of payment systems. The process of decision-making in the ESCB is centralized through the decision-making bodies of the ECB, namely the ECB’s Executive Board and its Governing Councils.

The sole shareholders of the ECB are the NCBs of the Member States. Each NCB’s capital share is based on the respective Member State’s share in the population and the GDP of the EU. As of January 2, 2009, the OeNB had a share of 1.94% in the subscribed capital of the ECB.

By establishing the ECB, the participating Member States abandoned some of their sovereignty over monetary policy, but the NCBs retain all of the functions that are not transferred to the ECB.

The ECB requires credit institutions established in the participating Member States, including OeKB, to hold minimum reserves on accounts with the national central banks, which, in OeKB’s case, are held by OeNB. OeKB calculates the minimum reserve requirements according to the relevant ECB regulations. The ECB may at any time change the reserve ratios. Liabilities to other institutions subject to the ECB’s minimum reserve system and liabilities to the ECB and the national central banks are not included in the reserve base.

Banking System

As of the end of 2009, Austria had a total of 855 independent banks (Kreditinstitute, or credit institutions), which are classified into seven sectors on the basis of their legal status:

•	51 joint stock banks and private bankers

•	55 savings banks

•	11 regional mortgage banks

•	545 rural credit cooperatives

•	68 small business credit cooperatives

•	4 building and loan societies

•	92 special purpose banks

•	29 branches of foreign banks

While the number of credit institutions was twelve less than as of the end of 2008 (867 banks), the total number of branches and banking outlets decreased from 4,251 to 4,172.

Unless otherwise specified, data in this section refer to all Austrian-based credit institutions, including those under foreign ownership.

Business Activity and Earnings Situation: The aggregate total assets of all Austrian-based credit institutions increased by 18.8% in 2008 compared with 2007. Loan demand grew by 7.4% in 2008. This increase was mainly carried by foreign currency-denominated loans, which gained 19.0%, while euro-denominated loans increased by 5.2% only. Growth of domestic nonbanks’ deposits accelerated to 7% in 2008. Demand deposits and time deposits grew by 7.0% and by 13.1% respectively, whereas savings deposits grew by 6.3%. Direct domestic issues by banks increased by 30.1% in 2008.

The total operating profit of all Austrian-based credit institutions rose by 37.2% in 2008. Net interest income increased significantly, and the ratio of net interest income to total operating income decreased by 2.1 percentage points, standing at 40.1% as of December 31, 2008. Income from securities and participating interests more than doubled in 2008 and exceeded the 2007 result by 104.0%. The balance on commissions decreased by 10.4%, and the net income from financial transactions turned negative and dropped by 380.1%. This translated into a ratio of operating profit to total assets of 0.85% for the year 2008, an increase of 0.11% compared to 2007. Operating income increased by 17.3%, and operating expenses increased by 5.2%. The cost/income ratio therefore improved by 6.4 percentage points and amounted to 55.6% in 2008.

In 2009, the total operating profit of all Austrian-based credit institutions decreased by 25.7% compared to 2008, resulting from a decline in income from securities and participating interests of 53.7%, partly offset by a slight increase in net interest income of 6.4%. Net income from financial transactions provided a negative contribution to the development of the operating profit. Commission income declined by 16.1%. Operating income decreased by 13.1% in 2009 compared to 2008 and operating expenses decreased by 3.0%. As a result, the cost/income ratio rose to 62.0%.

Financial Market Stabilization Measures

In October 2008, in response to the international financial crisis, the Austrian Government released a package of measures for strengthening the Austrian financial system in an amount of up to EUR 100 billion. This overall package is based on the Financial Market Stability Act, the Interbank Market Support Act as well as the Austrian Banking Act and the Federal Finance Act 2008. The package, which in total represents up to 35% of Austrian GDP, was also notified to the European Commission.

The Interbank Market Support Act enables the Ministry of Finance to offer guarantees for banks’ bond issues up to EUR 75 billion in total and with a maximum tenor of five years and to assume liability for the lending and borrowing operations of the newly established clearing bank (“Oesterreichische Clearingbank AG”, “OeCAG”). As of September 11, 2009, Austrian banks issued EUR 19.2 billion of guaranteed debt pursuant to the Interbank Market Support Act.

The Financial Markets Stability Act authorizes the Ministry of Finance to take recapitalization measures on credit institutions and insurance companies supervised by the Financial Market Authority (FMA). Recapitalization instruments include state guarantees for debt, granting of loans, provision of equity capital, acquisition of new shares or new convertible bonds, purchase of existing shares and acquisition of assets through merging. The overall maximum amount for capital injections has been set at EUR 15 billion. For the administration of the Financial Market Stability Act and for the management of the investments made hereunder, the “FIMBAG Finanzmarktbeteiligung Aktiengesellschaft des Bundes” (“FIMBAG”) was established. As of June 2009, FIMBAG acquired 99.78% of Kommunalkredit Austria and the following investments in the form of non-voting share capital have been agreed: EUR 1.2 billion with Erste Bank Group AG, EUR 1.75 billion with Raiffeisen Zentralbank Österreich Aktiengesellschaft, EUR 1 billion with Österreichische Volksbanken-Aktiengesellschaft and EUR 900 million with Hypo Group Alpe Adria. In December 2009, Austria acquired the entire share capital of Hypo Alpe Adria Bank International AG, the holding company for Hypo Group Alpe Adria, for a symbolic purchase price of EUR 4 in order to stabilize the distressed bank, committed to inject capital of up to EUR 450 million and assumed a guarantee for distressed credit claims amounting to EUR 100 million.

Participation in the Deposit Guarantee Scheme (DGS) provided in the Austrian Banking Act is mandatory for all credit institutions with a license granted by the FMA and taking guaranteed deposits. As a result of changes to the DGS implemented in response to the financial crisis, natural persons’ bank deposits were guaranteed without limit until the end of 2009. Afterwards, the guarantee became limited to EUR 100,000. Bank deposits of small companies are guaranteed up to EUR 50,000 (with a 10% non-refundable deductible). Deposits of other legal persons are guaranteed up to EUR 20,000 (also with a 10% non-refundable deductible). The DGS has been established by the banking industry and must ensure that the deposits are paid up to a maximum amount of EUR 50,000. In case of failure to do so, the DGS has to issue bonds for which the Republic of Austria can issue a guarantee. The coverage of deposits exceeding the amount of EUR 50,000 will be guaranteed directly by the Republic of Austria. The amount allocated for providing the above mentioned guarantees has been set at EUR 10 billion.

At the end of 2009, Austria’s public debt amounted to 66.5% of GDP. Full utilization of the recapitalization instruments pursuant to the Financial Markets Stability Act (EUR 15 billion) would raise the level of public debt by 5.3 percentage points. Austria’s AAA rating has recently been reconfirmed by the international rating agency Fitch Ratings in April 2010, by Standard & Poor’s Rating Services in December 2009 and by Moody’s Investors Service in March 2010.

Exposure to Eastern Europe Regions and Countries

The Austrian economy (companies, private households and the state) currently invests approximately 66% of its financial assets (securities, direct investments and loans) in Western Europe, compared to 20% in Central, Eastern and South-eastern Europe (CESEE). Weighed by country risk classes and according to the National Bank of Austria, 53% of the total foreign capital risks of the Austrian economy are located in Western Europe and around 34% in CESEE.

According to the Bank for International Settlements in Basel, Austria’s banks were the largest lenders in the CESEE countries in 2008, accounting for approximately 19% of all loans extended by EU banks in CESEE. In absolute terms, the outstanding loan volume of Austrian banks in CESEE (excluding banks under foreign ownership) amounted to EUR 199 billion (if Austrian banks under foreign ownership, particularly UniCredit Bank Austria and Hypo Alpe Adria, are also taken into account, the exposure amounts to EUR 300 billion).

The exposure of Austrian banks to the CESEE is broadly diversified across the region. Out of the EUR 199 billion of total exposure of Austrian banks (excluding those under foreign ownership):

•	73% are in EU-member countries;

•	40% are in countries rated A or better by Moody’s Investor Service;

•	26% are in countries for which Moody’s Investor Service recently had “low” or “very low” liquidity concerns; and

•	17% are in countries that are members of the European Monetary Union (Slovakia, Slovenia).

The vast majority—more than 85%—of loans of Austrian banks in CESEE countries is funded by deposits in local currency.

Despite the large CESEE exposure of Austrian banks and the particularly strong impact of the global economic crisis on a number of CESEE countries, Austrian banks posted sound results in 2008 and 2009 (see “—Banking System—Business Activity and Earnings Situation”). However, particularly banks with significant exposure to CESEE countries face the risk of increasing loan defaults and valuation losses due to currency devaluations in CESEE countries. In their reports to the OeNB, Austrian banks estimate that total loan loss provisions (including in relation to loans in the CESEE region) will amount to approximately EUR 6.3 billion for the year 2009. The continuing economic contraction in CESEE countries with declining lending rates may also adversely affect the ability of Austrian financial institutions to grow in the next several years, although the actual impact cannot be assessed at this time.

The implementation of the bank support package described above under “—Financial Market Stabilization Measures”, in particular, helped banks prepare for the recession-related deterioration in their loan portfolios. Since the fourth quarter of 2008, both capital and core capital ratios have trended slightly upward again, a movement that was attributable to earnings on the one hand and to external funding, including government participation capital, on the other hand. Moreover, OeNB stress tests conducted in line with international best practice have shown that even if there were another considerable deterioration in economic conditions, the capital ratios of all major Austrian banks would remain above the minimum legal requirements. All in all, the OeNB stress test showed that based on current evidence, the Austrian banking system is sufficiently capitalized.

Monetary Policy

In order to fulfill the mandate of maintaining price stability, the EC Treaty accords the Eurosystem (term used to refer to the ECB and the NCBs of the Member States that have adopted the euro) a considerable degree of institutional independence, albeit supplemented by extensive obligations concerning transparency and accountability.

The Eurosystem’s stability-oriented monetary policy which was announced in October 1998 and thoroughly evaluated four and a half years after the introduction of the euro in May 2003, consists of three main elements: a quantitative definition of price stability, a broadly based assessment of the outlook for price developments, and a prominent role for money in the assessment of risks to price stability. The last two elements are also referred to as the two pillars which structure the comprehensive analysis on which monetary policy decisions are based. While the economic analysis identifies short to medium-term risks to price stability, the monetary analysis should help assessing medium to long-term trends in inflation.

The Eurosystem has a variety of monetary policy instruments at its disposal to manage liquidity. As an integral part of the Eurosystem, one of the main tasks of the OeNB is to carry out monetary policy operations in Austria.

The euro money market, in which the TARGET (Trans-European Automated Real-time Gross settlement Express Transfer System) payment system plays an important role, has continued to operate with increasing efficiency. The number of cross-border transactions was considerably higher than before the start of the Eurozone, and some banks managed at times to get liquidity in the unsecured segment at conditions at least as favorable as the minimum bid rate in the tender operations.

As of December 31, 2008, the Austrian share amounted to approximately 3.0% of the total Eurozone reserve requirement. The minimum reserve ratio applicable to the liability base of banks was left unchanged at 2% in 2008. In the course of 2008, required reserves increased by approximately EUR 600 million from approximately

EUR 6.2 billion in December 2007 to EUR 6.8 billion in December 2008. Minimum reserves accrue interest on the basis of the marginal rate that the Eurosystem charges for its main refinancing operations. This means that at the beginning of the year, the rate was at 4.17% and decreased to 2.50% by December 2008.

The following table sets out Austria’s official reserve assets as at December 31, 2008, 2007 and 2006.

	December 31, 2006	December 31, 2007	December 31, 2008
Official Reserve Assets	9,750	12,376	11,998
1. Foreign currency assets (in convertible foreign currencies)	4,987	6,968	5,922
(1a) Securities	3,177	4,556	4,691
(1b) total currency and deposits with:	1,810	2,412	1,231
(i) other national central banks BIS and IMF	116	1,735	1,231
(ii) banks headquartered in the euro area and located abroad	0	0	0
(iii) banks headquartered and located outside the euro area	1,694	677	0
2. IMF reserve position	134	133	260
3. SDRs	144	158	219
4. Gold (including gold deposits and gold swapped)	4,481	5,115	5,595
- volume in millions of fine troy ounces	9	9	9
5. Other reserve assets	4	2	2
- financial derivatives	4	2	2
Other Foreign Currency Assets	2,321	1,787	14,047
- securities not included in official reserve assets	1,139	837	176
- deposits not included in official reserve assets	1,179	948	13,130
- loans not included in official reserve assets	0	0	0
- financial derivatives not included in official reserve assets	3	2	741

SOURCE: ECB.

The ECB has exclusive authority for the issuance of banknotes within the eurozone area. Since Austria joined the EMU, the OeNB publishes data on the number of banknotes in circulation, calculated by the ECB in accordance with decision ECB/2001/15. According to these calculations, there were EUR 20,297 million banknotes in circulation in Austria as at December 31, 2008, EUR 18,053 million as at December 31, 2007 and 16,815 million as at December 31, 2006.

REVENUES AND EXPENDITURES

Federal Budget

The fiscal year for the federal budget is the calendar year. Prior to the beginning of each year, the federal government submits the proposed annual budget of estimated receipts and expenditures to the Nationalrat for approval. Any increase in expenditures requires again the approval by the Nationalrat of a special budget law authorizing such increase, except that the Federal Minister of Finance has limited discretionary authority to increase authorized expenditures provided that additional revenues are available. Budget deficits are financed by government borrowings either domestically or externally, and in the event that revenues are less than expected, a special budget law must be submitted to the Nationalrat authorizing the Minister of Finance to undertake additional borrowings. Since 1976, however, the Minister of Finance has been authorized to finance shortfalls in revenues of up to 3% of the anticipated amount shown in the basic budget without the approval of the Nationalrat if he determines that such revenue shortfalls resulted from a downturn in the business cycle, but the Minister of Finance is obliged to report to the Nationalrat on such operations quarterly.

Pursuant to the Federal Constitution of 1929 and a federal law adopted in 1948, the Rechnungshof (the Court of Accounts) is entrusted with the audit of the administration of the finances of the federal government and its constituent provinces and of their annual financial statements. The Rechnungshof is independent from the executive branch and reports directly to the Nationalrat. It is responsible, in essence, for the compilation of the budget outcome report to be submitted annually to the Nationalrat, for assistance in the contracting of indebtedness for moneys borrowed (federal debt documents have to be countersigned by the president of the Rechnungshof), for the control of administration expenditures, and for assistance in issuing certain government decrees.

In the years 2001 to 2003 Austria went through a period of weak economic growth that turned the fiscal balance into deficit again. The increase of the deficit for 2004 to 4.4% of GDP is mainly due to a reclassification of a capital injection into the Austrian railways as a capital transfer. The successful consolidation efforts of 2000 however allowed for the automatic stabilizers to work during the economic downswing as well as for a significant tax reform that started in 2005. Because of relatively favorable development of the business cycle from 2004 until 2007 and stringent budgetary policy, Austria succeeded in reducing the deficit to about 0.5% of GDP in 2007 and 2008 and the debt ratio to below 60% of GDP in 2007. In the forthcoming years, deficit and debt-ratios are expected to grow significantly as a consequence of the various support measures taken in response to the global economic crisis, such as state guarantees for debt, granting of loans etc. See “Republic of Austria—Banking System and Monetary Policy—Financial Markets Stabilization Measures”.

Deficit Restrictions and Excess Deficit Procedure under the EU Stability and Growth Pact

To ensure continuous budgetary discipline in the European Monetary Union, the Member States agreed on the main elements of a Stability and Growth Pact (the “Pact”) in 1996. According to the Pact, which was slightly modified in 2005, Member States must pursue a medium-term objective of ensuring the long-term sustainability of public finances and minimizing the risk of any Member State’s government deficit exceeding the reference value of 3% of its GDP under the EC Treaty.

Under the EC Treaty, implementing regulations and the Pact, a Member State whose general government deficit exceeds the reference value of 3% of its GDP becomes subject to the Excessive Deficit Procedure (“EDP”). The EDP provides that the Economic and Finance Affairs Council (the “Ecofin Council”) decides whether an excessive deficit has been incurred. The Ecofin Council is composed of Economics and Finance Ministers of the Member States. If it concludes that there is an excessive deficit, the Ecofin Council, based on recommendations by the European Commission, suggests corrective measures aimed at a deficit reduction and then reviews the corrective measures taken by the Member State. If it determines that such corrective measures are not adequate, the Maastricht Treaty and the Pact provide for a wide range of remedies. For those Member States whose currency is the euro, this process could ultimately lead to the imposition of annual financial penalties of as much as 0.5% of a Member State’s GDP. Financial penalties may not be imposed, however, until the end of a further review period. Furthermore, the Pact provides that the 3% limit may be exceeded without triggering an EDP provided that the deficit is considered to be exceptional and temporary, for example, in the event of a severe economic downturn (i.e., a recession), a longer period of weak growth or an unusual event outside the control of the Member State concerned (e.g., a significant natural disaster or a war having an impact on that Member State) and the deficit ratio remains close to the 3% threshold.

On November 11, 2009, the European Commission, taking into account an opinion of the Economic and Financial Committee and its own report issued on October 7, 2009, recommended that the Ecofin Council rule on the existence of an excessive deficit in Austria. The European Commission’s recommendation was based, among other things, on notifications from Austria that the general government deficit was expected to exceed the reference value of 3% of GDP in 2009 (according to data notified by the Austrian authorities in October 2009, the general government deficit in Austria was planned to reach 3.9% of GDP in 2009 and the general government gross debt has been above 60% of GDP and was planned to stand at 68.2% of GDP in 2009) and on the Commission’s regular forecasts (based on the Commission’s autumn 2009 forecast, which took into account the fiscal measures adopted by Austria in 2009, Austria’s general government deficit is expected to widen to 5.5% of GDP in 2010 and 5.3% of GDP in 2011 on a no-policy change assumption, and the general government gross debt is expected to increase to 73.9% of GDP in 2010 and to 77% of GDP in 2011) and on the conclusion that, although the deficit levels are exceptional in nature, resulting primarily from a severe economic downturn or recession on an unforeseeable scale, they are neither close to the 3% deficit limit nor merely temporary.

Based on the recommendation of the European Commission, the Ecofin Council opened an EDP for Austria (as well as for eight other Member States—Belgium, the Czech Republic, Germany, Italy, the Netherlands, Portugal, Slovakia and Slovenia) on December 2, 2009. Earlier in 2009 the Council had already determined the existence of an excessive deficit in nine other Member States (France, Greece, Ireland, Latvia, Lithuania, Malta, Poland, Romania and Spain), in addition to the already existing excessive deficits in the United Kingdom and Hungary. Having found that special circumstances caused by the global economic crisis allowed for correction of the deficit in the medium term (rather than the short term), the Ecofin Council called on Austria to reduce its deficit to below the 3% of GDP threshold by 2013.

According to the Austrian Stability Programme for the period 2009 to 2013 submitted by Austria to the European Commission on January 26, 2010, the general government deficit for 2009, based on preliminary estimates of the Ministry of Finance, amounts to 3.5% of GDP and the general government deficit for 2010 is planned to amount to 4.7% of GDP and is expected to fall to 2.7% of GDP by 2013.

European Financial Measures in Connection with Stabilization Support for Greece

On May 2, 2010, the EU-member countries decided to provide EUR 80 billion as stability support to Greece over the course of three years via bilateral loans centrally pooled by the European Commission with a further EUR 30 billion to be provided by the IMF. These loans, which became necessary when Greece’s level of public-sector debt resulted in an ever increasing cost of borrowing in the financial markets, are designed to give the country enough time to implement spending cuts and tax-boosting measures that are aimed at bringing its budget deficit back below the reference value of 3% of GDP by 2014. Austria’s share in this EUR 110 billion loan arrangement is EUR 2.3 billion.

On May 9, 2010, the European finance ministers at the Ecofin Council decided to establish a temporary European financial stabilization mechanism as a first step towards a future framework for crisis management in similar situations. This mechanism, which forms part of a wider package including strong commitments to fiscal consolidation where warranted and involvement of the IMF through its usual facilities, entails an overall financial support of EUR 500 billion that is available to member states of the European Monetary Union in serious financial distress in the form of emergency lending. It will be financed through two complementary sources, EUR 60 billion in EU emergency funding and an intergovernmental agreement to provide up to EUR

440 billion through a Special Purpose Vehicle that is guaranteed on a pro rata basis by participating member states and will expire after three years. Austria’s share in these guarantees is 2.8% or up to EUR 12.2 billion. However, this percentage and maximum amount would rise somewhat depending on which countries are being supported and which are consequently not available to contribute their assigned shares.

Federal Accounts and Budget

The federal accounts as set forth below for the years 2004 to 2007 have been audited by the Rechnungshof and approved by the Nationalrat. The accounts for 2008 are the preliminary results and are not yet audited and approved. For 2009, the budget draft as proposed by the government in April has now been finalized in the Bundesfinanzgesetz 2009 (BFG), which came into force on July 1, 2009. The accounts for 2009 represent the draft budgets as proposed by the government to the Nationalrat in April 2009.

For further information concerning the budget for the fiscal years 2005 to 2009, see “Republic of Austria—Tables and Supplementary Information—Federal Revenues and Expenditures”.

SUMMARY OF REVENUES AND EXPENDITURES

	2004	2005	2006	2007	2008	2009(1)
	(Millions of euro)
I. General Account
Federal Government Revenues:
Total taxes and levies—gross	56,207	57,156	60,398	64,695	68,528	64,767
Less: transfers to provinces, municipalities and funds	(16,397)	(16,805)	(17,473)	(18,873)	(21,517)	(23,805)
Transfer to EU—budget	(2,150)	(2,314)	(2,470)	(2,188)	(2,050)	(2,200)

Total taxes and levies—net	37,660	38,038	40,454	43,635	44,961	38,762
Other levies	9,254	9,437	9,844	10,155	10,924	10,957
Other sources	13,433	14,018	15,847	15,672	14,849	14,165
Total revenues	60,347	61,493	66,145	69,462	70,734	63,884

Expenditures:
Total	64,977	66,041	70,561	72,332	80,298	77,442
Of which: staff expenditures	10,114	10,464	17,653	18,026	18,724	18,021
Other expenditures	54,863	55,577	52,908	54,306	61,574	59,421
Budget deficit—net of public debt redemptions	4,630	4,548	4,416	2,870	9,564	13,558
Budget deficit—net, as a percentage of gross domestic product	(2.0)%	(1.8)%	(1.7)%	(1.1)%	(3.4)%	(4.8)%
II. Financing Account
Expenditure	30,226	32,271	39,090	57,130	42,190	101,769
Revenue	34,856	36,819	43,506	60,000	51,755	115,355

Surplus	4,630	4,548	4,416	2,870	9,564	13,585

Rounding differences

(1)	Federal Budget

SOURCE: Federal Ministry of Finance.

Taxation

On January 1, 2005 a tax reform bill came into force. This tax reform lowered the tax burden by about EUR 2.5 billion, in particular by reducing the corporate income tax rate from 34% to 25% and by a modified personal income tax rate.

The principal taxes levied by Austria are personal income tax (including salary and wage tax), corporate income tax and value added tax (“VAT”). Personal income taxation is progressive, with a top marginal rate of 50% on taxable income in excess of EUR 51,000. For employees, this top marginal rate is reduced to about 43% by statutory tax allowances for 1/6 of the yearly income. For the corporate income tax there is a flat rate of 25%. The general VAT rate is 20%, and the reduced rate, mainly on food products, rents, passenger transport, books and newspapers and certain services, is 10%. In comparison to other European countries, effective direct taxation is low, while indirect taxation is above average.

Under Austrian law, a fraction of the taxes collected by the federal government must be remitted to the provinces and municipalities under a revenue-sharing plan. The fractions and the taxes involved, and the basis of distribution among the provincial and local entities, are negotiated periodically among federal and other government authorities. The latest agreement concluded in 2008 covers the period 2008 to 2013.

Austria is a party to tax treaties with 54 countries worldwide, including the United States.

PUBLIC DEBT

Summary of Domestic and External Debt

The following table sets forth the direct domestic and external debt of Austria outstanding at December 31 of each of the years indicated.

DIRECT DEBT

	2004	2005	2006	2007	2008
	(Millions of euro)
Domestic	131,747	139,670	146,966	150,006	160,053
External(1)	13,141	11,635	8,319	7,294	7,870

Total	144,888	151,305	155,285	157,300	167,923

Less: Holdings of own Bonds	(9,338)	(9,976)	(10,020)	(9,924)	(5,952)

Total	135,550	141,329	145,265	147,376	161,971

(1)	Translated into EUR at the exchange rates prevailing at December 31 of each year indicated.

SOURCE: Austrian Federal Financing Agency.

External funded debt in foreign currencies outstanding as of December 31, 2008 was as follows(1):

(Millions of euro)
Payable in U.S. Dollars	0
Payable in Swiss Francs	4,546
Payable in Yen	3,324

Total	7,870
Less: Holding of own Bonds	0

Total	7,870

(1)	Translated into euro at the exchange rates prevailing at December 31, 2008.

SOURCE: Austrian Federal Financing Agency.

In addition to its direct debt, Austria has guaranteed the payment of the principal of, and interest on, certain obligations of public agencies, enterprises in which Austria has an ownership interest, and of others pursuant to the Export Guarantees Act and Export Financing Guarantees Act. The major portion of the debt guaranteed by Austria has been guaranteed pursuant to the Export Guarantees Act and the Export Financing Guarantees Act. The following table sets forth the principal amount of debt guaranteed by Austria outstanding at December 31 of each of the years 2004 through 2008.

GUARANTEED DEBT

	December 31,
	2004	2005	2006	2007	2008
	(Millions of euro)
Domestic	41,518	43,499	49,588	61,900	80,518
External(1)	17,649	20,869	20,206	18,164	23,232

Total Guaranteed Debt(2)	59,167	64,368	69,794	80,064	103,750

(1)	Translated into EUR at the exchange rates prevailing at December 31 of each year indicated.
(2)	In addition, the Republic is liable by law for all liabilities of the Austrian Postal Savings Bank assumed until December 31, 2000, which amounted to EUR 3.3 billion as of December 31, 2008.

SOURCE: Ministry of Finance.

Debt Service

The following table sets forth the debt service requirements for the indicated periods in respect of the internal funded debt of Austria outstanding at December 31, 2008.

DEBT SERVICE REQUIREMENTS OF DOMESTIC DEBT

	2009	2010	2011	2012	2013
	(Billions of euro)
Interest	6.7	6.3	5.7	5.3	4.7
Principal	17.9	9.0	8.8	11.3	14.7

Total	24.6	15.3	14.5	16.6	19.4

SOURCE: Austrian Federal Financing Agency.

The following table sets forth the debt service requirements for the indicated periods in respect of the external funded debt of Austria outstanding at December 31, 2008.

DEBT SERVICE REQUIREMENTS OF EXTERNAL DEBT(1)

	2009	2010	2011	2012	2013
	(Billions of euro)
Interest	0.2	0.1	0.1	0.1	0.0
Principal	3.1	1.7	0.8	1.6	0.0

Total	3.3	1.8	0.9	1.7	0.0

(1)	Computed on the basis of exchange rates used by the Ministry of Finance for uniform valuation purposes, as of December 31, 2008.

SOURCE: Austrian Federal Financing Agency.

TABLES AND SUPPLEMENTARY INFORMATION

PART 1: OESTERREICHISCHE KONTROLLBANK AKTIENGESELLSCHAFT

I. OUTSTANDING DEBT AS OF DECEMBER 31, 2009

Outstanding Issues Report at December 31, 2009

Issue	Issue Date	Termination Date	Interest Rate	Nominal	Amount in EUR based on exchange rate as of 12/31/2009
CHF 400,000,000 1.75% Guaranteed Notes	1/28/2005	1/28/2010	1.750%	CHF400,000,000.00	EUR 269,614,451.33
AUD 200,000,000 6.75% Guaranteed Notes	1/31/2008	1/29/2010	6.750%	AUD200,000,000.00	EUR 124,937,531.23
JPY 150,000,000,000 1.80% Guaranteed Notes	1/28/2000	3/22/2010	1.800%	JPY150,000,000,000.00	EUR 1,126,464,403.72
USD 60,000,000 2.25% Guaranteed Notes	4/3/2008	4/6/2010	2.250%	USD60,000,000.00	EUR 41,649,312.79
USD 50,000,000 0.63% Guaranteed Notes	4/20/2009	4/28/2010	0.630%	USD50,000,000.00	EUR 34,707,760.66
USD 100,000,000 4.18% Guaranteed Notes	5/19/2004	5/19/2010	4.180%	USD100,000,000.00	EUR 69,415,521.31
CHF 450,000,000 2.25% Guaranteed Notes	10/6/2008	8/6/2010	2.250%	CHF450,000,000.00	EUR 303,316,257.75
USD 85,500,000 4.71% Guaranteed Notes	8/10/2006	8/10/2010	4.710%	USD85,500,000.00	EUR 59,350,270.72
USD 1,000,000,000 4.25% Guaranteed Global Notes	10/6/2005	10/6/2010	4.250%	USD1,000,000,000.00	EUR 694,155,213.11
USD 150,000,000 Floating Rate Notes	11/10/2008	11/10/2010	0.27406%	USD150,000,000.00	EUR 104,123,281.97
USD 100,000,000 4.06% Guaranteed Notes	11/13/2003	11/12/2010	4.060%	USD100,000,000.00	EUR 69,415,521.31
USD 200,000,000 2.70% Guaranteed Notes	11/21/2008	11/22/2010	2.700%	USD200,000,000.00	EUR 138,831,042.62
USD 100,000,000 4.42% Guaranteed Notes	9/3/2003	12/3/2010	4.420%	USD100,000,000.00	EUR 69,415,521.31
GBP 600,000,000 5.00% Guaranteed Notes	12/7/2007	12/7/2010	5.000%	GBP600,000,000.00	EUR 675,599,594.64
USD 2,000,000,000 2.875% Guaranteed Global Notes	1/24/2008	3/15/2011	2.875%	USD2,000,000,000.00	EUR 1,388,310,426.21
USD 100,000,000 4.13% Guaranteed Notes	5/4/2004	5/4/2011	4.130%	USD100,000,000.00	EUR 69,415,521.31
GBP 200,000,000 Floating Rate Notes	5/26/2009	5/26/2011	0.840%	GBP200,000,000.00	EUR 225,199,864.88
CHF 1,550,000,000 2.75% Guaranteed Notes	6/14/2007	6/14/2011	2.750%	CHF1,550,000,000.00	EUR 1,044,755,998.92
USD 200,000,000 2.76% Guaranteed Notes	11/19/2008	7/19/2011	2.760%	USD200,000,000.00	EUR 138,831,042.62
CHF 50,000,000 2.65% Guaranteed Notes	9/20/2007	9/20/2011	2.650%	CHF50,000,000.00	EUR 33,701,806.42
USD 1,750,000,000 3.125% Guaranteed Global Notes	9/16/2008	10/14/2011	3.125%	USD1,750,000,000.00	EUR 1,214,771,622.93
CHF 250,000,000 1.625% Guaranteed Notes	10/18/2005	10/18/2011	1.625%	CHF250,000,000.00	EUR 168,509,032.08
CHF 50,000,000 2.65% Guaranteed Notes	9/20/2007	10/20/2011	2.650%	CHF50,000,000.00	EUR 33,701,806.42
USD 1,250,000,000 4.75% Guaranteed Global Notes	11/8/2006	11/8/2011	4.750%	USD1,250,000,000.00	EUR 867,694,016.38
EUR 2,000,000,000 4.125% Guaranteed Notes	2/21/2007	2/21/2012	4.125%	EUR2,000,000,000.00	EUR 2,000,000,000.00
USD 1,250,000,000 1.875% Guaranteed Global Notes	1/21/2009	3/21/2012	1.875%	USD1,250,000,000.00	EUR 867,694,016.38
USD 100,000,000 4% Guaranteed Notes	4/20/2004	4/20/2012	4.000%	USD100,000,000.00	EUR 69,415,521.31
USD 1,750,000,000 4.75% Guaranteed Global Notes	10/16/2007	10/16/2012	4.750%	USD1,750,000,000.00	EUR 1,214,771,622.93

Issue	Issue Date	Termination Date	Interest Rate	Nominal	Amount in EUR based on exchange rate as of 12/31/2009
CHF 1050,000,000 2.5% Guaranteed Notes	10/18/2004	10/18/2012	2.500%	CHF1,050,000,000.00	EUR 707,737,934.75
GBP 300,000,000 4.875% Guaranteed Notes	2/29/2008	12/7/2012	4.875%	GBP300,000,000.00	EUR 337,799,797.32
USD 100,000,000 4.56% Guaranteed Notes	5/7/2004	5/7/2013	4.560%	USD100,000,000.00	EUR 69,415,521.31
USD 1,000,000,000 3.625% Guaranteed Global Notes	5/7/2008	6/17/2013	3.625%	USD1,000,000,000.00	EUR 694,155,213.11
CHF 575,000,000 3.00% Guaranteed Notes	11/5/2007	12/5/2013	3.000%	CHF575,000,000.00	EUR 387,570,773.79
EUR 1,500,000,000 3.625% Guaranteed Notes	12/10/2008	12/10/2013	3.625%	EUR1,500,000,000.00	EUR 1,500,000,000.00
EUR 1,500,000,000 3.50% Guaranteed Notes	4/28/2009	4/28/2014	3.500%	EUR1,500,000,000.00	EUR 1,500,000,000.00
JPY 67,700,000,000 1.35% Guaranteed Notes	6/17/2009	6/17/2014	1.350%	JPY67,700,000,000.00	EUR 508,410,934.21
JPY 12,300,000,000 Floating Rate Notes	6/17/2009	6/17/2014	0.7278%	JPY12,300,000,000.00	EUR 92,370,081.11
CHF 150,000,000 2.75% Guaranteed Notes	11/14/2008	7/14/2014	2.750%	CHF150,000,000.00	EUR 101,105,419.25
USD 1,000,000,000 4.5% Guaranteed Global Notes	3/9/2005	3/9/2015	4.500%	USD1,000,000,000.00	EUR 694,155,213.11
CHF 1,050,000,000 3% Guaranteed Notes	10/23/2003	10/23/2015	3.000%	CHF1,050,000,000.00	EUR 707,737,934.75
USD 1,000,000,000 4.875% Guaranteed Global Notes	2/16/2006	2/16/2016	4.875%	USD1,000,000,000.00	EUR 694,155,213.11
EUR 1,500,000,000 3.875% Guaranteed Notes	9/15/2006	9/15/2016	3.875%	EUR1,500,000,000.00	EUR 1,500,000,000.00
CHF 150,000,000 3.00% Guaranteed Notes	10/6/2008	10/6/2016	3.000%	CHF150,000,000.00	EUR 101,105,419.25
USD 1,000,000,000 5.00% Guaranteed Global Notes	4/25/2007	4/25/2017	5.000%	USD1,000,000,000.00	EUR 694,155,213.11
USD 30,000,000 Callable Floating to Fixed Rate Guaranteed Notes	3/12/2008	3/12/2018	0.77425%	USD30,000,000.00	EUR 20,824,656.39
AUD 500,000,000 6.655% Guaranteed Notes	4/15/2008	3/28/2018	6.655%	AUD500,000,000.00	EUR 312,343,828.09
CHF 250,000,000 2.125% Guaranteed Notes	10/18/2005	10/18/2018	2.125%	CHF250,000,000.00	EUR 168,509,032.08
CHF 425,000,000 2.75% Guaranteed Notes	1/28/2005	1/28/2020	2.750%	CHF425,000,000.00	EUR 286,465,354.54
CHF 300,000,000 3.00% Guaranteed Notes	6/14/2007	6/14/2022	3.000%	CHF300,000,000.00	EUR 202,210,838.50
CHF 705,000,000 2.625% Guaranteed Notes	11/22/2006	11/22/2024	2.625%	CHF705,000,000.00	EUR 475,195,470.48
GBP 150,000,000 5.75% Guaranteed Notes	10/21/1999	12/7/2028	5.750%	GBP150,000,000.00	EUR 168,899,898.66
CHF 1,090,000,000 2.875% Guaranteed Notes	2/25/2005	2/25/2030	2.875%	CHF1,090,000,000.00	EUR 734,699,379.89
CHF 200,000,000 3.25% Guaranteed Notes	7/25/2006	7/25/2036	3.250%	CHF200,000,000.00	EUR 134,807,225.67

	Exchange Rate 12/31/2009
AUD	1.6008	AUD 700,000,000.00	EUR 437,281,359.32
CAD	1.5128	CAD 0.00	EUR 0.00
CHF	1.4836	CHF 8,695,000,000.00	EUR 5,860,744,135.87
GBP	0.8881	GBP 1,250,000,000.00	EUR 1,407,499,155.50
JPY	133.1600	JPY 230,000,000,000.00	EUR 1,727,245,419.04
TRY	2.1547	TRY 0.00	EUR 0.00
USD	1.4406	USD 14,375,500,000.00	EUR 9,978,828,266.01
		EUR 6,500,000,000.00	EUR 6,500,000,000.00

			EUR 25,911,598,335.74

PART 2: REPUBLIC OF AUSTRIA

I. FEDERAL REVENUES AND EXPENDITURES

ORDINARY BUDGET REVENUES

	2004	2005	2006	2007	2008	2009(1)
	(Millions of euro)
Total taxes and levies, gross	56,207	57,156	60,398	64,695	68,528	64,767
Of which:
Personal Income Tax	2,819	2,539	2,525	2,629	2,742	2,600
Wage Tax	17,119	16,930	18,092	19,664	21,308	20,000
Tax on Interest	1,318	1,280	1,376	1,879	2,177	1,800
Corporate Income Tax	4,470	4,418	4,833	5,741	5,934	4,800
Turnover Tax	18,155	19,442	20,171	20,832	21,853	21,900
Mineral Oils Tax	3,594	3,565	3,553	3,689	3,894	3,900
Other Taxes and Levies	8,732	8,982	9,848	10,621	10,619	9,776

Less: transfers to provinces and municipalities, funds, etc.(2)	(16,397)	(16,805)	(17,473)	(18,873)	(21,517)	(23,805)
Transfers to the European Union	(2,150)	(2,314)	(2,470)	(2,188)	(2,050)	(2,200)

Public taxes, net	37,660	38,038	40,454	43,635	44,961	38,762
Transfers from tax revenues	1,663	1,608	1,704	1,703	1,759	1,642
Tax-like revenues (unemployment insurance contributions, employers’ contributions, etc.)	7,591	7,830	8,140	8,240	9,165	9,315
Other sources	13,433	14,018	15,847	15,884	14,849	14,165

Total	60,347	61,493	66,145	69,462	70,734	63,884

Rounding differences

(1)	Federal Budget
(2)	Including payments pursuant to the Act Governing Health and Social Welfare Allowances.

SOURCE: Federal Budget Laws

ORDINARY BUDGET EXPENDITURES, PART 1(1)

	2004	2005	2006	2007
	(Millions of euro)
I. General Account
Federal Government:
Office of the President	6	6	7	7
Federal Legislature	115	185	121	125
Constitutional Court	7	8	8	8
Administrative Court	12	12	13	13
Public Attorney’s Office	5	5	5	5
Court of Accounts	23	23	23	25
Federal Chancellery	434	426	440	464
Interior Affairs	1,831	1,985	2,159	2,144
Education and Culture	5,902	6,187	6,401	6,621
Arts	218	225	227	227
Science	3,228	3,259	3,325	3,515
Social Affairs and Generations	1,840	1,900	1,941	2,008
Social Security	6,718	6,937	7,354	7,317
Health	602	620	636	651
Youth, Family and Seniors	5,477	6,100	5,892	5,891
Foreign Affairs	343	379	398	410
Justice	922	989	999	1,086
National Defence	1,803	1,797	1,733	2,188
Financial Administration	1,853	1,797	1,809	1,858
Treasury Operations	1,130	1,195	1,393	2,198
Tax Collection	2	2	3	3
Grants to Provinces and Municipalities	4,000	4,351	4,555	4,763
Federal Property	643	625	1,282	782
Pensions	6,797	6,871	7,038	7,174
Public Debt Services incl. Swaps	8,677	9,609	11,609	11,977
Agriculture, Forestry and Water economy	2,075	2,294	2,319	2,037
Environment new	504	493	475	493
Commerce and Employment	5,846	5,527	5,968	5,753
Transportation, Innovation and Technology	3,964	2,235	2,429	2,588

Total Federal Expenditures	64,977	66,041	70,561	72,332

Net Deficit	4,630	4,548	4,416	2,870

II. Financing Account
Expenditure	30,226	32,271	39,090	57,130
Revenue	34,856	36,819	43,506	60,000

Surplus	4,630	4,548	4,416	2,870

Differences may arise due to rounding

(1)	Due to a re-structuring of the Ministries’ competences, the format of this table has changed. The years 2004 through 2007 are therefore no longer comparable with the following years

ORDINARY BUDGET EXPENDITURES, Part 2 (1)

	2008(2)	2009(3)
	(Millions of euro)
I. General Account
Federal Government:
Office of the President	7	8
Federal Legislature	130	147
Constitutional Court	9	11
Administrative Court	14	16
Public Attorney’s Office	6	7
Court of Accounts	27	32
Federal Chancellery	480	350
Interior Affairs	2,235	2,343
Foreign Affairs	415	436
Justice	1,117	1,173
Military Affairs and Sport	2,171	2,217
Financial Administration	1,900	1,178
Tax Collection	3	48
Employment	4,863	5,980
Social Affairs and Consumer Protection	2,113	2,255
Social Security	7,670	8,401
Pensions	7,369	7,594
Health	790	867
Youth and Family	6,513	6,258
Education	6,794	7,173
Science	3,665	3,403
Arts and Culture	414	447
Commerce (Research)	75	80
Transportation, Innovation and Technology (Research)	409	349
Economy	404	494
Transportation, Innovation and Technology	2,476	2,263
Agriculture, Forestry and Water economy	2,180	2,219
Environment	534	826
Grants to Provinces and Municipalities	3,991	699
Federal Property	2,264	1,549
Financial Market Stability		10,303
Treasury Operations	8,208	706
Public Debt Services incl. Swaps	11,051	7,639
Total Federal Expenditure	80,298	77,470
Net Deficit	9,564	13,586

II. Financing Account
Expenditure	42,190	101,769
Revenue	51,755	115,355

Surplus	9,564	13,586

(1)	Due to a re-structuring of the Ministries’ competences, the format of this table has changed. The years 2004 through 2007 are therefore no longer comparable with the following years
(2)	Provisional Result
(3)	Federal Budget

SOURCE: Federal Budget Laws

The difference between the amount of expenditures and that of revenues (deficit) is financed by borrowings under authority of the federal budget law of the respective fiscal years and by application of the balance of available funds at the end of the preceding fiscal year.

PUBLIC DEBT (Internal and External Debt) as of December 31, 2008

				Financial debt before swap			Credit affiliates			Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Government Bond 2000-2027	09/00	07/27	6.250	EUR	6,581,099,002.31	6,581,099,002.31	EUR	229,000,000.00	229,000,000.00							EUR	155,436,000.00	155,436,000.00
Government Bond 2007-2014	11/07	01/14	3.500	EUR	1,321,000,000.00	1,321,000,000.00	EUR	3,407,142.86	3,407,142.86							EUR	81,402,000.00	81,402,000.00
Government Bond 1999-2009	07/99	07/09	5.000							EUR	1,215,000,000.00	1,215,000,000.00
Government Bond 1999-2009	07/99	07/09	1.940										JPY	38,920,800,000.00	308,552,402.09
Government Bond 2000-2009	03/00	07/09	4.260										CHF	1,153,194,000.00	776,561,616.16
Government Bond 2000-2009	06/00	07/09	4.000	EUR	8,725,750,000.00	8,725,750,000.00	EUR	505,007,142.86	505,007,142.86							EUR	100,500,000.00	100,500,000.00
Government Bond 2000-2009	04/00	07/09	var.										EUR	192,271,451.52	192,271,451.52
Government Bond 2001-2009	12/01	07/09	var.							JPY	5,524,500,000.00	43,796,575.23
Government Bond 2000-2010	05/00	01/10	5.500	EUR	8,811,000,000.00	8,811,000,000.00	EUR	486,807,142.86	486,807,142.86							EUR	795,700,000.00	795,700,000.00
Government Bond 2001-2010	01/01	01/10	5.390							EUR	966,000,000.00	966,000,000.00
Government Bond 2001-2010	01/01	01/10	1.625										JPY	90,415,800,000.00	716,789,281.75
Government Bond 2001-2010	02/01	01/10	3.700										CHF	230,675,000.00	155,336,700.34
Government Bond 2001-2011	04/01	01/11	5.250	EUR	8,268,193,000.00	8,268,193,000.00	EUR	869,204,539.82	869,204,539.82							EUR	542,200,000.00	542,200,000.00
Government Bond 2001-2011	01/01	01/11	1.618										JPY	64,554,781,000.00	511,770,897.42
Government Bond 2007-2011	03/07	01/11	5.250										EUR	169,197,396.96	169,197,396.96
Government Bond 2007-2011	03/07	01/11	5.250							EUR	920,385,507.96	920,385,507.96
Government Bond 2007-2011	03/07	01/11	var.										CHF	525,930,642.00	354,162,048.48
Government Bond 2007-2011	03/07	01/11	var.							CHF	272,700,000.00	183,636,363.64
Government Bond 1994-2024	01/94	01/24	6.500	EUR	530,915,263.60	530,915,263.60
Government Bond 1994-2024	02/94	02/24	6.250	EUR	276,876,267.76	276,876,267.76
Government Bond 1986-2016	05/86	05/16	5.750	EUR	196,847,374.26	196,847,374.26
Government Bond 2003-2012	04/03	07/12	4.300							EUR	400,000,000.00	400,000,000.00
Government Bond 2003-2012	04/03	07/12	2.820										CHF	594,100,000.00	400,067,340.07
Government Bond 2003-2012	07/03	07/12	4.185										EUR	196,423,841.06	196,423,841.06
Government Bond 2003-2012	07/03	07/12	2.690							CHF	296,600,000.00	199,730,639.73
Government Bond 2002-2012	06/02	07/12	5.000	EUR	10,177,384,000.00	10,177,384,000.00	EUR	354,507,142.86	354,507,142.86							EUR	29,000,000.00	29,000,000.00
Government Bond 2003-2018	10/03	01/18	4.650	EUR	10,321,379,000.00	10,321,379,000.00	EUR	189,530,000.00	189,530,000.00							EUR	207,470,000.00	207,470,000.00
Government Bond 2004-2018	03/04	01/18	4.385							EUR	619,928,922.41	619,928,922.41
Government Bond 2004-2018	03/04	01/18	1.670										JPY	72,060,000,000.00	571,270,017.44
Government Bond 2006-2018	02/06	01/18	2.525										CHF	88,500,000.00	59,595,959.60
Government Bond 2003-2013	09/03	10/13	3.800	EUR	12,232,317,000.00	12,232,317,000.00	EUR	415,507,142.86	415,507,142.86							EUR	338,000,000.00	338,000,000.00
Government Bond 2004-2014	04/04	07/14	4.300	EUR	9,559,600,000.00	9,559,600,000.00	EUR	96,600,000.00	96,600,000.00							EUR	570,500,000.00	570,500,000.00
Government Bond 2004-2014	11/04	07/14	3.815							EUR	16,485,328.06	16,485,328.06
Government Bond 2004-2014	11/04	07/14	2.530										CHF	25,000,000.00	16,835,016.84
Government Bond 2005-2020	02/05	07/20	3.900	EUR	8,268,310,000.00	8,268,310,000.00	EUR	85,000,000.00	85,000,000.00							EUR	100,000,000.00	100,000,000.00
Government Bond 2005-2015	07/05	07/15	3.500	EUR	8,799,268,000.00	8,799,268,000.00	EUR	597,007,142.86	597,007,142.86							EUR	501,000,000.00	501,000,000.00
Government Bond 2006-2021	01/06	09/21	3.500	EUR	9,390,000,000.00	9,390,000,000.00	EUR	357,428,571.40	357,428,571.40							EUR	252,500,000.00	252,500,000.00
Government Bond 2006-2016	04/06	09/16	4.000	EUR	10,280,000,000.00	10,280,000,000.00	EUR	892,581,291.29	892,581,291.29							EUR	12,000,000.00	12,000,000.00
Government Bond 2006-2016	10/06	09/16	4.000										EUR	631,074,148.43	631,074,148.43
Government Bond 2006-2016	10/06	09/16	4.000							EUR	631,074,148.43	631,074,148.43
Government Bond 2006-2016	10/06	09/16	2.465										CHF	1,000,000,000.00	673,400,673.40
Government Bond 2006-2016	10/06	09/16	2.465							CHF	1,000,000,000.00	673,400,673.40
Government Bond 2007-2037	08/07	03/37	4.150	EUR	6,354,759,000.00	6,354,759,000.00	EUR	24,000,000.00	24,000,000.00							EUR	326,000,000.00	326,000,000.00
Government Bond 2007-2017	11/07	09/17	4.300	EUR	6,714,279,000.00	6,714,279,000.00	EUR	103,407,142.86	103,407,142.86							EUR	446,000,000.00	446,000,000.00
Government Bond 2008-2019	01/08	03/19	4.350	EUR	5,650,000,000.00	5,650,000,000.00										EUR	650,000,000.00	650,000,000.00
Government Bond 1994-2009	02/94	02/09	3.750	JPY	60,000,000,000.00	475,661,962.90
Government Bond 2007-2009	06/07	02/09	3.896										EUR	187,696,734.69	187,696,734.69
Government Bond 2007-2009	07/07	02/09	3.896							EUR	192,506,910.42	192,506,910.42
Government Bond 2007-2009	07/07	02/09	3.896										JPY	28,875,000,000.00	228,912,319.64
Government Bond 2007-2009	06/07	02/09	3.896							JPY	28,875,000,000.00	228,912,319.64
Government Bond 2001-2009	11/01	08/09	3.000	CHF	1,150,000,000.00	774,410,774.41	CHF	300,000,000.00	202,020,202.02
Government Bond 2002-2009	03/02	10/09	5.075										EUR	568,742,250.70	568,742,250.70
Government Bond 2002-2009	03/02	10/09	5.250	USD	1,700,000,000.00	1,221,527,628.08	USD	243,918,925.17	175,266,885.95
Government Bond 2002-2009	03/02	10/09	5.250										USD	243,918,925.17	175,266,885.95
Government Bond 2002-2009	03/02	10/09	5.250							USD	1,700,000,000.00	1,221,527,628.08
Government Bond 2002-2009	03/02	10/09	3.640										CHF	1,056,234,800.00	711,269,225.59
Government Bond 2002-2009	03/02	10/09	3.640							CHF	60,000,000.00	40,404,040.40
Government Bond 2002-2009	07/02	10/09	0.615										JPY	58,136,000,000.00	460,884,731.25
Government Bond 2002-2009	07/02	10/09	0.615							JPY	39,836,000,000.00	315,807,832.57
Government Bond 1999-2029	10/99	10/29	4.750	GBP	200,000,000.00	209,973,753.28	GBP	99,399,602.00	104,356,537.53
Government Bond 1999-2029	10/99	10/29	var.										EUR	310,137,938.00	310,137,938.00
Government Bond 1999-2029	10/99	10/29	var.							EUR	154,137,938.00	154,137,938.00
Government Bond 1999-2029	10/99	10/29	4.750										GBP	99,399,602.00	104,356,537.53
Government Bond 1999-2029	10/99	10/29	4.750							GBP	200,000,000.00	209,973,753.28
Government Bond 1999-2009	10/99	10/09	14.250	ZAR	100,000,000.00	7,653,041.70
Government Bond 1999-2009	10/99	10/09	var.										EUR	15,582,392.00	15,582,392.00

				Financial debt before swap			Credit affiliates			Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Government Bond 1999-2009	10/99	10/09	14.250							ZAR	100,000,000.00	7,653,041.70
Government Bond 2001-2009	06/01	06/09	5.750	USD	100,000,000.00	71,854,566.36
Government Bond 2001-2009	06/01	06/09	5.095										EUR	117,000,000.00	117,000,000.00
Government Bond 2001-2009	06/01	06/09	5.750							USD	100,000,000.00	71,854,566.36
Government Bond 2002-2012	01/02	01/12	3.375	CHF	1,000,000,000.00	673,400,673.40
Government Bond 2002-2012	02/02	02/12	5.500	USD	600,000,000.00	431,127,398.15
Government Bond 2002-2012	02/02	02/12	5.500							USD	600,000,000.00	431,127,398.15
Government Bond 2002-2012	02/02	02/12	3.644										CHF	983,310,600.00	662,162,020.20
Government Bond 2002-2012	05/02	02/12	5.161										EUR	18,809,471.12	18,809,471.12
Government Bond 2002-2010	08/02	08/10	4.375	USD	1,200,000,000.00	862,254,796.29
Government Bond 2002-2010	08/02	08/10	4.618										EUR	730,027,173.73	730,027,173.73
Government Bond 2002-2010	08/02	08/10	4.375							USD	1,200,000,000.00	862,254,796.29
Government Bond 2003-2010	01/03	08/10	2.099										CHF	553,500,000.00	372,727,272.73
Government Bond 2003-2010	01/03	01/10	3.750	USD	100,000,000.00	71,854,566.36
Government Bond 2003-2010	01/03	01/10	3.750							USD	100,000,000.00	71,854,566.36
Government Bond 2003-2010	01/03	01/10	2.120										CHF	144,500,000.00	97,306,397.31
Government Bond 2003-2013	02/03	02/13	4.570	EUR	50,000,000.00	50,000,000.00
Government Bond 2003-2013	02/03	02/13	4.570							EUR	50,000,000.00	50,000,000.00
Government Bond 2003-2013	02/03	02/13	2.350										CHF	73,400,000.00	49,427,609.43
Government Bond 2003-2011	02/03	02/11	5.730	USD	75,000,000.00	53,890,924.77
Government Bond 2003-2011	02/03	02/11	5.730							USD	75,000,000.00	53,890,924.77
Government Bond 2003-2011	02/03	02/11	2.095										CHF	101,857,500.00	68,590,909.09
Government Bond 2003-2013	04/03	04/13	6.057	USD	50,000,000.00	35,927,283.18
Government Bond 2003-2013	04/03	04/13	4.108										EUR	46,339,202.97	46,339,202.97
Government Bond 2003-2013	04/03	04/13	6.057							USD	50,000,000.00	35,927,283.18
Government Bond 2003-2023	05/03	05/23	5.547	EUR	100,000,000.00	100,000,000.00
Government Bond 2003-2010	05/03	05/10	3.500	USD	500,000,000.00	359,272,831.79
Government Bond 2003-2010	05/03	05/10	3.680										EUR	454,959,053.70	454,959,053.70
Government Bond 2003-2010	05/03	05/10	3.500							USD	500,000,000.00	359,272,831.79
Government Bond 2003-2013	06/03	06/13	3.250	USD	3,100,000,000.00	2,227,491,557.09
Government Bond 2003-2013	06/03	06/13	3.470										EUR	2,591,984,783.40	2,591,984,783.40
Government Bond 2003-2013	06/03	06/13	3.250							USD	3,100,000,000.00	2,227,491,557.09
Government Bond 2004-2034	01/04	01/34	5.125	SKK	500,000,000.00	16,596,959.44
Government Bond 2004-2034	01/04	01/34	4.875										EUR	12,135,922.33	12,135,922.33
Government Bond 2004-2034	01/04	01/34	5.125							SKK	500,000,000.00	16,596,959.44
Government Bond 2004-2009	02/04	02/09	9.500	ZAR	300,000,000.00	22,959,125.10
Government Bond 2004-2009	02/04	02/09	3.340										EUR	35,846,988.46	35,846,988.46
Government Bond 2004-2009	02/04	02/09	9.500							ZAR	300,000,000.00	22,959,125.10
Government Bond 2004-2011	03/04	05/11	3.625	USD	1,250,000,000.00	898,182,079.47
Government Bond 2004-2011	03/04	05/11	3.683										EUR	996,331,005.42	996,331,005.42
Government Bond 2004-2011	03/04	05/11	3.625							USD	1,250,000,000.00	898,182,079.47
Government Bond 2004-2011	03/04	03/11	4.000	CAD	100,000,000.00	58,830,450.64
Government Bond 2004-2011	03/04	03/11	3.678										EUR	59,400,059.40	59,400,059.40
Government Bond 2004-2011	03/04	03/11	4.000							CAD	100,000,000.00	58,830,450.64
Government Bond 2004-2014	05/04	05/14	5.000	USD	1,300,000,000.00	934,109,362.65
Government Bond 2004-2014	05/04	05/14	4.246										EUR	1,056,362,243.28	1,056,362,243.28
Government Bond 2004-2014	05/04	05/14	5.000							USD	1,300,000,000.00	934,109,362.65
Government Bond 2004-2014	09/04	09/14	5.750	AUD	600,000,000.00	295,945,546.02
Government Bond 2004-2014	09/04	09/14	4.054										EUR	352,420,524.33	352,420,524.33
Government Bond 2004-2014	09/04	09/14	5.750							AUD	600,000,000.00	295,945,546.02
Government Bond 2004-2034	12/04	12/34	5.375	CAD	300,000,000.00	176,491,351.92
Government Bond 2004-2034	12/04	12/34	4.412										EUR	192,901,234.57	192,901,234.57
Government Bond 2004-2034	12/04	12/34	5.375							CAD	300,000,000.00	176,491,351.92
Government Bond 2005-2024	01/05	12/24	5.000	CAD	250,000,000.00	147,076,126.60
Government Bond 2005-2024	01/05	12/24	4.044										EUR	151,602,437.77	151,602,437.77
Government Bond 2005-2024	01/05	12/24	5.000							CAD	250,000,000.00	147,076,126.60
Government Bond 2005-2012	01/05	03/12	4.000	USD	1,200,000,000.00	862,254,796.29
Government Bond 2005-2012	01/05	03/12	3.140										EUR	896,554,659.65	896,554,659.65
Government Bond 2005-2012	01/05	03/12	4.000							USD	1,200,000,000.00	862,254,796.29
Government Bond 2006-2009	03/06	03/09	10.500	TRY	50,000,000.00	23,268,801.19
Government Bond 2008-2009	09/08	03/09	2.931										EUR	31,847,133.76	31,847,133.76
Government Bond 2008-2009	09/08	03/09	10.500							TRY	50,000,000.00	23,268,801.19
Government Bond 2006-2011	03/06	07/11	var.	USD	854,400,000.00	613,925,414.96
Government Bond 2006-2011	03/06	07/11	3.404										EUR	740,727,195.44	740,727,195.44
Government Bond 2006-2011	03/06	07/11	var.							USD	854,400,000.00	613,925,414.96
Government Bond 2006-2009	10/06	01/09	18.500	TRY	150,000,000.00	69,806,403.57
Government Bond 2006-2009	10/06	01/09	3.365										EUR	78,641,554.80	78,641,554.80
Government Bond 2006-2009	10/06	01/09	18.500							TRY	150,000,000.00	69,806,403.57
Government Bond 2006-2012	12/06	01/12	17.000	TRY	50,000,000.00	23,268,801.19

				Financial debt before swap			Credit affiliates			Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Government Bond 2006-2012	12/06	01/12	3.517										EUR	25,974,025.97	25,974,025.97
Government Bond 2006-2012	12/06	01/12	17.000							TRY	50,000,000.00	23,268,801.19
Government Bond 2007-2009	12/07	06/09	15.600	TRY	596,000,000.00	277,364,110.20
Government Bond 2007-2009	12/07	06/09	var.										EUR	353,606,789.25	353,606,789.25
Government Bond 2007-2009	12/07	06/09	15.600							TRY	596,000,000.00	277,364,110.20
Government Bond 2008-2009	01/08	12/09	14.000	TRY	422,000,000.00	196,388,682.06
Government Bond 2008-2009	01/08	12/09	var.										EUR	242,181,013.00	242,181,013.00
Government Bond 2008-2009	01/08	12/09	14.000							TRY	422,000,000.00	196,388,682.06
Government Bond 2007-2009	11/07	10/09	13.960	TRY	180,750,000.00	84,116,716.31
Government Bond 2007-2009	11/07	10/09	var.										EUR	102,200,720.00	102,200,720.00
Government Bond 2007-2009	11/07	10/09	13.960							TRY	180,750,000.00	84,116,716.31
Government Bond 2008-2010	02/08	02/10	14.050	TRY	178,285,500.00	82,969,797.10
Government Bond 2008-2010	02/08	02/10	var.										EUR	101,678,545.34	101,678,545.34
Government Bond 2008-2010	02/08	02/10	14.050							TRY	178,285,500.00	82,969,797.10
Government Bond 2008-2009	03/08	03/09	14.260	TRY	184,050,000.00	85,652,457.19
Government Bond 2008-2009	03/08	03/09	var.										EUR	98,274,519.00	98,274,519.00
Government Bond 2008-2009	03/08	03/09	14.260							TRY	184,050,000.00	85,652,457.19
Government Bond 2008-2009	05/08	03/09	15.070	TRY	380,000,000.00	176,842,889.05
Government Bond 2008-2009	05/08	03/09	var.										EUR	187,944,358.58	187,944,358.58
Government Bond 2008-2009	05/08	03/09	15.070							TRY	380,000,000.00	176,842,889.05
Government Bond 2008-2009	05/08	03/09	15.100	TRY	350,000,000.00	162,881,608.34
Government Bond 2008-2009	05/08	03/09	var.										EUR	174,692,410.34	174,692,410.34
Government Bond 2008-2009	05/08	03/09	15.100							TRY	350,000,000.00	162,881,608.34
Government Bond 2008-2009	09/08	09/09	6.438	USD	200,000,000.00	143,709,132.72
Government Bond 2008-2009	09/08	09/09	var.										EUR	143,626,571.00	143,626,571.00
Government Bond 2008-2009	09/08	09/09	6.438							USD	200,000,000.00	143,709,132.72
Government Bond 2008-2010	11/08	11/10	2.227	USD	300,000,000.00	215,563,699.07
Government Bond 2008-2010	11/08	11/10	var.										EUR	239,501,836.18	239,501,836.18
Government Bond 2008-2010	11/08	11/10	2.227							USD	300,000,000.00	215,563,699.07
Government Bond 2001-2009	12/01	01/09	4.221													EUR	292,000,000.00	292,000,000.00
Federal Obligation 1999-2012	05/99	05/12	3.096	EUR	250,000,000.00	250,000,000.00	EUR	250,000,000.00	250,000,000.00
Federal Obligation 2002-2011	12/02	04/11	6.890	EUR	145,345,668.33	145,345,668.33
Federal Obligation 2008-2009	12/08	04/09	6.063	EUR	145,345,668.34	145,345,668.34
Federal Obligation 1995-2010	12/95	12/10	3.200	JPY	15,000,000,000.00	118,915,490.72
Federal Obligation 2007-2010	07/07	12/10	3.068										EUR	64,767,376.31	64,767,376.31
Federal Obligation 2007-2010	07/07	12/10	3.137							EUR	65,664,503.77	65,664,503.77
Federal Obligation 2007-2010	07/07	12/10	3.137										JPY	9,765,625,000.00	77,418,939.27
Federal Obligation 2007-2010	07/07	12/10	3.068							JPY	9,765,625,000.00	77,418,939.27
Federal Obligation 1996-2012	01/96	09/12	3.230	JPY	10,000,000,000.00	79,276,993.82
Federal Obligation 1996-2011	01/96	01/11	3.360	JPY	15,000,000,000.00	118,915,490.72
Federal Obligation 1998-2010	05/98	05/10	5.200	ATS	1,000,000,000.00	72,672,834.17
Federal Obligation 2000-2010	01/00	05/10	6.145							EUR	72,500,000.00	72,500,000.00
Federal Obligation 2000-2010	01/00	05/10	2.095										JPY	7,741,550,000.00	61,372,681.15
Federal Obligation 1995-2015	06/95	06/15	7.250	ATS	300,000,000.00	21,801,850.25
Federal Obligation 1995-2015	06/95	06/15	7.375	ATS	250,000,000.00	18,168,208.54
Federal Obligation 1995-2010	07/95	07/10	7.400	ATS	200,000,000.00	14,534,566.83
Federal Obligation 1995-2009	09/95	09/09	7.188	ATS	200,000,000.00	14,534,566.83
Federal Obligation 1996-2010	03/96	03/10	6.800	ATS	300,000,000.00	21,801,850.25
Federal Obligation 1996-2011	05/96	05/11	0.000	JPY	5,000,000,000.00	39,638,496.91
Federal Obligation 1998-2010	05/98	05/10	5.200	ATS	1,000,000,000.00	72,672,834.17
Federal Obligation 1998-2010	09/98	09/10	4.500	ATS	1,000,000,000.00	72,672,834.17
Federal Obligation 2000-2010	01/00	09/10	6.225							EUR	72,500,000.00	72,500,000.00
Federal Obligation 2000-2010	01/00	09/10	2.150										JPY	7,745,175,000.00	61,401,419.06
Federal Obligation 2001-2021	11/01	11/21	3.754	JPY	2,000,000,000.00	15,855,398.76
Federal Obligation 2001-2021	11/01	11/21	5.140										EUR	18,315,000.00	18,315,000.00
Federal Obligation 2001-2021	11/01	11/21	3.754							JPY	2,000,000,000.00	15,855,398.76
Federal Obligation 2001-2021	11/01	11/21	1.674	JPY	1,000,000,000.00	7,927,699.38
Federal Obligation 2001-2021	11/01	11/21	5.080										EUR	9,132,400.00	9,132,400.00
Federal Obligation 2001-2021	11/01	11/21	1.674							JPY	1,000,000,000.00	7,927,699.38
Federal Obligation 2001-2031	11/01	11/31	2.463	JPY	3,000,000,000.00	23,783,098.14
Federal Obligation 2001-2031	11/01	11/31	4.825										EUR	27,473,000.00	27,473,000.00
Federal Obligation 2001-2031	11/01	11/31	2.463							JPY	3,000,000,000.00	23,783,098.14
Federal Obligation 2001-2016	12/01	12/16	2.107	JPY	1,000,000,000.00	7,927,699.38
Federal Obligation 2001-2016	12/01	12/16	4.565										EUR	9,170,946.00	9,170,946.00
Federal Obligation 2001-2016	12/01	12/16	2.107							JPY	1,000,000,000.00	7,927,699.38
Federal Obligation 2002-2027	01/02	01/27	1.169	JPY	1,000,000,000.00	7,927,699.38
Federal Obligation 2002-2027	01/02	01/27	4.940										EUR	8,805,000.00	8,805,000.00
Federal Obligation 2002-2027	01/02	01/27	1.169							JPY	1,000,000,000.00	7,927,699.38
Federal Obligation 2002-2017	02/02	02/17	var.	JPY	1,000,000,000.00	7,927,699.38

				Financial debt before swap			Credit affiliates			Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Federal Obligation 2002-2017	02/02	02/17	4.932										EUR	8,470,000.00	8,470,000.00
Federal Obligation 2002-2017	02/02	02/17	var.							JPY	1,000,000,000.00	7,927,699.38
Federal Obligation 2002-2022	02/02	02/22	6.216	JPY	1,000,000,000.00	7,927,699.38
Federal Obligation 2002-2022	02/02	02/22	5.050										EUR	8,687,000.00	8,687,000.00
Federal Obligation 2002-2022	02/02	02/22	6.216							JPY	1,000,000,000.00	7,927,699.38
Federal Obligation 2002-2032	07/02	07/32	4.000	JPY	1,000,000,000.00	7,927,699.38
Federal Obligation 2002-2032	07/02	07/32	4.985										EUR	8,520,000.00	8,520,000.00
Federal Obligation 2002-2032	07/02	07/32	4.000							JPY	1,000,000,000.00	7,927,699.38
Federal Obligation 2002-2022	09/02	09/22	2.824	JPY	1,000,000,000.00	7,927,699.38
Federal Obligation 2002-2022	09/02	09/22	var.										EUR	8,621,000.00	8,621,000.00
Federal Obligation 2002-2022	09/02	09/22	2.824							JPY	1,000,000,000.00	7,927,699.38
Federal Obligation 2002-2022	09/02	09/22	2.352	JPY	1,300,000,000.00	10,306,009.20
Federal Obligation 2002-2022	09/02	09/22	var.										EUR	11,174,000.00	11,174,000.00
Federal Obligation 2002-2022	09/02	09/22	2.352							JPY	1,300,000,000.00	10,306,009.20
Federal Obligation 2003-2033	10/03	10/33	2.580	JPY	1,000,000,000.00	7,927,699.38
Federal Obligation 2003-2033	10/03	10/33	4.625										EUR	7,662,835.25	7,662,835.25
Federal Obligation 2003-2033	10/03	10/33	2.580							JPY	1,000,000,000.00	7,927,699.38
Federal Obligation 2004-2012	04/04	04/12	4.010	USD	100,000,000.00	71,854,566.36
Federal Obligation 2004-2012	04/04	04/12	3.810										EUR	82,203,041.51	82,203,041.51
Federal Obligation 2004-2012	04/04	04/12	4.010							USD	100,000,000.00	71,854,566.36
Federal Obligation 2004-2012	04/04	04/12	4.090	USD	100,000,000.00	71,854,566.36
Federal Obligation 2004-2012	04/04	04/12	3.780										EUR	82,644,628.10	82,644,628.10
Federal Obligation 2004-2012	04/04	04/12	4.090							USD	100,000,000.00	71,854,566.36
Federal Obligation 2004-2013	04/04	04/13	4.390	USD	100,000,000.00	71,854,566.36
Federal Obligation 2004-2013	04/04	04/13	3.940										EUR	83,542,188.81	83,542,188.81
Federal Obligation 2004-2013	04/04	04/13	4.390							USD	100,000,000.00	71,854,566.36
Federal Obligation 2004-2013	05/04	05/13	4.480	USD	100,000,000.00	71,854,566.36
Federal Obligation 2004-2013	05/04	05/13	3.970										EUR	83,956,007.05	83,956,007.05
Federal Obligation 2004-2013	05/04	05/13	4.480							USD	100,000,000.00	71,854,566.36
Federal Obligation 2004-2013	05/04	05/13	4.540	USD	100,000,000.00	71,854,566.36
Federal Obligation 2004-2013	05/04	05/13	3.995										EUR	84,459,459.46	84,459,459.46
Federal Obligation 2004-2013	05/04	05/13	4.540							USD	100,000,000.00	71,854,566.36
Federal Obligation 2004-2013	05/04	05/13	4.650	USD	100,000,000.00	71,854,566.36
Federal Obligation 2004-2013	05/04	05/13	3.934										EUR	82,658,290.63	82,658,290.63
Federal Obligation 2004-2013	05/04	05/13	4.650							USD	100,000,000.00	71,854,566.36
Federal Obligation 2004-2012	05/04	05/12	4.880	USD	100,000,000.00	71,854,566.36
Federal Obligation 2004-2012	05/04	05/12	4.030										EUR	84,817,642.07	84,817,642.07
Federal Obligation 2004-2012	05/04	05/12	4.880							USD	100,000,000.00	71,854,566.36
Federal Obligation 2004-2019	06/04	05/19	var.	EUR	10,000,000.00	10,000,000.00
Federal Obligation 2004-2019	11/04	11/19	var.	EUR	10,000,000.00	10,000,000.00
Federal Obligation 2004-2034	12/04	10/34	var.	EUR	30,000,000.00	30,000,000.00
Federal Obligation 2005-2020	03/05	03/20	var.	EUR	250,000,000.00	250,000,000.00
Federal Obligation 2005-2017	03/05	03/17	2.000	EUR	50,000,000.00	50,000,000.00
Federal Obligation 2005-2034	03/05	10/34	var.	EUR	10,000,000.00	10,000,000.00
Federal Obligation 2005-2020	04/05	04/20	var.	EUR	200,000,000.00	200,000,000.00
Federal Obligation 2005-2020	04/05	04/20	1.250	EUR	50,000,000.00	50,000,000.00
Federal Obligation 2005-2015	05/05	05/15	var.	EUR	50,000,000.00	50,000,000.00
Federal Obligation 2005-2015	06/05	06/15	var.	EUR	150,000,000.00	150,000,000.00
Federal Obligation 2005-2022	06/05	06/22	4.000	EUR	125,000,000.00	125,000,000.00
Federal Obligation 2005-2020	06/05	06/20	var.	EUR	100,000,000.00	100,000,000.00
Federal Obligation 2005-2025	08/05	08/25	var.	EUR	130,000,000.00	130,000,000.00
Federal Obligation 2005-2025	07/05	07/25	var.	EUR	50,000,000.00	50,000,000.00
Federal Obligation 2005-2025	10/05	10/25	0.000	EUR	120,000,000.00	120,000,000.00
Federal Obligation 2005-2035	10/05	10/35	5.000	EUR	75,000,000.00	75,000,000.00
Federal Obligation 2005-2019	12/05	12/19	3.850	EUR	50,000,000.00	50,000,000.00
Federal Obligation 2006-2016	02/06	02/16	0.000	EUR	50,000,000.00	50,000,000.00
Federal Obligation 2006-2011	12/06	12/11	10.600	BRL	388,586,800.00	119,801,085.21
Federal Obligation 2006-2011	12/06	12/11	2.727										EUR	140,000,000.00	140,000,000.00
Federal Obligation 2006-2011	12/06	12/11	10.600							BRL	388,586,800.00	119,801,085.21
Federal Obligation 2008-2009	04/08	04/09	10.400	USD	130,000,000.00	93,410,936.26
Federal Obligation 2008-2009	04/08	04/09	var.										EUR	82,592,000.00	82,592,000.00
Federal Obligation 2008-2009	04/08	04/09	10.400							USD	130,000,000.00	93,410,936.26
Federal Obligation 2008-2009	05/08	05/09	10.775	USD	200,000,000.00	143,709,132.72
Federal Obligation 2008-2009	05/08	05/09	var.										EUR	129,282,482.22	129,282,482.22
Federal Obligation 2008-2009	05/08	05/09	10.775							USD	200,000,000.00	143,709,132.72
Federal Obligation 2008-2009	05/08	03/09	1.770	USD	400,000,000.00	287,418,265.43
Federal Obligation 2008-2009	05/08	03/09	var.										EUR	259,976,602.11	259,976,602.11
Federal Obligation 2008-2009	05/08	03/09	1.770							USD	400,000,000.00	287,418,265.43
Federal Obligation 2008-2009	07/08	12/09	1.770	USD	78,900,000.00	56,693,252.86

				Financial debt before swap			Credit affiliates			Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Federal Obligation 2008-2009	07/08	12/09	var.										EUR	49,716,446.12	49,716,446.12
Federal Obligation 2008-2009	07/08	12/09	1.770							USD	78,900,000.00	56,693,252.86
Federal Obligation 2008-2009	07/08	12/09	1.650	USD	50,000,000.00	35,927,283.18
Federal Obligation 2008-2009	07/08	12/09	var.										EUR	31,671,628.56	31,671,628.56
Federal Obligation 2008-2009	07/08	12/09	1.650							USD	50,000,000.00	35,927,283.18
Federal Obligation 2008-2009	08/08	12/09	1.740	USD	300,000,000.00	215,563,699.07
Federal Obligation 2008-2009	08/08	12/09	var.										EUR	192,443,389.57	192,443,389.57
Federal Obligation 2008-2009	08/08	12/09	1.740							USD	300,000,000.00	215,563,699.07
Federal Obligation 2008-2009	08/08	12/09	1.740	USD	300,000,000.00	215,563,699.07
Federal Obligation 2008-2009	08/08	12/09	var.										EUR	192,443,389.57	192,443,389.57
Federal Obligation 2008-2009	08/08	12/09	1.740							USD	300,000,000.00	215,563,699.07
Federal Obligation 2001-2009	12/01	01/09	6.063													EUR	145,345,668.34	145,345,668.34
Treasury Bill 2003-2032	11/03	07/32	var.	EUR	2,500,000,000.00	2,500,000,000.00										EUR	406,509,770.99	406,509,770.99
Treasury Bill 2008-2009	11/08	05/09	var.	CHF	200,000,000.00	134,680,134.68
Treasury Bill 2008-2009	11/08	05/09	var.										EUR	132,511,760.42	132,511,760.42
Treasury Bill 2008-2009	11/08	05/09	var.							CHF	200,000,000.00	134,680,134.68
Treasury Bill 2008-2009	11/08	05/09	var.	CHF	50,000,000.00	33,670,033.67
Treasury Bill 2008-2009	11/08	05/09	var.										EUR	33,377,837.12	33,377,837.12
Treasury Bill 2008-2009	11/08	05/09	var.							CHF	50,000,000.00	33,670,033.67
Treasury Bill 2008-2009	11/08	05/09	var.	USD	400,000,000.00	287,418,265.43
Treasury Bill 2008-2009	11/08	08/09	var.										EUR	313,725,490.20	313,725,490.20
Treasury Bill 2008-2009	11/08	08/09	var.							USD	400,000,000.00	287,418,265.43
Treasury Bill 2008-2009	11/08	05/09	var.	USD	200,000,000.00	143,709,132.72
Treasury Bill 2008-2009	11/08	05/09	var.										EUR	159,349,852.60	159,349,852.60
Treasury Bill 2008-2009	11/08	05/09	var.							USD	200,000,000.00	143,709,132.72
Treasury Bill 2008-2009	11/08	08/09	var.	USD	200,000,000.00	143,709,132.72
Treasury Bill 2008-2009	11/08	08/09	var.										EUR	160,000,000.00	160,000,000.00
Treasury Bill 2008-2009	11/08	08/09	var.							USD	200,000,000.00	143,709,132.72
Treasury Bill 2008-2009	11/08	08/09	var.	USD	150,000,000.00	107,781,849.54
Treasury Bill 2008-2009	11/08	08/09	var.										EUR	118,343,195.27	118,343,195.27
Treasury Bill 2008-2009	11/08	08/09	var.							USD	150,000,000.00	107,781,849.54
Treasury Bill 2008-2009	11/08	08/09	var.	USD	50,000,000.00	35,927,283.18
Treasury Bill 2008-2009	11/08	08/09	var.										EUR	39,761,431.41	39,761,431.41
Treasury Bill 2008-2009	11/08	08/09	var.							USD	50,000,000.00	35,927,283.18
Treasury Bill 2008-2009	11/08	05/09	var.	USD	100,000,000.00	71,854,566.36
Treasury Bill 2008-2009	11/08	05/09	var.										EUR	78,883,016.49	78,883,016.49
Treasury Bill 2008-2009	11/08	05/09	var.							USD	100,000,000.00	71,854,566.36
Treasury Bill 2008-2009	11/08	08/09	var.	USD	150,000,000.00	107,781,849.54
Treasury Bill 2008-2009	11/08	08/09	var.										EUR	120,000,000.00	120,000,000.00
Treasury Bill 2008-2009	11/08	08/09	var.							USD	150,000,000.00	107,781,849.54
Treasury Bill 2008-2009	11/08	05/09	var.	USD	20,000,000.00	14,370,913.27
Treasury Bill 2008-2009	11/08	05/09	var.										EUR	15,760,441.29	15,760,441.29
Treasury Bill 2008-2009	11/08	05/09	var.							USD	20,000,000.00	14,370,913.27
Treasury Bill 2008-2009	11/08	05/09	var.	EUR	10,000,000.00	10,000,000.00
Treasury Bill 2008-2009	11/08	05/09	var.	EUR	52,500,000.00	52,500,000.00
Treasury Bill 2008-2009	11/08	05/09	var.	EUR	100,000,000.00	100,000,000.00
Treasury Bill 2008-2009	11/08	05/09	var.	EUR	131,000,000.00	131,000,000.00
Treasury Bill 2008-2009	11/08	05/09	var.	USD	100,900,000.00	72,501,257.45
Treasury Bill 2008-2009	11/08	05/09	var.										EUR	79,927,122.94	79,927,122.94
Treasury Bill 2008-2009	11/08	05/09	var.							USD	100,900,000.00	72,501,257.45
Treasury Bill 2008-2009	11/08	08/09	var.	EUR	50,000,000.00	50,000,000.00
Treasury Bill 2008-2009	11/08	05/09	var.	EUR	50,000,000.00	50,000,000.00
Treasury Bill 2008-2009	11/08	05/09	var.	CHF	15,000,000.00	10,101,010.10
Treasury Bill 2008-2009	11/08	05/09	var.										EUR	9,892,501.48	9,892,501.48
Treasury Bill 2008-2009	11/08	05/09	var.							CHF	15,000,000.00	10,101,010.10
Treasury Bill 2008-2009	11/08	05/09	var.	USD	25,000,000.00	17,963,641.59
Treasury Bill 2008-2009	11/08	05/09	var.										EUR	19,875,973.92	19,875,973.92
Treasury Bill 2008-2009	11/08	05/09	var.							USD	25,000,000.00	17,963,641.59
Treasury Bill 2008-2009	11/08	05/09	var.	USD	40,000,000.00	28,741,826.54
Treasury Bill 2008-2009	11/08	05/09	var.										EUR	31,483,667.85	31,483,667.85
Treasury Bill 2008-2009	11/08	05/09	var.							USD	40,000,000.00	28,741,826.54
Treasury Bill 2008-2009	11/08	05/09	var.	CHF	50,000,000.00	33,670,033.67
Treasury Bill 2008-2009	11/08	05/09	var.										EUR	32,381,322.45	32,381,322.45
Treasury Bill 2008-2009	11/08	05/09	var.							CHF	50,000,000.00	33,670,033.67
Treasury Bill 2008-2009	11/08	05/09	var.	USD	50,000,000.00	35,927,283.18
Treasury Bill 2008-2009	11/08	05/09	var.										EUR	39,138,943.25	39,138,943.25
Treasury Bill 2008-2009	11/08	05/09	var.							USD	50,000,000.00	35,927,283.18
Treasury Bill 2008-2009	11/08	08/09	var.	USD	15,000,000.00	10,778,184.95
Treasury Bill 2008-2009	11/08	08/09	var.										EUR	11,672,243.41	11,672,243.41

				Financial debt before swap			Credit affiliates			Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Treasury Bill 2008-2009	11/08	08/09	var.							USD	15,000,000.00	10,778,184.95
Treasury Bill 2008-2009	11/08	05/09	var.	EUR	50,000,000.00	50,000,000.00
Treasury Bill 2008-2009	11/08	05/09	var.	EUR	15,000,000.00	15,000,000.00
Treasury Bill 2008-2009	11/08	05/09	var.	EUR	10,000,000.00	10,000,000.00
Treasury Bill 2008-2009	11/08	05/09	var.	USD	100,000,000.00	71,854,566.36
Treasury Bill 2008-2009	11/08	05/09	var.										EUR	77,053,475.11	77,053,475.11
Treasury Bill 2008-2009	11/08	05/09	var.							USD	100,000,000.00	71,854,566.36
Treasury Bill 2008-2009	12/08	06/09	var.	EUR	11,000,000.00	11,000,000.00
Treasury Bill 2008-2009	12/08	06/09	var.	EUR	40,000,000.00	40,000,000.00
Treasury Bill 2008-2009	12/08	06/09	var.	USD	40,000,000.00	28,741,826.54
Treasury Bill 2008-2009	12/08	06/09	var.										EUR	31,080,031.08	31,080,031.08
Treasury Bill 2008-2009	12/08	06/09	var.							USD	40,000,000.00	28,741,826.54
Treasury Bill 2008-2009	12/08	03/09	var.	USD	97,000,000.00	69,698,929.37
Treasury Bill 2008-2009	12/08	03/09	var.										EUR	76,764,798.99	76,764,798.99
Treasury Bill 2008-2009	12/08	03/09	var.							USD	97,000,000.00	69,698,929.37
Treasury Bill 2008-2009	12/08	02/09	var.	USD	110,000,000.00	79,040,022.99
Treasury Bill 2008-2009	12/08	02/09	var.										EUR	86,990,905.50	86,990,905.50
Treasury Bill 2008-2009	12/08	02/09	var.							USD	110,000,000.00	79,040,022.99
Treasury Bill 2008-2009	12/08	06/09	var.	USD	300,000,000.00	215,563,699.07
Treasury Bill 2008-2009	12/08	06/09	var.										EUR	237,079,184.45	237,079,184.45
Treasury Bill 2008-2009	12/08	06/09	var.							USD	300,000,000.00	215,563,699.07
Treasury Bill 2008-2009	12/08	03/09	var.	USD	100,000,000.00	71,854,566.36
Treasury Bill 2008-2009	12/08	03/09	var.										EUR	78,883,016.49	78,883,016.49
Treasury Bill 2008-2009	12/08	03/09	var.							USD	100,000,000.00	71,854,566.36
Treasury Bill 2008-2009	12/08	02/09	var.	EUR	25,000,000.00	25,000,000.00
Treasury Bill 2008-2009	12/08	03/09	var.	EUR	760,000,000.00	760,000,000.00
Treasury Bill 2008-2009	12/08	03/09	var.	EUR	225,000,000.00	225,000,000.00
Treasury Bill 2008-2009	12/08	02/09	var.	EUR	80,300,000.00	80,300,000.00
Treasury Bill 2008-2009	12/08	02/09	var.	USD	100,000,000.00	71,854,566.36
Treasury Bill 2008-2009	12/08	02/09	var.										EUR	79,082,641.36	79,082,641.36
Treasury Bill 2008-2009	12/08	02/09	var.							USD	100,000,000.00	71,854,566.36
Treasury Bill 2008-2009	12/08	09/09	var.	USD	500,000,000.00	359,272,831.79
Treasury Bill 2008-2009	12/08	09/09	var.										EUR	396,039,603.96	396,039,603.96
Treasury Bill 2008-2009	12/08	09/09	var.							USD	500,000,000.00	359,272,831.79
Treasury Bill 2008-2009	12/08	03/09	var.	EUR	50,000,000.00	50,000,000.00
Treasury Bill 2008-2009	12/08	03/09	var.	EUR	60,000,000.00	60,000,000.00
Treasury Bill 2008-2009	12/08	03/09	var.	EUR	30,000,000.00	30,000,000.00
Treasury Bill 2008-2009	12/08	03/09	var.	EUR	20,000,000.00	20,000,000.00
Treasury Bill 2008-2009	12/08	03/09	var.	EUR	110,000,000.00	110,000,000.00
Treasury Bill 2008-2009	12/08	03/09	var.	EUR	214,500,000.00	214,500,000.00
Treasury Bill 2008-2009	12/08	03/09	var.	EUR	30,000,000.00	30,000,000.00
Treasury Bill 2008-2009	12/08	04/09	var.	EUR	58,000,000.00	58,000,000.00
Treasury Bill 2008-2009	12/08	03/09	var.	USD	535,000,000.00	384,421,930.01
Treasury Bill 2008-2009	12/08	03/09	var.										EUR	422,757,803.24	422,757,803.24
Treasury Bill 2008-2009	12/08	03/09	var.							USD	535,000,000.00	384,421,930.01
Treasury Bill 2008-2009	12/08	03/09	var.	USD	120,000,000.00	86,225,479.63
Treasury Bill 2008-2009	12/08	03/09	var.										EUR	94,824,180.17	94,824,180.17
Treasury Bill 2008-2009	12/08	03/09	var.							USD	120,000,000.00	86,225,479.63
Treasury Bill 2008-2009	12/08	03/09	var.	USD	100,000,000.00	71,854,566.36
Treasury Bill 2008-2009	12/08	03/09	var.										EUR	79,088,895.92	79,088,895.92
Treasury Bill 2008-2009	12/08	03/09	var.							USD	100,000,000.00	71,854,566.36
Treasury Bill 2008-2009	12/08	03/09	var.	GBP	52,000,000.00	54,593,175.85
Treasury Bill 2008-2009	12/08	03/09	var.										EUR	61,794,414.74	61,794,414.74
Treasury Bill 2008-2009	12/08	03/09	var.							GBP	52,000,000.00	54,593,175.85
Treasury Bill 2008-2009	12/08	03/09	var.	USD	200,000,000.00	143,709,132.72
Treasury Bill 2008-2009	12/08	03/09	var.										EUR	158,290,463.00	158,290,463.00
Treasury Bill 2008-2009	12/08	03/09	var.							USD	200,000,000.00	143,709,132.72
Treasury Bill 2008-2009	12/08	03/09	var.	USD	100,000,000.00	71,854,566.36
Treasury Bill 2008-2009	12/08	03/09	var.										EUR	79,264,426.13	79,264,426.13
Treasury Bill 2008-2009	12/08	03/09	var.							USD	100,000,000.00	71,854,566.36
Treasury Bill 2008-2009	12/08	05/09	var.	USD	50,000,000.00	35,927,283.18
Treasury Bill 2008-2009	12/08	05/09	var.										EUR	39,510,075.07	39,510,075.07
Treasury Bill 2008-2009	12/08	05/09	var.							USD	50,000,000.00	35,927,283.18
Treasury Bill 2008-2009	12/08	03/09	var.	GBP	100,000,000.00	104,986,876.64
Treasury Bill 2008-2009	12/08	03/09	var.										EUR	117,841,150.13	117,841,150.13
Treasury Bill 2008-2009	12/08	03/09	var.							GBP	100,000,000.00	104,986,876.64
Treasury Bill 2008-2009	12/08	06/09	var.	USD	45,800,000.00	32,909,391.39
Treasury Bill 2008-2009	12/08	06/09	var.										EUR	36,228,444.87	36,228,444.87
Treasury Bill 2008-2009	12/08	06/09	var.							USD	45,800,000.00	32,909,391.39

				Financial debt before swap			Credit affiliates			Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Treasury Bill 2008-2009	12/08	06/09	var.	USD	100,000,000.00	71,854,566.36
Treasury Bill 2008-2009	12/08	06/09	var.										EUR	77,857,365.31	77,857,365.31
Treasury Bill 2008-2009	12/08	06/09	var.							USD	100,000,000.00	71,854,566.36
Treasury Bill 2008-2009	12/08	06/09	var.	USD	100,000,000.00	71,854,566.36
Treasury Bill 2008-2009	12/08	06/09	var.										EUR	75,346,594.33	75,346,594.33
Treasury Bill 2008-2009	12/08	06/09	var.							USD	100,000,000.00	71,854,566.36
Treasury Bill 2008-2009	12/08	09/09	var.	EUR	200,000,000.00	200,000,000.00
Treasury Bill 2008-2009	12/08	06/09	var.	USD	27,000,000.00	19,400,732.92
Treasury Bill 2008-2009	12/08	06/09	var.										EUR	20,214,119.94	20,214,119.94
Treasury Bill 2008-2009	12/08	06/09	var.							USD	27,000,000.00	19,400,732.92
Treasury Bill 2008-2009	10/08	01/09	var.	USD	350,000,000.00	251,490,982.25	USD	350,000,000.00	251,490,982.25
Treasury Bill 2008-2009	10/08	01/09	var.							USD	350,000,000.00	251,490,982.25
Treasury Bill 2008-2009	10/08	01/09	var.										CHF	403,375,000.00	271,632,996.63
Treasury Bill 2008-2009	10/08	01/09	var.							CHF	403,375,000.00	271,632,996.63
Treasury Bill 2008-2009	10/08	01/09	var.										USD	350,000,000.00	251,490,982.25
Treasury Bill 2008-2009	11/08	02/09	var.	USD	25,400,000.00	18,251,059.85	USD	25,400,000.00	18,251,059.85
Treasury Bill 2008-2009	11/08	02/09	var.							USD	25,400,000.00	18,251,059.85
Treasury Bill 2008-2009	11/08	02/09	var.										CHF	30,322,520.00	20,419,205.39
Treasury Bill 2008-2009	11/08	02/09	var.							CHF	30,322,520.00	20,419,205.39
Treasury Bill 2008-2009	11/08	02/09	var.										USD	25,400,000.00	18,251,059.85
Treasury Bill 2008-2009	11/08	02/09	var.	USD	55,000,000.00	39,520,011.50	USD	55,000,000.00	39,520,011.50
Treasury Bill 2008-2009	11/08	02/09	var.							USD	55,000,000.00	39,520,011.50
Treasury Bill 2008-2009	11/08	02/09	var.										CHF	66,055,000.00	44,481,481.48
Treasury Bill 2008-2009	11/08	02/09	var.							CHF	66,055,000.00	44,481,481.48
Treasury Bill 2008-2009	11/08	02/09	var.										USD	55,000,000.00	39,520,011.50
Treasury Bill 2008-2009	11/08	02/09	var.	CHF	20,000,000.00	13,468,013.47	CHF	20,000,000.00	13,468,013.47
Treasury Bill 2008-2009	11/08	02/09	var.	CHF	150,000,000.00	101,010,101.01	CHF	150,000,000.00	101,010,101.01
Treasury Bill 2008-2009	11/08	02/09	var.	NOK	1,200,000,000.00	123,076,923.08	NOK	1,200,000,000.00	123,076,923.08
Treasury Bill 2008-2009	11/08	02/09	var.										CHF	205,229,943.05	138,201,981.85
Treasury Bill 2008-2009	11/08	02/09	var.							NOK	1,200,000,000.00	123,076,923.08
Treasury Bill 2008-2009	11/08	02/09	var.							CHF	205,229,943.05	138,201,981.85
Treasury Bill 2008-2009	11/08	02/09	var.										NOK	1,200,000,000.00	123,076,923.08
Loan from Insurances 1999-2009	09/99	09/09	5.250	EUR	20,000,000.00	20,000,000.00
Loan from Insurances 2003-2018	05/03	05/18	4.350	EUR	13,200,000.00	13,200,000.00
Loan from Insurances 2003-2018	07/03	07/18	4.400	EUR	25,000,000.00	25,000,000.00
Loan from Insurances 2003-2018	07/03	07/18	4.400	EUR	20,000,000.00	20,000,000.00
Loan from Insurances 2003-2013	11/03	11/13	4.250	EUR	20,000,000.00	20,000,000.00
Loan from Insurances 2005-2022	06/05	05/22	5.000	EUR	29,069,133.67	29,069,133.67
Loan from Insurances 2005-2022	06/05	06/22	5.000	EUR	10,028,851.12	10,028,851.12
Loan from Insurances 2005-2020	06/05	06/20	5.000	EUR	36,336,417.08	36,336,417.08
Loan from Insurances 2005-2022	06/05	06/22	5.000	EUR	10,101,523.95	10,101,523.95
Loan from Insurances 2005-2020	11/05	11/20	3.630	EUR	13,000,000.00	13,000,000.00
Loan from Insurances 2007-2012	07/07	07/12	4.430	EUR	1,500,000.00	1,500,000.00
Loan from Insurances 2008-2028	05/08	05/28	4.700	EUR	25,000,000.00	25,000,000.00
Loan from Insurances 2008-2028	05/08	05/28	4.700	EUR	11,500,000.00	11,500,000.00
Loan from Insurances 2008-2013	10/08	10/13	3.880	EUR	4,000,000.00	4,000,000.00
Loan from Insurances 2008-2027	11/08	11/27	4.700	EUR	25,000,000.00	25,000,000.00
Loan from Insurances 2008-2018	11/08	11/18	4.400	EUR	25,000,000.00	25,000,000.00
Loan from Insurances 2008-2018	11/08	11/18	4.400	EUR	5,000,000.00	5,000,000.00
Loan from Insurances 2008-2023	11/08	11/23	4.500	EUR	20,000,000.00	20,000,000.00
Loan from Insurances 2008-2021	11/08	11/21	4.450	EUR	25,000,000.00	25,000,000.00
Loan from Insurances 2008-2021	11/08	11/21	4.450	EUR	2,500,000.00	2,500,000.00
Loan from Insurances 2008-2024	11/08	11/24	4.450	EUR	20,000,000.00	20,000,000.00
Loan from Insurances 2008-2020	11/08	11/20	4.200	EUR	15,000,000.00	15,000,000.00
Loan from Insurances 2008-2020	11/08	11/20	4.200	EUR	20,000,000.00	20,000,000.00
Loan from Insurances 2008-2025	11/08	09/25	4.250	EUR	20,000,000.00	20,000,000.00
Loan from Insurances 2008-2027	12/08	07/27	4.150	EUR	20,000,000.00	20,000,000.00
Loan from Insurances 2008-2020	12/08	07/20	4.050	EUR	20,000,000.00	20,000,000.00
Loan from Insurances 2008-2020	12/08	07/20	4.050	EUR	20,000,000.00	20,000,000.00
Loan from Insurances 2008-2021	12/08	06/21	4.125	EUR	7,500,000.00	7,500,000.00
Loan from Insurances 2008-2021	12/08	06/21	4.125	EUR	5,000,000.00	5,000,000.00
Loan from Insurances 2008-2022	12/08	12/22	3.960	EUR	2,000,000.00	2,000,000.00
Loan from Insurances 2008-2022	12/08	12/22	3.960	EUR	3,000,000.00	3,000,000.00
Loan from Insurances 2008-2024	12/08	12/24	4.000	EUR	7,000,000.00	7,000,000.00
Loan from Insurances 2008-2028	12/08	12/28	4.070	EUR	10,000,000.00	10,000,000.00
Loan from Insurances 1988-2009	02/88	03/09	5.875	ATS	150,000,000.00	10,900,925.13
Loan from Insurances 1994-2009	09/94	09/09	7.800	ATS	561,300,000.00	40,791,261.82
Loan from Insurances 1994-2009	09/94	09/09	3.813	ATS	38,700,000.00	2,812,438.68
Loan from Insurances 1994-2009	12/94	12/09	3.625	ATS	6,000,000.00	436,037.01

				Financial debt before swap			Credit affiliates			Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan from Insurances 1995-2009	01/95	12/09	3.625	ATS	1,600,000.00	116,276.53
Loan from Insurances 1995-2010	02/95	02/10	3.438	ATS	20,400,000.00	1,482,525.82
Loan from Insurances 1995-2009	03/95	03/09	7.700	ATS	737,250,000.00	53,578,046.99
Loan from Insurances 1995-2010	04/95	03/10	3.375	ATS	26,000,000.00	1,889,493.69
Loan from Insurances 1995-2010	05/95	05/10	7.400	ATS	782,200,000.00	56,844,690.89
Loan from Insurances 1995-2010	06/95	05/10	3.375	ATS	9,000,000.00	654,055.51
Loan from Insurances 1995-2009	07/95	07/09	7.400	ATS	640,249,999.97	46,528,782.07
Loan from Insurances 1995-2010	07/95	07/10	3.188	ATS	5,600,000.00	406,967.87
Loan from Insurances 1995-2010	09/95	09/10	7.250	ATS	1,701,999,999.96	123,689,163.75
Loan from Insurances 1995-2010	09/95	09/10	3.063	ATS	10,400,000.00	755,797.48
Loan from Insurances 1995-2010	10/95	10/10	7.188	ATS	967,700,000.00	70,325,501.62
Loan from Insurances 1995-2010	10/95	10/10	3.063	ATS	8,000,000.00	581,382.67
Loan from Insurances 1995-2010	11/95	11/10	7.188	ATS	962,770,000.00	69,967,224.55
Loan from Insurances 1995-2010	11/95	11/10	7.000	ATS	166,700,000.00	12,114,561.46
Loan from Insurances 1995-2010	12/95	12/10	6.875	ATS	1,319,600,000.00	95,899,071.97
Loan from Insurances 1996-2011	01/96	01/11	6.700	ATS	1,107,000,000.00	80,448,827.42
Loan from Insurances 1996-2011	02/96	02/11	6.500	ATS	1,412,000,000.00	102,614,041.85
Loan from Insurances 1996-2011	03/96	03/11	6.875	ATS	1,393,000,000.00	101,233,258.00
Loan from Insurances 1996-2011	04/96	04/11	6.800	ATS	1,897,000,000.00	137,860,366.42
Loan from Insurances 1996-2012	06/96	06/12	6.850	ATS	1,765,900,000.00	128,332,957.86
Loan from Insurances 1996-2012	07/96	07/12	6.938	ATS	1,271,651,358.68	92,414,508.31
Loan from Insurances 1996-2012	07/96	07/12	6.900	ATS	114,290,000.00	8,305,778.22
Loan from Insurances 1996-2011	09/96	09/11	6.625	ATS	426,600,000.00	31,002,231.06
Loan from Insurances 1996-2011	10/96	10/11	6.300	ATS	193,040,000.00	14,028,763.91
Loan from Insurances 1996-2011	11/96	11/11	6.350	ATS	109,480,000.00	7,956,221.88
Loan from Insurances 1997-2012	01/97	01/12	6.000	ATS	325,860,000.00	23,681,169.74
Loan from Banks 2000-2009	03/00	03/09	5.438	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2000-2009	06/00	06/09	5.375	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2000-2010	09/00	09/10	5.450	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2001-2011	03/01	03/11	5.000	EUR	15,000,000.00	15,000,000.00
Loan from Banks 2001-2009	05/01	11/09	5.100	EUR	40,000,000.00	40,000,000.00
Loan from Banks 2001-2011	06/01	06/11	5.280	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2001-2011	09/01	09/11	5.000	EUR	15,000,000.00	15,000,000.00
Loan from Banks 2002-2009	01/02	09/09	4.800	EUR	40,000,000.00	40,000,000.00
Loan from Banks 2002-2009	01/02	08/09	5.010	EUR	40,000,000.00	40,000,000.00
Loan from Banks 2002-2010	01/02	01/10	4.870	EUR	40,000,000.00	40,000,000.00
Loan from Banks 2002-2009	01/02	08/09	4.000	EUR	30,000,000.00	30,000,000.00
Loan from Banks 2002-2009	01/02	10/09	5.125	EUR	30,000,000.00	30,000,000.00
Loan from Banks 2002-2012	01/02	01/12	4.900	EUR	75,000,000.00	75,000,000.00
Loan from Banks 2002-2010	04/02	04/10	5.250	EUR	35,000,000.00	35,000,000.00
Loan from Banks 2002-2010	07/02	07/10	5.000	EUR	35,000,000.00	35,000,000.00
Loan from Banks 2002-2010	10/02	10/10	4.325	EUR	35,000,000.00	35,000,000.00
Loan from Banks 2003-2013	06/03	06/13	3.780	EUR	70,000,000.00	70,000,000.00
Loan from Banks 2004-2027	02/04	02/27	4.900	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2004-2029	02/04	02/29	4.910	EUR	40,000,000.00	40,000,000.00
Loan from Banks 2004-2029	02/04	02/29	4.900	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2004-2032	02/04	02/32	4.910	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2004-2024	02/04	08/24	4.800	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2004-2024	03/04	03/24	4.740	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2004-2034	03/04	03/34	4.860	EUR	40,000,000.00	40,000,000.00
Loan from Banks 2004-2025	03/04	03/25	4.650	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2004-2012	03/04	03/12	3.690	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2004-2034	04/04	04/34	4.900	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2004-2034	04/04	04/34	4.865	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2004-2019	05/04	05/19	var.	EUR	57,000,000.00	57,000,000.00
Loan from Banks 2004-2028	04/04	04/28	4.820	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2004-2034	05/04	05/34	4.910	EUR	5,000,000.00	5,000,000.00
Loan from Banks 2004-2022	05/04	05/22	4.770	EUR	100,000,000.00	100,000,000.00
Loan from Banks 2004-2023	05/04	05/23	4.800	EUR	100,000,000.00	100,000,000.00
Loan from Banks 2004-2024	05/04	05/24	4.835	EUR	100,000,000.00	100,000,000.00
Loan from Banks 2004-2022	05/04	05/22	4.820	EUR	150,000,000.00	150,000,000.00
Loan from Banks 2004-2021	05/04	05/21	4.790	EUR	350,000,000.00	350,000,000.00
Loan from Banks 2004-2019	06/04	06/19	4.720	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2004-2012	06/04	06/12	4.140	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2004-2012	07/04	07/12	4.090	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2004-2024	07/04	07/24	4.750	EUR	15,000,000.00	15,000,000.00
Loan from Banks 2004-2019	07/04	07/19	4.600	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2004-2041	08/04	08/41	4.145	EUR	40,000,000.00	40,000,000.00
Loan from Banks 2004-2044	09/04	05/44	4.175	EUR	30,000,000.00	30,000,000.00

				Financial debt before swap			Credit affiliates			Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan from Banks 2004-2028	09/04	09/28	4.680	EUR	150,000,000.00	150,000,000.00
Loan from Banks 2004-2039	09/04	09/39	4.105	EUR	30,000,000.00	30,000,000.00
Loan from Banks 2004-2016	10/04	10/16	var.	EUR	40,000,000.00	40,000,000.00
Loan from Banks 2004-2029	10/04	10/29	4.565	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2004-2029	10/04	10/29	4.605	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2004-2012	10/04	10/12	3.810	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2004-2022	11/04	11/22	4.360	EUR	250,000,000.00	250,000,000.00
Loan from Banks 2005-2035	02/05	02/35	3.455	EUR	250,000,000.00	250,000,000.00
Loan from Banks 2005-2035	03/05	03/35	3.220	EUR	250,000,000.00	250,000,000.00
Loan from Banks 2005-2025	02/05	02/25	4.100	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2020	03/05	08/20	4.005	EUR	40,000,000.00	40,000,000.00
Loan from Banks 2005-2035	03/05	03/35	3.690	EUR	600,000,000.00	600,000,000.00
Loan from Banks 2005-2035	04/05	04/35	3.660	EUR	750,000,000.00	750,000,000.00
Loan from Banks 2005-2035	04/05	04/35	3.720	EUR	500,000,000.00	500,000,000.00
Loan from Banks 2005-2035	04/05	04/35	3.650	EUR	250,000,000.00	250,000,000.00
Loan from Banks 2005-2035	04/05	04/35	3.633	EUR	300,000,000.00	300,000,000.00
Loan from Banks 2005-2035	04/05	04/35	3.485	EUR	250,000,000.00	250,000,000.00
Loan from Banks 2005-2035	04/05	04/35	3.340	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2005-2035	04/05	04/35	3.330	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2005-2035	04/05	04/35	3.460	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2005-2035	04/05	04/35	3.450	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2005-2035	04/05	04/35	3.445	EUR	100,000,000.00	100,000,000.00
Loan from Banks 2005-2035	05/05	05/35	3.200	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2005-2035	05/05	05/35	3.170	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2005-2035	05/05	05/35	3.225	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2005-2035	05/05	05/35	3.170	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2005-2035	05/05	05/35	3.075	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2005-2035	05/05	05/35	3.070	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	05/05	05/35	3.070	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	05/05	05/35	3.060	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	05/05	05/35	3.045	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	05/05	05/35	3.045	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	05/05	05/35	3.010	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	05/05	05/35	3.010	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	05/05	05/35	3.010	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	05/05	05/35	2.915	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	05/05	05/35	2.900	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	05/05	05/35	2.848	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	05/05	05/35	2.813	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	05/05	05/35	2.805	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	05/05	05/35	2.775	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	05/05	05/35	2.745	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2005-2035	06/05	06/35	2.858	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	06/05	06/35	2.830	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	06/05	06/35	2.800	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	06/05	06/35	2.680	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	06/05	06/35	2.670	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	06/05	06/35	2.460	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2036	02/06	02/36	var.	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2006-2036	02/06	02/36	var.	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2006-2036	02/06	02/36	var.	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2006-2036	02/06	02/36	var.	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2006-2046	02/06	02/46	3.345	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	02/06	02/46	3.365	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	02/06	02/46	3.363	EUR	200,000,000.00	200,000,000.00
Loan from Banks 2006-2046	02/06	02/46	3.363	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2006-2046	02/06	02/46	3.359	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	02/06	02/46	3.350	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	02/06	02/46	3.350	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2006-2046	02/06	02/46	3.315	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	02/06	02/46	3.315	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	02/06	02/46	3.310	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	02/06	02/46	3.290	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2006-2046	02/06	02/46	3.325	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	02/06	02/46	3.325	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	02/06	02/46	3.323	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	02/06	02/46	3.300	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	02/06	02/46	3.303	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	02/06	02/46	3.290	EUR	50,000,000.00	50,000,000.00

				Financial debt before swap			Credit affiliates			Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan from Banks 2006-2046	02/06	02/46	3.285	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	02/06	02/46	3.270	EUR	100,000,000.00	100,000,000.00
Loan from Banks 2006-2046	02/06	02/46	3.270	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2007-2037	01/07	01/37	3.852	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2007-2037	01/07	01/37	3.849	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2007-2037	01/07	01/37	3.845	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2007-2037	01/07	01/37	3.845	EUR	75,000,000.00	75,000,000.00
Loan from Banks 2007-2037	01/07	01/37	3.840	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2007-2037	01/07	01/37	3.835	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2007-2037	01/07	01/37	3.820	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2007-2037	01/07	01/37	3.818	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2007-2037	01/07	01/37	3.795	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2007-2037	01/07	01/37	3.793	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2007-2037	01/07	01/37	3.793	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2008-2027	11/08	07/27	4.650	EUR	80,000,000.00	80,000,000.00
Loan from Banks 2008-2028	11/08	11/28	4.660	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2008-2027	11/08	07/27	4.700	EUR	63,000,000.00	63,000,000.00
Loan from Banks 2008-2028	11/08	11/28	4.600	EUR	40,000,000.00	40,000,000.00
Loan from Banks 2008-2028	11/08	11/28	4.600	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2008-2028	11/08	11/28	4.590	EUR	14,000,000.00	14,000,000.00
Loan from Banks 2008-2028	11/08	11/28	4.600	EUR	21,000,000.00	21,000,000.00
Loan from Banks 2008-2028	11/08	11/28	4.550	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2008-2028	11/08	11/28	4.545	EUR	40,000,000.00	40,000,000.00
Loan from Banks 2008-2028	12/08	12/28	4.300	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2008-2027	12/08	07/27	4.225	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2008-2028	12/08	12/28	4.200	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2008-2027	12/08	12/27	4.010	EUR	20,000,000.00	20,000,000.00
Loan from Banks 1994-2009	01/94	01/09	4.000	JPY	10,000,000,000.00	79,276,993.82
Loan from Banks 1994-2009	02/94	02/09	3.750	JPY	10,000,000,000.00	79,276,993.82
Loan from Banks 1994-2024	10/94	01/24	6.500	DEM	50,000,000.00	25,564,594.06
Loan from Banks 1995-2024	01/95	01/24	6.500	DEM	630,000,000.00	322,113,885.15
Loan from Banks 1995-2024	01/95	02/24	6.250	DEM	89,310,000.00	45,663,477.91
Loan from Banks 1995-2024	02/95	02/24	6.070	DEM	44,503,782.82	22,754,422.84
Loan from Banks 1996-2024	02/96	01/24	6.380	DEM	50,000,000.00	25,564,594.06
Loan from Banks 1984-2009	10/84	10/09	6.700	ATS	150,000,000.00	10,900,925.13
Loan from Banks 1985-2015	02/85	02/15	5.700	ATS	1,726,666,666.64	125,481,760.33
Loan from Banks 1985-2015	04/85	04/15	6.700	ATS	233,328,000.00	16,956,607.05
Loan from Banks 1985-2015	04/85	04/15	6.800	ATS	1,050,000,000.00	76,306,475.88
Loan from Banks 1985-2015	08/85	08/15	6.700	ATS	700,000,000.00	50,870,983.92
Loan from Banks 1985-2015	12/85	12/15	6.250	ATS	875,000,000.00	63,588,729.90
Loan from Banks 1986-2016	03/86	03/16	6.500	ATS	2,153,846,153.85	156,526,104.36
Loan from Banks 1986-2011	06/86	06/11	4.500	ATS	564,000,000.00	40,987,478.47
Loan from Banks 1986-2016	06/86	06/16	7.125	ATS	2,000,000,000.00	145,345,668.34
Loan from Banks 1986-2016	09/86	09/16	6.875	ATS	2,000,000,000.00	145,345,668.34
Loan from Banks 1986-2011	11/86	11/11	4.000	ATS	60,000,000.00	4,360,370.05
Loan from Banks 1986-2016	11/86	11/16	6.000	ATS	1,133,332,000.00	82,362,448.49
Loan from Banks 1987-2012	04/87	04/12	4.250	ATS	1,564,000,000.00	113,660,312.64
Loan from Banks 1987-2012	06/87	07/12	4.625	ATS	1,542,000,000.00	112,061,510.29
Loan from Banks 1989-2009	07/89	07/09	7.375	ATS	125,000,000.00	9,084,104.27
Loan from Banks 1995-2010	04/95	04/10	3.075	ATS	650,000,000.00	47,237,342.21
Loan from Banks 1995-2010	07/95	07/10	2.805	ATS	500,000,000.00	36,336,417.08
Loan from Banks 1995-2010	10/95	10/10	7.188	ATS	333,000,000.00	24,200,053.78
Loan from Banks 1997-2009	02/97	02/09	5.700	ATS	500,000,000.00	36,336,417.08
Loan from Banks 1997-2009	02/97	02/09	5.700	ATS	1,500,000,000.00	109,009,251.25
Loan from Banks 1997-2009	04/97	04/09	6.000	ATS	1,000,000,000.00	72,672,834.17
Loan from Banks 2003-2013	10/03	10/13	4.750										USD	575,000,000.00	413,163,756.56
Loan from Banks 2003-2013	10/03	10/13	4.750							USD	575,000,000.00	413,163,756.56
Loan from Banks 2008-2010	12/08	03/10	2.760										CHF	535,000,000.00	360,269,360.27
Loan from Banks 2008-2010	12/08	03/10	2.760							CHF	535,000,000.00	360,269,360.27
Loan from Banks 2005-2010	11/05	11/10	4.750										USD	1,000,000,000.00	718,545,663.58
Loan from Banks 2005-2010	11/05	11/10	4.750							USD	1,000,000,000.00	718,545,663.58
Loan from Banks 2005-2009	07/05	08/09	2.000										CHF	600,000,000.00	404,040,404.04
Loan from Banks 2005-2009	07/05	08/09	2.000							CHF	600,000,000.00	404,040,404.04
Loan from Banks 2005-2010	10/05	11/10	3.470										JPY	30,000,000,000.00	237,830,981.45
Loan from Banks 2005-2010	10/05	11/10	3.470							JPY	30,000,000,000.00	237,830,981.45
Loan from Banks 2003-2013	11/03	11/13	var.										USD	600,000,000.00	431,127,398.15
Loan from Banks 2003-2013	11/03	11/13	var.							USD	600,000,000.00	431,127,398.15
Loan from Banks 2006-2015	08/06	09/15	var.										CHF	484,563,289.82	326,305,245.67
Loan from Banks 2006-2015	08/06	09/15	var.							CHF	484,563,289.82	326,305,245.67

				Financial debt before swap			Credit affiliates			Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan from Banks 2006-2015	08/06	09/15	var.										AUD	190,000,000.00	93,716,089.57
Loan from Banks 2006-2015	08/06	09/15	var.							AUD	190,000,000.00	93,716,089.57
Loan from Banks 2006-2013	11/06	11/13	18.090										TRY	277,500,000.00	129,141,846.61
Loan from Banks 2006-2013	11/06	11/13	18.090							TRY	277,500,000.00	129,141,846.61
Loan from Banks 2007-2013	06/07	11/13	var.										JPY	9,812,635,000.00	77,791,620.42
Loan from Banks 2007-2013	06/07	11/13	var.							JPY	9,812,635,000.00	77,791,620.42
Loan from Banks 2007-2014	06/07	06/14	var.										ZAR	330,000,000.00	25,255,037.61
Loan from Banks 2007-2014	06/07	06/14	var.							ZAR	330,000,000.00	25,255,037.61
Loan from Banks 2007-2014	09/07	09/14	var.										GBP	20,000,000.00	20,997,375.33
Loan from Banks 2007-2014	09/07	09/14	var.							GBP	20,000,000.00	20,997,375.33
Loan from Banks 2008-2015	04/08	04/15	var.										NZD	60,000,000.00	24,802,612.54
Loan from Banks 2008-2015	04/08	04/15	var.							NZD	60,000,000.00	24,802,612.54
Loan 1975-2020	02/75	10/20	1.000	ATS	1,614,926.01	117,361.25
Loan 1970-2009	01/70	01/09	0.000	ATS	157,447.52	11,442.16
Loan 2003-2009	07/03	07/09	3.130	EUR	500,000.00	500,000.00
Loan 2008-2010	10/08	10/10	3.250	EUR	8,000,000.00	8,000,000.00
Loan 2008-2010	10/08	04/10	3.110	EUR	6,000,000.00	6,000,000.00
Loan 2008-2009	12/08	01/09	1.916	EUR	2,900,000.00	2,900,000.00
Loan 2008-2009	12/08	01/09	1.670	EUR	600,000.00	600,000.00
Loan 2008-2009	12/08	01/09	1.670	EUR	3,000,000.00	3,000,000.00
Loan 2008-2009	12/08	01/09	1.670	EUR	1,900,000.00	1,900,000.00
Loan 2008-2009	12/08	01/09	1.670	EUR	90,000,000.00	90,000,000.00
Loan 2008-2009	12/08	01/09	1.670	EUR	30,000,000.00	30,000,000.00
Loan 2008-2009	12/08	01/09	1.800	EUR	65,000,000.00	65,000,000.00
Loan 2003-2010	10/03	03/10	var.										EUR	860,092,441.05	860,092,441.05
Loan 2003-2010	10/03	03/10	var.							EUR	860,092,441.05	860,092,441.05
Loan 2005-2010	11/05	11/10	var.										EUR	1,492,576,856.64	1,492,576,856.64
Loan 2005-2010	11/05	11/10	var.							EUR	1,492,576,856.64	1,492,576,856.64
Loan 2003-2013	10/03	11/13	4.480										EUR	524,000,000.00	524,000,000.00
Loan 2003-2013	11/03	11/13	4.480							EUR	524,000,000.00	524,000,000.00
Government Bonds				EUR	132,608,976,907.93	132,608,976,907.93	EUR	5,208,994,402.53	5,208,994,402.53	EUR	5,165,518,755.28	5,165,518,755.28	EUR	12,504,697,586.15	12,504,697,586.15	EUR	5,399,708,000.00	5,399,708,000.00
				JPY	60,000,000,000.00	475,661,962.90	JPY	0.00	0.00	JPY	74,235,500,000.00	588,516,727.45	JPY	352,962,381,000.00	2,798,179,649.60	JPY	0.00	0.00
				CHF	2,150,000,000.00	1,447,811,447.81	CHF	300,000,000.00	202,020,202.02	CHF	1,629,300,000.00	1,097,171,717.17	CHF	6,530,202,542.00	4,397,442,789.23	CHF	0.00	0.00
				USD	12,529,400,000.00	9,002,946,037.22	USD	243,918,925.17	175,266,885.95	USD	12,529,400,000.00	9,002,946,037.22	USD	243,918,925.17	175,266,885.95	USD	0.00	0.00
				GBP	200,000,000.00	209,973,753.28	GBP	99,399,602.00	104,356,537.53	GBP	200,000,000.00	209,973,753.28	GBP	99,399,602.00	104,356,537.53	GBP	0.00	0.00
				ZAR	400,000,000.00	30,612,166.81	ZAR	0.00	0.00	ZAR	400,000,000.00	30,612,166.81	ZAR	0.00	0.00	ZAR	0.00	0.00
				NOK	0.00	0.00	NOK	0.00	0.00	NOK	0.00	0.00	NOK	0.00	0.00	NOK	0.00	0.00
				HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00
				SKK	500,000,000.00	16,596,959.44	SKK	0.00	0.00	SKK	500,000,000.00	16,596,959.44	SKK	0.00	0.00	SKK	0.00	0.00
				CAD	650,000,000.00	382,397,929.17	CAD	0.00	0.00	CAD	650,000,000.00	382,397,929.17	CAD	0.00	0.00	CAD	0.00	0.00
				AUD	600,000,000.00	295,945,546.02	AUD	0.00	0.00	AUD	600,000,000.00	295,945,546.02	AUD	0.00	0.00	AUD	0.00	0.00
				TRY	2,541,085,500.00	1,182,560,266.20	TRY	0.00	0.00	TRY	2,541,085,500.00	1,182,560,266.20	TRY	0.00	0.00	TRY	0.00	0.00
				ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00
				NZD	0.00	0.00	NZD	0.00	0.00	NZD	0.00	0.00	NZD	0.00	0.00	NZD	0.00	0.00
				MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00
				ATS	0.00	0.00	ATS	0.00	0.00	ATS	0.00	0.00	ATS	0.00	0.00	ATS	0.00	0.00
				BRL	0.00	0.00	BRL	0.00	0.00	BRL	0.00	0.00	BRL	0.00	0.00	BRL	0.00	0.00
				DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00
				RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00
Federal Obligation				EUR	2,050,691,336.67	2,050,691,336.67	EUR	250,000,000.00	250,000,000.00	EUR	210,664,503.77	210,664,503.77	EUR	1,853,205,753.34	1,853,205,753.34	EUR	145,345,668.34	145,345,668.34
				JPY	59,300,000,000.00	470,112,573.33	JPY	0.00	0.00	JPY	24,065,625,000.00	190,785,040.43	JPY	25,252,350,000.00	200,193,039.48	JPY	0.00	0.00
				CHF	0.00	0.00	CHF	0.00	0.00	CHF	0.00	0.00	CHF	0.00	0.00	CHF	0.00	0.00
				USD	2,158,900,000.00	1,551,268,233.10	USD	0.00	0.00	USD	2,158,900,000.00	1,551,268,233.10	USD	0.00	0.00	USD	0.00	0.00
				GBP	0.00	0.00	GBP	0.00	0.00	GBP	0.00	0.00	GBP	0.00	0.00	GBP	0.00	0.00
				ZAR	0.00	0.00	ZAR	0.00	0.00	ZAR	0.00	0.00	ZAR	0.00	0.00	ZAR	0.00	0.00
				NOK	0.00	0.00	NOK	0.00	0.00	NOK	0.00	0.00	NOK	0.00	0.00	NOK	0.00	0.00
				HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00
				SKK	0.00	0.00	SKK	0.00	0.00	SKK	0.00	0.00	SKK	0.00	0.00	SKK	0.00	0.00
				CAD	0.00	0.00	CAD	0.00	0.00	CAD	0.00	0.00	CAD	0.00	0.00	CAD	0.00	0.00
				AUD	0.00	0.00	AUD	0.00	0.00	AUD	0.00	0.00	AUD	0.00	0.00	AUD	0.00	0.00
				TRY	0.00	0.00	TRY	0.00	0.00	TRY	0.00	0.00	TRY	0.00	0.00	TRY	0.00	0.00
				ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00
				NZD	0.00	0.00	NZD	0.00	0.00	NZD	0.00	0.00	NZD	0.00	0.00	NZD	0.00	0.00
				MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00
				ATS	4,250,000,000.00	308,859,545.21	ATS	0.00	0.00	ATS	0.00	0.00	ATS	0.00	0.00	ATS	0.00	0.00
				BRL	388,586,800.00	119,801,085.21	BRL	0.00	0.00	BRL	388,586,800.00	119,801,085.21	BRL	0.00	0.00	BRL	0.00	0.00
				DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00
				RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00

				Financial debt before swap			Credit affiliates			Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Treasury Bills				EUR	4,882,300,000.00	4,882,300,000.00	EUR	0.00	0.00	EUR	0.00	0.00	EUR	3,722,076,389.89	3,722,076,389.89	EUR	406,509,770.99	406,509,770.99
				JPY	0.00	0.00	JPY	0.00	0.00	JPY	0.00	0.00	JPY	0.00	0.00	JPY	0.00	0.00
				CHF	485,000,000.00	326,599,326.60	CHF	170,000,000.00	114,478,114.48	CHF	1,019,982,463.05	686,856,877.47	CHF	704,982,463.05	474,735,665.35	CHF	0.00	0.00
				USD	4,656,100,000.00	3,345,620,464.18	USD	430,400,000.00	309,262,053.60	USD	4,656,100,000.00	3,345,620,464.18	USD	430,400,000.00	309,262,053.60	USD	0.00	0.00
				GBP	152,000,000.00	159,580,052.49	GBP	0.00	0.00	GBP	152,000,000.00	159,580,052.49	GBP	0.00	0.00	GBP	0.00	0.00
				ZAR	0.00	0.00	ZAR	0.00	0.00	ZAR	0.00	0.00	ZAR	0.00	0.00	ZAR	0.00	0.00
				NOK	1,200,000,000.00	123,076,923.08	NOK	1,200,000,000.00	123,076,923.08	NOK	1,200,000,000.00	123,076,923.08	NOK	1,200,000,000.00	123,076,923.08	NOK	0.00	0.00
				HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00
				SKK	0.00	0.00	SKK	0.00	0.00	SKK	0.00	0.00	SKK	0.00	0.00	SKK	0.00	0.00
				CAD	0.00	0.00	CAD	0.00	0.00	CAD	0.00	0.00	CAD	0.00	0.00	CAD	0.00	0.00
				AUD	0.00	0.00	AUD	0.00	0.00	AUD	0.00	0.00	AUD	0.00	0.00	AUD	0.00	0.00
				TRY	0.00	0.00	TRY	0.00	0.00	TRY	0.00	0.00	TRY	0.00	0.00	TRY	0.00	0.00
				ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00
				NZD	0.00	0.00	NZD	0.00	0.00	NZD	0.00	0.00	NZD	0.00	0.00	NZD	0.00	0.00
				MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00
				ATS	0.00	0.00	ATS	0.00	0.00	ATS	0.00	0.00	ATS	0.00	0.00	ATS	0.00	0.00
				BRL	0.00	0.00	BRL	0.00	0.00	BRL	0.00	0.00	BRL	0.00	0.00	BRL	0.00	0.00
				DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00
				RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00
Loan from Insurance Companies				EUR	510,735,925.82	510,735,925.82	EUR	0.00	0.00	EUR	0.00	0.00	EUR	0.00	0.00	EUR	0.00	0.00
				JPY	0.00	0.00	JPY	0.00	0.00	JPY	0.00	0.00	JPY	0.00	0.00	JPY	0.00	0.00
				CHF	0.00	0.00	CHF	0.00	0.00	CHF	0.00	0.00	CHF	0.00	0.00	CHF	0.00	0.00
				USD	0.00	0.00	USD	0.00	0.00	USD	0.00	0.00	USD	0.00	0.00	USD	0.00	0.00
				GBP	0.00	0.00	GBP	0.00	0.00	GBP	0.00	0.00	GBP	0.00	0.00	GBP	0.00	0.00
				ZAR	0.00	0.00	ZAR	0.00	0.00	ZAR	0.00	0.00	ZAR	0.00	0.00	ZAR	0.00	0.00
				NOK	0.00	0.00	NOK	0.00	0.00	NOK	0.00	0.00	NOK	0.00	0.00	NOK	0.00	0.00
				HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00
				SKK	0.00	0.00	SKK	0.00	0.00	SKK	0.00	0.00	SKK	0.00	0.00	SKK	0.00	0.00
				CAD	0.00	0.00	CAD	0.00	0.00	CAD	0.00	0.00	CAD	0.00	0.00	CAD	0.00	0.00
				AUD	0.00	0.00	AUD	0.00	0.00	AUD	0.00	0.00	AUD	0.00	0.00	AUD	0.00	0.00
				TRY	0.00	0.00	TRY	0.00	0.00	TRY	0.00	0.00	TRY	0.00	0.00	TRY	0.00	0.00
				ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00
				NZD	0.00	0.00	NZD	0.00	0.00	NZD	0.00	0.00	NZD	0.00	0.00	NZD	0.00	0.00
				MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00
				ATS	18,131,291,358.61	1,317,652,330.15	ATS	0.00	0.00	ATS	0.00	0.00	ATS	0.00	0.00	ATS	0.00	0.00
				BRL	0.00	0.00	BRL	0.00	0.00	BRL	0.00	0.00	BRL	0.00	0.00	BRL	0.00	0.00
				DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00
				RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00
Loan from Banks				EUR	9,000,000,000.00	9,000,000,000.00	EUR	0.00	0.00	EUR	0.00	0.00	EUR	0.00	0.00	EUR	0.00	0.00
				JPY	20,000,000,000.00	158,553,987.63	JPY	0.00	0.00	JPY	39,812,635,000.00	315,622,601.87	JPY	39,812,635,000.00	315,622,601.87	JPY	0.00	0.00
				CHF	0.00	0.00	CHF	0.00	0.00	CHF	1,619,563,289.82	1,090,615,009.98	CHF	1,619,563,289.82	1,090,615,009.98	CHF	0.00	0.00
				USD	0.00	0.00	USD	0.00	0.00	USD	2,175,000,000.00	1,562,836,818.28	USD	2,175,000,000.00	1,562,836,818.28	USD	0.00	0.00
				GBP	0.00	0.00	GBP	0.00	0.00	GBP	20,000,000.00	20,997,375.33	GBP	20,000,000.00	20,997,375.33	GBP	0.00	0.00
				ZAR	0.00	0.00	ZAR	0.00	0.00	ZAR	330,000,000.00	25,255,037.61	ZAR	330,000,000.00	25,255,037.61	ZAR	0.00	0.00
				NOK	0.00	0.00	NOK	0.00	0.00	NOK	0.00	0.00	NOK	0.00	0.00	NOK	0.00	0.00
				HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00
				SKK	0.00	0.00	SKK	0.00	0.00	SKK	0.00	0.00	SKK	0.00	0.00	SKK	0.00	0.00
				CAD	0.00	0.00	CAD	0.00	0.00	CAD	0.00	0.00	CAD	0.00	0.00	CAD	0.00	0.00
				AUD	0.00	0.00	AUD	0.00	0.00	AUD	190,000,000.00	93,716,089.57	AUD	190,000,000.00	93,716,089.57	AUD	0.00	0.00
				TRY	0.00	0.00	TRY	0.00	0.00	TRY	277,500,000.00	129,141,846.61	TRY	277,500,000.00	129,141,846.61	TRY	0.00	0.00
				ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00
				NZD	0.00	0.00	NZD	0.00	0.00	NZD	60,000,000.00	24,802,612.54	NZD	60,000,000.00	24,802,612.54	NZD	0.00	0.00
				MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00
				ATS	20,360,172,820.49	1,479,631,463.01	ATS	0.00	0.00	ATS	0.00	0.00	ATS	0.00	0.00	ATS	0.00	0.00
				BRL	0.00	0.00	BRL	0.00	0.00	BRL	0.00	0.00	BRL	0.00	0.00	BRL	0.00	0.00
				DEM	863,813,782.82	441,660,974.02	DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00
				RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00
Loan				EUR	207,900,000.00	207,900,000.00	EUR	0.00	0.00	EUR	2,876,669,297.69	2,876,669,297.69	EUR	2,876,669,297.69	2,876,669,297.69	EUR	0.00	0.00
				JPY	0.00	0.00	JPY	0.00	0.00	JPY	0.00	0.00	JPY	0.00	0.00	JPY	0.00	0.00
				CHF	0.00	0.00	CHF	0.00	0.00	CHF	0.00	0.00	CHF	0.00	0.00	CHF	0.00	0.00
				USD	0.00	0.00	USD	0.00	0.00	USD	0.00	0.00	USD	0.00	0.00	USD	0.00	0.00
				GBP	0.00	0.00	GBP	0.00	0.00	GBP	0.00	0.00	GBP	0.00	0.00	GBP	0.00	0.00
				ZAR	0.00	0.00	ZAR	0.00	0.00	ZAR	0.00	0.00	ZAR	0.00	0.00	ZAR	0.00	0.00
				NOK	0.00	0.00	NOK	0.00	0.00	NOK	0.00	0.00	NOK	0.00	0.00	NOK	0.00	0.00
				HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00
				SKK	0.00	0.00	SKK	0.00	0.00	SKK	0.00	0.00	SKK	0.00	0.00	SKK	0.00	0.00
				CAD	0.00	0.00	CAD	0.00	0.00	CAD	0.00	0.00	CAD	0.00	0.00	CAD	0.00	0.00
				AUD	0.00	0.00	AUD	0.00	0.00	AUD	0.00	0.00	AUD	0.00	0.00	AUD	0.00	0.00

				Financial debt before swap			Credit affiliates			Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
				TRY	0.00	0.00	TRY	0.00	0.00	TRY	0.00	0.00	TRY	0.00	0.00	TRY	0.00	0.00
				ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00
				NZD	0.00	0.00	NZD	0.00	0.00	NZD	0.00	0.00	NZD	0.00	0.00	NZD	0.00	0.00
				MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00
				ATS	1,772,373.53	128,803.41	ATS	0.00	0.00	ATS	0.00	0.00	ATS	0.00	0.00	ATS	0.00	0.00
				BRL	0.00	0.00	BRL	0.00	0.00	BRL	0.00	0.00	BRL	0.00	0.00	BRL	0.00	0.00
				DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00
				RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00
Total				EUR	149,260,604,170.42	149,260,604,170.42	EUR	5,458,994,402.53	5,458,994,402.53	EUR	8,252,852,556.74	8,252,852,556.74	EUR	20,956,649,027.07	20,956,649,027.07	EUR	5,951,563,439.33	5,951,563,439.33
				JPY	139,300,000,000.00	1,104,328,523.86	JPY	0.00	0.00	JPY	138,113,760,000.00	1,094,924,369.75	JPY	418,027,366,000.00	3,313,995,290.95	JPY	0.00	0.00
				CHF	2,635,000,000.00	1,774,410,774.41	CHF	470,000,000.00	316,498,316.50	CHF	4,268,845,752.87	2,874,643,604.63	CHF	8,854,748,294.87	5,962,793,464.56	CHF	0.00	0.00
				USD	19,344,400,000.00	13,899,834,734.50	USD	674,318,925.17	484,528,939.55	USD	21,519,400,000.00	15,462,671,552.78	USD	2,849,318,925.17	2,047,365,757.83	USD	0.00	0.00
				GBP	352,000,000.00	369,553,805.77	GBP	99,399,602.00	104,356,537.53	GBP	372,000,000.00	390,551,181.10	GBP	119,399,602.00	125,353,912.86	GBP	0.00	0.00
				ZAR	400,000,000.00	30,612,166.81	ZAR	0.00	0.00	ZAR	730,000,000.00	55,867,204.42	ZAR	330,000,000.00	25,255,037.61	ZAR	0.00	0.00
				NOK	1,200,000,000.00	123,076,923.08	NOK	1,200,000,000.00	123,076,923.08	NOK	1,200,000,000.00	123,076,923.08	NOK	1,200,000,000.00	123,076,923.08	NOK	0.00	0.00
				HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00
				SKK	500,000,000.00	16,596,959.44	SKK	0.00	0.00	SKK	500,000,000.00	16,596,959.44	SKK	0.00	0.00	SKK	0.00	0.00
				CAD	650,000,000.00	382,397,929.17	CAD	0.00	0.00	CAD	650,000,000.00	382,397,929.17	CAD	0.00	0.00	CAD	0.00	0.00
				AUD	600,000,000.00	295,945,546.02	AUD	0.00	0.00	AUD	790,000,000.00	389,661,635.59	AUD	190,000,000.00	93,716,089.57	AUD	0.00	0.00
				TRY	2,541,085,500.00	1,182,560,266.20	TRY	0.00	0.00	TRY	2,818,585,500.00	1,311,702,112.81	TRY	277,500,000.00	129,141,846.61	TRY	0.00	0.00
				ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00
				NZD	0.00	0.00	NZD	0.00	0.00	NZD	60,000,000.00	24,802,612.54	NZD	60,000,000.00	24,802,612.54	NZD	0.00	0.00
				MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00
				ATS	42,743,236,552.63	3,106,272,141.79	ATS	0.00	0.00	ATS	0.00	0.00	ATS	0.00	0.00	ATS	0.00	0.00
				BRL	388,586,800.00	119,801,085.21	BRL	0.00	0.00	BRL	388,586,800.00	119,801,085.21	BRL	0.00	0.00	BRL	0.00	0.00
				DEM	863,813,782.82	441,660,974.02	DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00
				RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00

	Financial debt before swap	Credit affiliates	Credit swaps	Debt swaps	Debt holding of own bonds	Financial debt after swap
Grand Total Internal Debt	152,808,537,286.23	5,458,994,402.53	8,252,852,556.74	20,956,649,027.07	5,951,563,439.33		154,101,775,914.70
Grand Total External Debt	19,299,118,714.46	1,028,460,716.66	22,246,697,170.51	11,845,500,935.61	0.00		7,869,461,762.91

Grand Total Debt	172,107,656,000.69	6,487,455,119.19	30,499,549,727.25	32,802,149,962.68	5,951,563,439.33		161,971,237,677.60

Total Internal Floating Rate Debt						EUR	11,054,857,703.32

Total External Floating Rate Debt						CHF	569,855,084.17

GUARANTEED DEBT

EXTERNAL GUARANTEED DEBT AS OF DECEMBER 31, 2008

Borrower	Amount (Million of euro)
Electric Utility Industry(1)
Foreign Credits	30.32
Foreign Bonds	0.00
Export Financing Guarantees Act(1)	21,236.49
Austrian Industrieholding Corp.(ÖIAG)	0.00
Companies with State Participations
Public Works	1,370.90
Environment and Water Utility Funds	0.00
Other
Loans to Federal Museums	36.80
Erdöl-Lagergesellschaft m.b.H (Oil Reserve Comp.)	149.39
ÖBB-EUROFIMA	408.23

Total	20,232.13

(1)	Data are preliminary and still subject to change.

DOMESTIC GUARANTEED DEBT AS OF DECEMBER 31, 2008

Borrower	Amount (Million of euro)
Electric Utility Industry(1)
Energy Bonds	0.16
Other Domestic Credits	0.84
Export Guarantees Act(2)	44,445.99
Export Financing Guarantees Act(1)	8,411.50
Agrarian Investment	0.10
Austrian Industrieholding Corp.(ÖIAG)	53.10
Companies with State Participations
Public Works	8,060.83
Other	0.00
Environment and Water Utility Funds	0.00
Other
Erdöl-Lagergesellschaft m.b.H. (Oil Reserve Corporation.)	10.00
FGG now AWS	740.93
Nuclear Liability Law	121.80
ÖBB-EUROFIMA	7,853.06
BÜRGES now AWS	453.87
Labormarket Promotion	0.00
Research Promotion Corporation (FFG)	109.85
Austrian Bank of Hotel and Tourism	135.89
Loans to Federal Museums	385.07
European Investmentbank (EIB)	34.47
Support of the Austrian Financial Market
According § 1 Abs. 1 Z 1 IBSG	4,000.00
According § 2 Abs. 1 Z 1 FinStaG	5,700.00

Total(3)	80,517.45

(1)	Data are preliminary and still subject to change.
(2)	Includes recognized but unpaid claims against the Republic under Export Guarantees.
(3)	In addition, the Republic is liable by law for all liabilities of the Austrian Postal Savings Bank assumed until December 31, 2000, which amounted to EUR 3.3 billion as of December 31, 2008.

SOURCES OF INFORMATION

Except as stated below, the information set forth herein with respect to Austria has been supplied by Silvia Maca, Director, Head of the Division for Export Financing and International Export Promotion Policy, Ministry of Finance, in her official capacity and is included herein on her authority.

The information contained under the headings “Balance of Payments”, “Foreign Exchange”, “Banking System and Monetary Policy—Oesterreichische Nationalbank” and “Banking System and Monetary Policy—Monetary Policy” and the information in the tables set forth under “Balance of Payments”, “Foreign Exchange”, “Banking System and Monetary Policy” and “The Economy—Tourism” has been extracted from publications of the Oesterreichische Nationalbank and the Austrian Central Statistical Office, all of which are official documents published by Austrian authorities or the Oesterreichische Nationalbank.

The information in the tables set forth under “The Economy” and “Public Debt” has been extracted from publications of STATISTICS AUSTRIA (STATISTIK AUSTRIA), from publications of the Austrian Institute for Economic Research (Österreichisches Institut für Wirtschaftsforschung or WIFO), and from publications of the Oesterreichische Nationalbank (“OeNB”). STATISTIK AUSTRIA is an agency of Austria. OeNB is the Austrian central bank, 50% of which is owned by the Republic of Austria. WIFO is an independent, non-partisan and not-for-profit organization supported by numerous professional associations and institutions for economic policy.

The information in the tables under “Tables and Supplementary Information” has been extracted from the Federal Budget Laws of 2004 through 2009 of the Republic of Austria, which are official documents published by the Republic of Austria.

AUTHORIZED AGENT

The name and address of the authorized agent of the Bank and Austria in the United States is Dr. Christian Prosl, Ambassador extraordinary and plenipotentiary of the Republic of Austria to the United States, Austrian Embassy, 3524 International court, N.W., Washington, D.C. 20008.